Exhibit 17(a)

PROSPECTUS
Artisan Partners Funds

2016
February 1, 2016

	Share Class		
	Investor	Advisor	Institutional
Artisan Developing World Fund	ARTYX	APDYX	APHYX
Artisan Emerging Markets Fund	ARTZX	—	APHEX
Artisan Global Equity Fund	ARTHX	—	APHHX
Artisan Global Opportunities Fund	ARTRX	APDRX	APHRX
Artisan Global Small Cap Fund	ARTWX	—	—
Artisan Global Value Fund	ARTGX	APDGX	APHGX
Artisan High Income Fund	ARTFX	APDFX	—
Artisan International Fund	ARTIX	APDIX	APHIX
Artisan International Small Cap Fund	ARTJX	—	—
Artisan International Value Fund	ARTKX	APDKX	APHKX
Artisan Mid Cap Fund	ARTMX	APDMX	APHMX
Artisan Mid Cap Value Fund	ARTQX	APDQX	APHQX
Artisan Small Cap Fund	ARTSX	—	APHSX
Artisan Small Cap Value Fund	ARTVX	—	APHVX
Artisan Value Fund	ARTLX	APDLX	APHLX

A R T I S A N   P A R T N E R S

If you have any questions about any part of the prospectus or wish to obtain additional information about Artisan Partners Funds, please call 800.344.1770 or visit www.artisanpartners.com.

The Securities and Exchange Commission has not approved or disapproved any of the Funds' shares or determined whether this prospectus is truthful or complete. Anyone who tells you otherwise is committing a crime.

ARTISAN DEVELOPING WORLD FUND
Investor – ARTYX Advisor – APDYX Institutional – APHYX

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Advisor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None	None
Exchange Fee	None	None	None
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Advisor	Institutional
Management Fees	1.05%	1.05%	1.05%
Distribution (12b-1) Fees	None	None	None
Other Expenses[1]	0.62	0.24	0.15
Total Annual Fund Operating Expenses	1.67	1.29	1.20
Fee Waiver and Expense Reimbursement[2]	0.17	0.00	0.00
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.50	1.29	1.20

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.

[2]

Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.50% of the average daily net assets of the Investor Share class, 1.40% of the average daily net assets of the Advisor Share class and 1.40% of the average daily net assets of the Institutional Share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years
Investor	$153	$510
Advisor	$131	$409
Institutional	$122	$381

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. For the period from the Fund’s inception on June 29, 2015 through September 30, 2015, the Fund’s portfolio turnover rate was 9.00% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of securities that offers exposure to developing world economies. In pursuit of this goal, the team generally invests substantially in companies domiciled in or economically tied to countries the team considers to have characteristics typical of the developing world. The team generally seeks to emphasize business value compounders, which it defines as financially sound, free cash flow generative companies with sound business models that are exposed to the growth potential of the developing world. The team may seek to mitigate currency volatility by emphasizing investments in countries and currencies that are less dependent on foreign capital. The team believes a portfolio of companies with these characteristics will be well positioned to deliver attractive risk-adjusted returns over the long term.

Under normal circumstances, the Fund invests substantially in equity securities of issuers domiciled in or economically tied to one or more markets in the developing world. The team generally considers developing world to include countries that are included in any one of the Morgan Stanley Capital Index (“MSCI”) emerging or frontier markets indices, or that are classified under a similar corresponding classification, by organizations such as the World Bank, United Nations, International Finance Corporation or the International Monetary Fund. For purposes of the Fund’s investments, a determination that an issuer is economically tied to one or more markets in the developing world is based on factors including, but not limited to, geographic location of its primary trading markets, location of its assets, its domicile or its principal offices, the source of its revenues and/or whether the issuer is indirectly exposed to the risks or economic fortunes of a developing market.

The Fund primarily invests in common stocks and other equity securities of all market capitalizations. The Fund also may invest in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in the Fund‘s prospectus, but may be called different names by issuers).

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Developing Markets Risks. Investment risks typically are greater in developing markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Investing in developing market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Developing market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain developing markets also may face other significant internal or external risks, including a heightened risk of war or ethnic, religious or racial conflicts. In addition, governments in many developing market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Growth Investing Risks. Growth stocks may fall out of favor with investors and underperform other asset types during given periods. A company may never achieve the earnings growth the team anticipated.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Participation Certificates Risks. Investing in a participation certificate subjects the Fund to the risks associated with an investment in the underlying equity security and also exposes the Fund to counterparty risk, which is the risk that the bank or broker-dealer that issues the certificate will not fulfill its contractual obligation to timely pay the Fund the amount owed under the certificate.

•

Counterparty Risk. The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund. If a counterparty becomes bankrupt or insolvent or otherwise fails to perform its obligations to the Fund due to financial difficulties, the Fund may experience significant losses or delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) from the counterparty.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•	Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

Performance information has not been presented because the Fund has not been in existence for a full calendar year as of the date of the Fund’s prospectus. Performance information may be obtained by calling 800.344.1770. Performance information for Investor and Advisor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Manager:

Name	Title	Length of Service
Lewis S. Kaufman	Managing Director and Portfolio Manager, Artisan Partners	Since June 2015 (inception)

PURCHASE AND SALE OF FUND SHARES

Minimum Investments:

	Investor Shares	Advisor Shares	Institutional Shares
To open an account	$1,000	$250,000	$1,000,000
To add to an account	No minimum	No minimum	No minimum
Minimum balance required	$1,000	$250,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares or Advisor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN EMERGING MARKETS FUND
Investor – ARTZX Institutional – APHEX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None
Exchange Fee	None	None
Redemption Fee	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Institutional
Management Fees	1.05%	1.05%
Distribution (12b-1) Fees	None	None
Other Expenses	0.74	0.31
Total Annual Fund Operating Expenses	1.79	1.36
Fee Waiver and Expense Reimbursement[1]	0.29	0.00
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.50	1.36

[1]

Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.50% of the average daily net assets of each share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$153	$535	$943	$2,081
Institutional	$138	$431	$745	$1,635

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 28.03% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental research process to construct a diversified portfolio of emerging market companies. The team seeks to invest in companies that it believes are uniquely positioned to benefit from the growth potential in emerging markets and possess a sustainable global competitive advantage.

•

Sustainable Earnings. The team believes that over the long-term a stock’s price is directly related to the company’s ability to deliver sustainable earnings. The team determines a company’s sustainable earnings based upon financial and strategic analyses. The team’s financial analysis of a company’s balance sheet, income statement and statement of cash flows focuses on identifying historical drivers of return on equity. The team’s strategic analysis examines a company’s competitive advantages and financial strength to assess sustainability.

•

Risk Analysis. The team believes a disciplined risk framework allows greater focus on fundamental stock selection. The team incorporates its assessment of company-specific and macroeconomic risks into its valuation analysis to develop a risk-adjusted target price. The team’s risk-rating assessment includes a review of country-appropriate macroeconomic risk factors to which a company is exposed.

•

Valuation. The team believes investment opportunities develop when businesses with sustainable earnings are under-valued relative to peers and historical industry, country and regional valuations. The team values a business and develops a price target for a company based on its assessment of the business’s sustainable earnings and risk analysis.

Under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in equity securities of issuers domiciled, headquartered, or whose primary business activities or principal trading markets are in emerging and less developed markets. The Fund invests in common stocks and other equity securities of companies across a broad market capitalization range. The Fund also may invest to a limited extent in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in the Fund’s prospectus, but may be called different names by issuers).

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Emerging Markets Risks. Investment risks typically are greater in emerging and less developed markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Investing in emerging market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Emerging market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging markets also may face other significant internal or external risks, including a heightened risk of war or ethnic, religious or racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Growth Investing Risks. Growth stocks may fall out of favor with investors and underperform other asset types during given periods. A company may never achieve the earnings growth the team anticipated.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Participation Certificates Risks. Investing in a participation certificate subjects the Fund to the risks associated with an investment in the underlying equity security and also exposes the Fund to counterparty risk, which is the risk that the bank or broker-dealer that issues the certificate will not fulfill its contractual obligation to timely pay the Fund the amount owed under the certificate.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Institutional Shares has varied over time. The performance of Investor Shares of the Fund would be lower because of the higher expenses paid by Investor Shares of the Fund.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	38.34%	(quarter ended 6/30/09)
Worst Quarter	-30.65%	(quarter ended 12/31/08)

Average Annual Total Returns

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of a broad-based market index over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to a broad measure of market performance.

After-tax returns are shown only for Institutional Shares, and the after-tax returns for Investor Shares will vary from Institutional Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

The “Return after taxes on distributions and sale of Fund shares” for the one- and five-year periods ended December 31, 2015 is greater than the “Return before taxes” because you are assumed to be able to use any capital loss realized on the sale of Fund shares to offset other taxable capital gains.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For periods prior to February 14, 2014, the performance shown below for the Fund’s Investor Shares is the performance of the Fund’s Advisor Shares. Effective February 14, 2014, the Fund’s Advisor Shares were redesignated as Investor Shares (the “Redesignation”). Because the fees and expenses of the Fund’s Investor Share class are the same as the fees and expenses of the Fund’s former Advisor Share class, the performance of the Fund’s Investor Shares would have been the same as the Fund’s Advisor Shares prior to the Redesignation.

For Periods Ended 12/31/2015

	1-Year	5-Year	Since Inception	Inception Date
Institutional Shares				6/26/06
Return before taxes	-12.62%	-7.60%	1.79%
Return after taxes on distributions	-12.62	-7.79	1.46
Return after taxes on distributions and sale of Fund shares	-7.14	-5.51	1.42
Investor Shares				6/2/08
Return before taxes	-12.53	-7.81	-5.73

MSCI Emerging Markets Index (reflects no deduction for fees, expenses or taxes)	-14.92	-4.81	3.77	As of 6/26/06

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Manager:

Name	Title	Length of Service
Maria Negrete-Gruson	Managing Director and Portfolio Manager, Artisan Partners	Since June 2006 (inception)

PURCHASE AND SALE OF FUND SHARES

Minimum Investments:

	Investor Shares	Institutional Shares
To open an account	$1,000	$1,000,000
To add to an account	No minimum	No minimum
Minimum balance required	$1,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances. If you held Advisor Shares of the Fund at the time of the Redesignation, you will not be subject to the minimum balance requirement noted above for the Fund’s Investor Shares.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN GLOBAL EQUITY FUND
Investor – ARTHX	Institutional – APHHX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None
Exchange Fee	None	None
Redemption Fee	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Institutional[1]
Management Fees	1.00%	1.00%
Distribution (12b-1) Fees	None	None
Other Expenses	0.37	0.15
Total Annual Fund Operating Expenses	1.37	1.15
Fee Waiver and Expense Reimbursement[2]	0.00	0.00
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.37	1.15

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.

[2]

Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.50% of the average daily net assets of each share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$139	$434	$750	$1,646
Institutional	$117	$365	$633	$1,398

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 78.44% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a global (i.e., U.S. and non-U.S.) portfolio of companies of all market capitalizations. The team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

•

Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

•

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

•

Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’’s sustainable growth prospects and its current valuation.

Under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in equity securities or instruments that have similar economic characteristics. The Fund may invest in securities both within and outside the U.S., including emerging and less developed markets. Securities in which the Fund may invest may include common stocks, preferred stocks, convertible securities, depositary receipts and rights and warrants to buy common stocks. The Fund also may invest to a limited extent in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in the Fund’s prospectus, but may be called different names by issuers).

The Fund invests in U.S. and non-U.S. companies of all market capitalizations.

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Emerging Markets Risks. Investment risks typically are greater in emerging and less developed markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Investing in emerging market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Emerging market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging markets also may face other significant internal or external risks, including a heightened risk of war or ethnic, religious or racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Growth Investing Risks. Growth stocks may fall out of favor with investors and underperform other asset types during given periods. A company may never achieve the earnings growth the team anticipated.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Participation Certificates Risks. Investing in a participation certificate subjects the Fund to the risks associated with an investment in the underlying equity security and also exposes the Fund to counterparty risk, which is the risk that the bank or broker-dealer that issues the certificate will not fulfill its contractual obligation to timely pay the Fund the amount owed under the certificate.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	16.38%	(quarter ended 9/30/10)
Worst Quarter	-16.84%	(quarter ended 9/30/11)

Average Annual Total Returns1

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of a broad-based market index over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to a broad measure of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Institutional Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

			Since Inception 3/29/10

	1-Year	5-Year
Investor Shares
Return before taxes	1.13%	10.78%	11.87%
Return after taxes on distributions	0.47	9.78	10.94
Return after taxes on distributions and sale of Fund shares	0.90	8.30	9.29

MSCI ACWI (All Country World Index) Index (reflects no deduction for fees, expenses or taxes)	-2.36	6.09	6.91

[1]

Because the Fund’s Institutional Shares have not been offered for a full calendar year, the information provided represents the performance of the Fund’s Investor Shares. Institutional Shares and Investor Shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. The performance of the Institutional Shares will be different from the performance of Investor Shares because the Total Annual Fund Operating Expenses associated with each class will be different.

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Managers:

Name	Title	Length of Service
Mark L. Yockey	Managing Director and Portfolio Manager, Artisan Partners	Since March 2010 (inception)
Charles-Henri Hamker	Managing Director and Portfolio Manager, Artisan Partners	Since January 2013
Andrew J. Euretig	Managing Director and Portfolio Manager, Artisan Partners	Since January 2013

PURCHASE AND SALE OF FUND SHARES

Minimum Investments:

	Investor Shares	Institutional Shares
To open an account	$1,000	$1,000,000
To add to an account	No minimum	No minimum
Minimum balance required	$1,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN GLOBAL OPPORTUNITIES FUND
Investor – ARTRX Advisor – APDRX Institutional – APHRX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Advisor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None	None
Exchange Fee	None	None	None
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Advisor[1]	Institutional
Management Fees	0.89%	0.89%	0.89%
Distribution (12b-1) Fees	None	None	None
Other Expenses	0.30	0.25	0.06
Total Annual Fund Operating Expenses	1.19	1.14	0.95
Fee Waiver and Expense Reimbursement[2]	N/A	0.04	N/A
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.19	1.10	0.95

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.

[2]

Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.10% of the average daily net assets of the Advisor Share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$121	$378	$654	$1,443
Advisor	$112	$358	$624	$1,383
Institutional	$97	$303	$525	$1,166

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 55.53% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of U.S. and non-U.S. growth companies across a broad capitalization range. The team seeks to invest in companies that it believes possess franchise characteristics, are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The Fund’s investment process focuses on two distinct elements – security selection and capital allocation. The team overlays its investment process with broad knowledge of the global economy.

•

Security Selection. The team seeks to identify companies that have franchise characteristics (e.g. low cost production capability, possession of a proprietary asset, dominant market share or a defensible brand name), are benefiting from an accelerating profit cycle and are trading at a discount to the team’s estimate of private market value. The team looks for companies that are well positioned for long-term growth, which is driven by demand for their products and services at an early enough stage in their profit cycle to benefit from the increased cash flows produced by the emerging profit cycle.

•

Capital Allocation. Based on the team’s fundamental analysis of a company’s profit cycle, it divides the portfolio into three parts. GardenSM investments are small positions in the early part of their profit cycle that may warrant more sizeable allocations as their profit cycle accelerates. CropSM investments are positions that are being increased to a full weight because the team believes they are moving through the strongest part of their profit cycles. HarvestSM investments are positions that are being reduced as they near the team’s estimates of full valuation or their profit cycles begin to decelerate.

•

Broad Knowledge. The team overlays the security selection and capital allocation elements of its investment process with a desire to invest opportunistically across the entire global economy. The team seeks broad knowledge of the global economy in order to position it to find growth wherever it occurs.

The Fund primarily invests in common stocks and other equity securities of U.S. and non-U.S. companies, including depositary receipts. The Fund’s investments in non-U.S. securities may include investments in developed markets, as well as emerging and less developed markets.

The U.S. companies in which the Fund invests generally have market capitalizations of at least $3 billion at the time of initial

13

purchase, although the Fund may invest in a U.S. company with a lower market capitalization if it already holds a position in that company. There is no restriction on the size of the non-U.S. companies in which the Fund may invest. The Fund also may invest to a limited extent in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in the Fund’s prospectus, but may be called different names by issuers).

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Emerging Markets Risks. Investment risks typically are greater in emerging and less developed markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Investing in emerging market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Emerging market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging markets also may face other significant internal or external risks, including a heightened risk of war or ethnic, religious or racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Growth Investing Risks. Growth stocks may fall out of favor with investors and underperform other asset types during given periods. A company may never achieve the earnings growth the team anticipated.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Participation Certificates Risks. Investing in a participation certificate subjects the Fund to the risks associated with an investment in the underlying equity security and also exposes the Fund to counterparty risk, which is the risk that the bank or broker-dealer that issues the certificate will not fulfill its contractual obligation to timely pay the Fund the amount owed under the certificate.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	20.88%	(quarter ended 3/31/12)
Worst Quarter	-29.83%	(quarter ended 12/31/08)

Average Annual Total Returns1

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of a broad-based market index over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to a broad measure of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Advisor Shares and Institutional Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	5-Year	Since Inception	Inception Date
Investor Shares				9/22/08
Return before taxes	7.75%	10.70%	10.46%
Return after taxes on distributions	7.57	10.50	10.28
Return after taxes on distributions and sale of Fund shares	4.53	8.51	8.48
Institutional Shares				7/26/11
Return before taxes	8.01	N/A	10.20

MSCI ACWI (All Country World Index) Index (reflects no deduction for fees, expenses or taxes)	-2.36	6.09	5.52	As of 9/22/08

[1]

Because the Fund’s Advisor Shares have not been offered for a full calendar year, the information provided represents the performance of the Fund’s Investor Shares and Institutional Shares. Advisor Shares and the Fund’s other shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. The performance of the Advisor Shares will be different from the performance of Investor Shares and Institutional Shares because the Total Annual Fund Operating Expenses associated with each class will be different.

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor and Advisor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Managers:

Name	Title	Length of Service
James D. Hamel	Managing Director and Lead Portfolio Manager, Artisan Partners	Since September 2008 (inception)
Matthew H. Kamm	Managing Director and Portfolio Manager, Artisan Partners	Since January 2010
Craigh A. Cepukenas	Managing Director and Portfolio Manager, Artisan Partners	Since September 2013
Jason L. White	Portfolio Manager, Artisan Partners	Since January 2011

PURCHASE AND SALE OF FUND SHARES

Minimum Investments:

	Investor Shares	Advisor Shares	Institutional Shares
To open an account	$1,000	$250,000	$1,000,000
To add to an account	No minimum	No minimum	No minimum
Minimum balance required	$1,000	$250,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares or Advisor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information

ARTISAN GLOBAL SMALL CAP FUND
Investor – ARTWX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

Investor
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None
Exchange Fee	None
Redemption Fee	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Investor
Management Fees	1.00%
Distribution (12b-1) Fees	None
Other Expenses	0.53
Total Annual Fund Operating Expenses	1.53
Fee Waiver and Expense Reimbursement[1]	0.03
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.50

[1]

Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.50% of the Fund’s average daily net assets. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$153	$480	$831	$1,821

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 89.66% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The investment team employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a global portfolio of small-cap growth companies. The team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

•

Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

•

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

•

Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

The Fund invests in developed markets, as well as emerging and less developed markets. Investments in emerging and less developed markets are normally limited to no more than 50% of the Fund’s total assets at market value at the time of purchase. Under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in common stocks and other securities of small U.S. and non-U.S. companies. A “small” company for this purpose is one with a market capitalization of less than $4 billion at the time of the Fund’s investment. Some of these non-U.S. companies, although small by U.S. standards, might rank among the largest in their countries by market capitalization. The Fund does not invest more than 35% of its total assets at market value at the time of purchase in issuers from any single country other than the U.S. The Fund also may invest to a limited extent in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in the Fund’s prospectus, but may be called different names by issuers).

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•	Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Emerging Markets Risks. Investment risks typically are greater in emerging and less developed markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Investing in emerging market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Emerging market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging markets also may face other significant internal or external risks, including a heightened risk of war or ethnic, religious or racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Growth Investing Risks. Growth stocks may fall out of favor with investors and underperform other asset types during given periods. A company may never achieve the earnings growth the team anticipated.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Participation Certificates Risks. Investing in a participation certificate subjects the Fund to the risks associated with an investment in the underlying equity security and also exposes the Fund to counterparty risk, which is the risk that the bank or broker-dealer that issues the certificate will not fulfill its contractual obligation to timely pay the Fund the amount owed under the certificate.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	11.99%	(quarter ended 12/31/13)
Worst Quarter	-11.37%	(quarter ended 9/30/14)

Average Annual Total Returns

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of two broad-based market indices over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to broad measures of market performance.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	Since Inception 6/25/13
Investor Shares
Return before taxes	6.07%	5.29%
Return after taxes on distributions	6.07	5.11
Return after taxes on distributions and sale of Fund shares	3.43	4.05

MSCI ACWI (All Country World Index) Index (reflects no deduction for fees, expenses or taxes)	-2.36	7.56

MSCI ACWI (World Small Cap Index) Index (reflects no deduction for fees, expenses or taxes)	-1.04	8.13

Updated performance information may be obtained by calling 800.344.1770 or visiting www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Managers:

Name	Title	Length of Service
Mark L. Yockey	Managing Director and Portfolio Manager, Artisan Partners	Since June 2013 (inception)

Charles-Henri Hamker	Managing Director and Portfolio Manager, Artisan Partners	Since June 2013 (inception)

PURCHASE AND SALE OF FUND SHARES

Minimum Investments:

Investor Shares
To open an account	$1,000
To add to an account	No minimum
Minimum balance required	$1,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770, by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN GLOBAL VALUE FUND
Investor – ARTGX	Advisor – APDGX	Institutional – APHGX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Advisor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None	None
Exchange Fee	None	None	None
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Advisor[1]	Institutional
Management Fees	0.99%	0.99%	0.99%
Distribution (12b-1) Fees	None	None	None
Other Expenses	0.29	0.16	0.04
Acquired Fund Fees and Expenses[2]	0.01	0.01	0.01
Total Annual Fund Operating Expenses	1.29	1.16	1.04
Fee Waiver and Expense Reimbursement[3]	N/A	0.00	N/A
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.29	1.16	1.04

1	“Other Expenses” are based on estimated amounts for the current fiscal year.

2	“Acquired Fund Fees and Expenses” shown are for the fiscal year ended September 30, 2015 and are indirect expenses the Fund may incur from investing in an investment company (acquired fund). To the extent that the Fund invests in acquired funds, Total Annual Fund Operating Expenses in the table above will not correlate to the ratio of expenses to average net assets shown in the “Financial Highlights” in the Fund’s statutory prospectus, since the Financial Highlights reflect the operating expenses of the Fund and do not include fees and expenses of acquired funds.

3	Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.20% of the average daily net assets of the Advisor Share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$131	$409	$708	$1,556
Advisor	$118	$368	$638	$1,409
Institutional	$106	$331	$574	$1,271

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 19.41% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of securities of undervalued U.S. and non-U.S. companies. The team seeks to invest in what the team considers to be high quality, undervalued companies with strong balance sheets and shareholder-oriented management teams.

The team’s investment process focuses on four key characteristics:

•

Undervaluation. Determining the intrinsic value of a business is the heart of the team’s research process. The team believes that intrinsic value represents the amount that a buyer would pay to own a company’s future cash flows. The team seeks to invest at a significant discount to its estimate of the intrinsic value of a business.

•	Business Quality. The team seeks to invest in companies with histories of generating strong free cash flow, improving returns on capital and strong competitive positions in their industries.

•

Financial Strength. The team believes that investing in companies with strong balance sheets helps to reduce the potential for capital risk and provides company management the ability to build value when attractive opportunities are available.

•	Shareholder-Oriented Management. The team’s research process attempts to identify management teams with a history of building value for shareholders.

Companies that make it through this analytical process are ranked at the time the position is initiated according to the degree of the discount of the current market price of the stock to the team’s estimate of the company’s intrinsic value. The team manages the portfolio by generally taking larger positions in companies where the discount is greatest and smaller positions in companies with narrower discounts (subject to adjustments for investment-related concerns, including, diversification, risk management and liquidity).

The focus of the investment process is on individual companies, not on selection of countries or regions.

Under normal market conditions, the Fund primarily invests in common stocks and other equity securities, both within and outside the U.S. The Fund also may invest in emerging and less developed markets. From time to time, the team may conclude that a security other than an equity presents a more attractive risk/reward profile. So, the Fund may invest to a limited extent in debt securities (including lower-rated securities) and convertible debt securities of U.S. or non-U.S. issuers that meet the Fund’s investment criteria. The Fund may invest in debt securities of any maturity. The Fund also may invest to a limited extent in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in the Fund’s prospectus, but may be called different names by issuers).

The Fund invests in U.S. and non-U.S. companies with market capitalizations of at least $2 billion at the time of initial purchase, although the Fund may invest in a company with a lower market capitalization if it already holds a position in that company.

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Emerging Markets Risks. Investment risks typically are greater in emerging and less developed markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Investing in emerging market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Emerging market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging markets also may face other significant internal or external risks, including a heightened risk of war or ethnic, religious or racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Value Investing Risks. Value stocks may fall out of favor with investors and underperform other asset types during given periods. The price of a company’s stock may never reach the level the team considers its intrinsic value.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Participation Certificates Risks. Investing in a participation certificate subjects the Fund to the risks associated with an investment in the underlying equity security and also exposes the Fund to counterparty risk, which is the risk that the bank or broker-dealer that issues the certificate will not fulfill its contractual obligation to timely pay the Fund the amount owed under the certificate.

•

Debt Securities Risks. The value of a debt security changes in response to various factors, including, for example, market-related factors, such as changes in interest rates or changes in the actual or perceived ability of an issuer to meet its obligations. In general, the value of a debt security may fall in response to increases in interest rates. The Fund may invest in debt securities without considering the maturity of the instrument. The value of a security with a longer duration will be more sensitive to changes in interest rates than a similar security with a shorter duration. As a result, changes in interest rates in the U.S. and outside the U.S. may affect the Fund’s debt investments unfavorably.

Debt securities in which the Fund invests may be rated below investment grade by the major rating agencies, or unrated securities that are determined by Artisan Partners to be of comparable quality. Debt securities of below investment grade quality are high yield, high risk bonds, commonly known as “junk bonds.” These bonds are predominantly speculative. They are usually issued by companies without long track records of sales and earnings, or by companies with questionable credit strength. These bonds have a higher degree of default risk, may be less liquid and may be subject to greater price volatility than higher-rated bonds.

•

Convertible Securities Risks. Investing in convertible securities subjects the Fund to the risks of debt, but also the risks associated with an investment in the underlying equity security. Convertible securities are frequently issued with a call feature that allows the issuer to choose when to redeem the security, which could result in the Fund being forced to redeem, convert, or sell the convertible security under circumstances unfavorable to the Fund.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	22.60%	(quarter ended 6/30/09)
Worst Quarter	-18.12%	(quarter ended 12/31/08)

Average Annual Total Returns1

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of a broad-based market index over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to a broad measure of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Advisor Shares and Institutional Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

The “Return after taxes on distributions and sale of Fund shares” for the one-year period ended December 31, 2015 is greater than the “Return before taxes” because you are assumed to be able to use any capital loss realized on the sale of Fund shares to offset other taxable capital gains.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	5-Year	Since Inception	Inception Date
Investor Shares				12/10/07
Return before taxes	-2.87%	9.95%	6.78%
Return after taxes on distributions	-4.14	9.24	6.25
Return after taxes on distributions and sale of Fund shares	-0.54	7.86	5.37
Institutional Shares				7/17/12
Return before taxes	-2.65	N/A	12.55
MSCI ACWI (All Country World Index) Index (reflects no deduction for fees, expenses or taxes)	-2.36	6.09	1.66	As of 12/10/07

[1]

Because the Fund’s Advisor Shares have not been offered for a full calendar year, the information provided represents the performance of the Fund’s Investor Shares and Institutional Shares. Advisor Shares and the Fund’s other shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. The performance of the Advisor Shares will be different from the performance of Investor Shares and Institutional Shares because the Total Annual Fund Operating Expenses associated with each class will be different.

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor and Advisor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Managers:

Name	Title	Length of Service
Daniel J. O’Keefe	Managing Director and Lead Portfolio Manager, Artisan Partners	Since December 2007 (inception)
N. David Samra	Managing Director and Portfolio Manager, Artisan Partners	Since December 2007 (inception)

PURCHASE AND SALE OF FUND SHARES

Minimum Investments:

	Investor Shares	Advisor Shares	Institutional Shares
To open an account	$1,000	$250,000	$1,000,000
To add to an account	No minimum	No minimum	No minimum
Minimum balance required	$1,000	$250,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares or Advisor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN HIGH INCOME FUND
Investor – ARTFX	Advisor – APDFX

INVESTMENT OBJECTIVE

The Fund seeks to provide total return through a combination of current income and capital appreciation.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Advisor
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None
Exchange Fee	None	None
Redemption Fee (as a percentage of amount redeemed or exchanged within 90 days or less)	2.00%	2.00%

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Advisor
Management Fees	0.73%	0.73%
Distribution (12b-1) Fees	None	None
Other Expenses	0.36	0.20
Total Annual Fund Operating Expenses	1.09	0.93
Fee Waiver and Expense Reimbursement[1]	0.00	0.00
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.09	0.93

1	Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.25% of the average daily net assets of each share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$111	$347	$601	$1,329
Advisor	$95	$296	$515	$1,143

PORTFOLIO TURNOVER

The Fund incurs transaction costs when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 91.33% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund seeks to invest in issuers with high quality business models that have compelling risk-adjusted return characteristics. The Fund employs a fundamental investment process to construct a diversified portfolio of attractively valued high yield corporate bonds (often referred to as “junk bonds”) and secured and unsecured loans, including, without limitation, bridge financing, senior and subordinated loans, delayed funding loans and revolving credit facilities, and loan participations and assignments.

The Fund’s investment team’s research process has four primary pillars:

•

Business Quality. The team uses a variety of sources to understand an issuer’s business model resiliency. The team analyzes the general health of the industry in which an issuer operates, the issuer’s competitive position, the dynamics of industry participants, and the decision-making history of the issuer’s management.

•

Financial Strength and Flexibility. The team believes that analyzing the history and trend of free cash flow generation is critical to understanding an issuer’s financial health. The team’s financial analysis also considers an issuer’s capital structure, refinancing options, financial covenants, amortization schedules and overall financial transparency.

•

Downside Analysis. The team believes that credit instruments by their nature have an asymmetric risk profile. The risk of loss is often greater than the potential for gain, particularly when looking at below investment grade issuers. The team seeks to manage this risk with what it believes to be conservative financial projections that account for industry position, competitive dynamics and positioning within the capital structure.

•

Value Identification. The team uses multiple metrics to determine the value of an investment opportunity. The team looks for credit improvement potential, relative value within an issuer’s capital structure, catalysts for business improvement and potential value stemming from market or industry dislocations.

Under normal circumstances, the Fund will invest primarily in instruments that are rated, at the time of purchase, below investment grade (below BBB- by Standard & Poor’s Rating Services (“S&P”) or Fitch, Inc. (“Fitch”) or below Baa3 by Moody’s Investors Service, Inc. (“Moody’s”)), or comparably rated by another nationally recognized statistical rating organization (“NRSRO”), or unrated but determined by Artisan Partners to be of comparable quality. The Fund may invest a significant portion of its assets in high-yield securities that are rated in the lower rating categories by one or more NRSRO (for example, CCC or lower by S&P or Fitch or Caa or lower by Moody’s) or, if unrated, are determined by Artisan Partners to be of comparable quality.

The Fund may invest without limit in securities and other instruments of U.S. and non-U.S. issuers, including issuers economically tied to “emerging market” countries, securities traded principally outside of the United States, and securities denominated in currencies other than the U.S. dollar. The Fund usually seeks (but is not required) to hedge against the risk of loss resulting from currency fluctuation. The Fund may invest in private placements and other restricted securities.

In addition to high yield corporate bonds and loans, the Fund also may invest in other corporate fixed income instruments of varying maturities, including fixed-, variable- and floating-rate bonds, debentures, notes, commercial paper and other types of corporate debt instruments across the credit quality spectrum, such as stressed and distressed debt securities, as well as credit default swaps and other derivatives related to, referencing or with similar economic characteristics to corporate fixed income instruments. The Fund also may invest in debt obligations issued by governments (including, without limitation, obligations issued or guaranteed by the U.S. government) and/or their agencies and instrumentalities.

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Debt Securities Risks. The value of a debt security changes in response to various factors, including, for example, market-related factors, such as changes in interest rates or changes in the actual or perceived ability of an issuer to meet its obligations. Investments in debt securities are subject to, among other risks, credit risk, interest rate risk and high yield securities (“junk bond”) risk, as described below.

•

Credit Risk. An issuer or counterparty may fail to pay its obligations to the Fund when they are due. Financial strength and solvency (or the perceived financial strength or solvency) of an issuer are the primary factors influencing credit risk. Changes in the financial condition of an issuer or counterparty, changes in specific economic, social or political conditions that affect a particular type of security or other instrument or an issuer, and changes in economic, social or political conditions generally can increase the risk of default by an issuer or counterparty, which can affect a security’s or other instrument’s credit quality or value and an issuer’s or counterparty’s ability to pay interest and principal when due. The values of lower quality debt, including loans, tend to be particularly sensitive to these changes.

•

High Yield Securities (“Junk Bond”) Risk. Fixed income instruments rated below investment grade, or unrated securities that are determined by Artisan Partners to be of comparable quality, are high yield, high risk bonds, commonly known as “junk bonds.” These bonds are predominantly speculative. They are usually issued by companies without long track records of sales and earnings, or by companies with questionable credit strength. These bonds have a higher degree of default risk and may be less liquid than higher-rated bonds. These securities may be subject to greater price volatility due to such factors as specific corporate developments, interest rate sensitivity, negative perceptions of junk bonds generally and less secondary market liquidity. This potential lack of liquidity may make it more difficult for the Fund to accurately value these securities.

•

Interest Rate Risk. The values of debt instruments held by the Fund may fall in response to increases in interest rates. The value of a security with a longer duration will be more sensitive to changes in interest rates than a similar security with a shorter duration. Given the current historically low interest rate environment, risks associated with rising rates are heightened. If interest rates rise, repayments of principal on certain debt securities, including loans, may occur at a slower rate than expected and the expected length of repayment of those securities could increase as a result.

•

Loan Risk. Investments in loans are generally subject to the same risks as investments in other types of debt obligations, including, among others, the credit risk of nonpayment of principal and interest. In addition, in many cases loans are subject to the risks associated with below investment grade securities. Because there is typically limited public information available regarding loan investments, the Fund is particularly dependent on the analytical abilities of the team’s portfolio management team. The Fund may invest in loans made in connection with highly leveraged transactions, which are subject to greater credit and liquidity risks than other types of loans. Although the loans in which the Fund invests may be secured by specific collateral, there can be no assurance that liquidation of such collateral would satisfy the borrower’s obligation in the event of nonpayment of scheduled interest or principal, or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a loan or could recover nothing of what it is owed on the loan. Uncollateralized (i.e., non-secured) loans are subject to greater risk of loss (i.e., nonpayment) in the event of default than secured loans since they do not afford the Fund recourse to collateral. Investments in loans may be difficult to value and may be illiquid, including due to legal or contractual restrictions on resale. Transactions in many loans settle on a delayed basis, and the Fund may not receive the proceeds from the sale of a loan for a substantial period after the sale. As a result, sale proceeds related to the sale of loans may not be available to make additional investments until a substantial period after the sale of the loans.

•

Liquidity Risk. Liquidity risk is the risk that the Fund may be unable to sell a portfolio investment at a desirable time or at the value the Fund has placed on the investment. It may be more difficult for the Fund to determine a fair value of an illiquid investment than that of a more liquid comparable investment.

•

Leverage Risk. Certain transactions, including, for example, the use of certain derivatives, such as credit default swaps, entering into certain loan transactions that entail an obligation by the Fund to extend credit in the future, such as revolving credit facilities, and the purchase of when-issued and delayed-delivery securities can result in leverage. Leverage generally has the effect of increasing the amounts of loss or gain the Fund might realize, and creates the likelihood of greater volatility of the value of the Fund’s investments. There is risk of loss in excess of invested capital.

•

Stressed and Distressed Instruments Risk. Investments in the securities of financially stressed or distressed issuers involve substantial risks, including the risk that all or a portion of principal will not be repaid. These securities may present a substantial risk of default or may be in default at the time of investment. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. As with any issuer, the team’s judgments about the credit quality of a financially stressed or distressed issuer and the relative value of its securities may prove to be wrong.

•

Credit Default Swap Risk. The Fund’s investments in credit default swaps are subject to the risk that such investments cannot be closed out at a favorable time or price, or will increase the Fund’s volatility. The use of credit default swaps may create investment leverage. Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly. For example, when the Fund acts as a seller of credit default swap protection, it is exposed to, among other things, leverage risk because if an event of default occurs the seller must pay the buyer up to the full notional value of the reference obligation. A buyer of credit default swap protection generally will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. In addition, each party to a credit default swap agreement is subject to the credit risk of its counterparty (the risk that its counterparty may be unwilling or unable to perform its obligations on the swap as they come due).

•

Counterparty Risk. The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund. If a counterparty becomes bankrupt or insolvent or otherwise fails to perform its obligations to the Fund due to financial difficulties, the Fund may experience significant losses or delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) from the counterparty.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Emerging Markets Risks. Investment risks typically are greater in emerging and less developed markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Investing in emerging market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Emerging market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging markets also may face other significant internal or external risks, including a heightened risk of war or ethnic, religious or racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Private Placement and Restricted Securities Risk. In addition to the general risks to which all securities are subject, securities acquired in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. Therefore, the Fund may be unable to dispose of such securities when it desires to do so or at a favorable time or price. This potential lack of liquidity may make it more difficult for the Fund to accurately value these securities.

•	Valuation Risk. The valuation of certain of the Fund’s investments involves subjective judgment. There can be no assurance that the Fund will value its investments in a manner that reflects their market value or that the Fund will be able to sell any investment at a price equal to the valuation ascribed to that investment for purposes of calculating the Fund’s net asset value.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	3.08%	(quarter ended 3/31/15)
Worst Quarter	-2.18%	(quarter ended 9/30/15)

Average Annual Total Returns

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of a broad-based market index over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to a broad measure of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Advisor Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	Since Inception 3/19/14
Investor Shares
Return before taxes	0.99%	1.66%
Return after taxes on distributions	-1.97	-1.06
Return after taxes on distributions and sale of Fund shares	0.60	0.08
Advisor Shares
Return before taxes	1.18	1.80

BofA Merrill Lynch U.S. High Yield Master II Total Return Index (reflects no deduction for fees, expenses or taxes)	-4.64	-2.75

Updated performance information may be obtained by calling 800.344.1770 or visiting www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Manager:

Name	Title	Length of Service
Bryan C. Krug	Portfolio Manager, Artisan Partners	Since March 2014 (inception)

PURCHASE AND SALE OF FUND SHARES

Minimum Investments:

	Investor Shares	Advisor Shares
To open an account	$1,000	$250,000
To add to an account	No minimum	No minimum
Minimum balance required	$1,000	$250,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770, by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN INTERNATIONAL FUND
Investor – ARTIX	Advisor – APDIX	Institutional – APHIX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Advisor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None	None
Exchange Fee	None	None	None
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Advisor[1]	Institutional
Management Fees	0.92%	0.92%	0.92%
Distribution (12b-1) Fees	None	None	None
Other Expenses	0.25	0.10	0.03
Total Annual Fund Operating Expenses	1.17	1.02	0.95
Fee Waiver and Expense Reimbursement[2]	N/A	0.00	N/A
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.17	1.02	0.95

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.

[2]

Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.07% of the average daily net assets of the Advisor Share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$119	$372	$644	$1,420
Advisor	$104	$325	$563	$1,248
Institutional	$97	$303	$525	$1,166

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 45.02% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a portfolio of non-U.S. growth companies of all market capitalizations. The team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

•

Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

•

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

•

Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

The Fund invests primarily in developed markets but also may invest up to 35% of the Fund’s total assets at market value at the time of purchase in emerging and less developed markets. Under normal market conditions, the Fund is substantially fully invested in common stocks and similar securities, and invests at least 65% of its net assets at market value at the time of purchase in securities of non-U.S. companies. There are no restrictions on the size of the companies in which the Fund may invest. The Fund also may invest to a limited extent in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in the Fund’s prospectus, but may be called different names by issuers).

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Emerging Markets Risks. Investment risks typically are greater in emerging and less developed markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Investing in emerging market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Emerging market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging markets also may face other significant internal or external risks, including a heightened risk of war or ethnic, religious or racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Growth Investing Risks. Growth stocks may fall out of favor with investors and underperform other asset types during given periods. A company may never achieve the earnings growth the team anticipated.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Participation Certificates Risks. Investing in a participation certificate subjects the Fund to the risks associated with an investment in the underlying equity security and also exposes the Fund to counterparty risk, which is the risk that the bank or broker-dealer that issues the certificate will not fulfill its contractual obligation to timely pay the Fund the amount owed under the certificate.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	23.00%	(quarter ended 6/30/09)
Worst Quarter	-22.13%	(quarter ended 9/30/08)

Average Annual Total Returns1

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of two broad-based market indices over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to broad measures of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Advisor Shares and Institutional Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

The “Return after taxes on distributions and sale of Fund shares” for the one-year period ended December 31, 2015 is greater than the “Return before taxes” because you are assumed to be able to use any capital loss realized on the sale of Fund shares to offset other taxable capital gains.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	5-Year	10-Year	Since Inception	Inception Date
Investor Shares					12/28/95
Return before taxes	-3.85%	6.75%	5.05%	9.26%
Return after taxes on distributions	-3.95	6.55	4.45	8.36
Return after taxes on distributions and sale of Fund shares	-2.10	5.31	4.16	7.73
Institutional Shares					7/1/97
Return before taxes	-3.63	6.99	5.29	8.05

MSCI EAFE Index (reflects no deduction for fees, expenses or taxes)	-0.81	3.60	3.03	4.42	As of 12/28/95

MSCI ACWI (All Country World Index) ex USA Index (reflects no deduction for fees, expenses or taxes)[2]	-5.66	1.06	2.92	4.69	As of 12/28/95

[1]

Because the Fund’s Advisor Shares have not been offered for a full calendar year, the information provided represents the performance of the Fund’s Investor Shares and Institutional Shares. Advisor Shares and the Fund’s other shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. The performance of the Advisor Shares will be different from the performance of Investor Shares and Institutional Shares because the Total Annual Fund Operating Expenses associated with each class will be different.

[2]	MSCI ACWI ex USA Index performance represents linked performance data for the MSCI ACWI ex USA (Gross) Index from inception to 12/31/2000 and the MSCI ACWI ex USA (Net) Index from 1/1/2001 forward.

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor and Advisor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Managers:

Name	Title	Length of Service
Mark L. Yockey	Managing Director and Portfolio Manager, Artisan Partners	Since December 1995 (inception)
Charles-Henri Hamker	Managing Director and Associate Portfolio Manager, Artisan Partners	Since February 2012
Andrew J. Euretig	Managing Director and Associate Portfolio Manager, Artisan Partners	Since February 2012

PURCHASE AND SALE OF FUND SHARES

The Fund is closed to most new investors. See “Investing with Artisan Partners Funds – Who is Eligible to Invest in a Closed Fund?” in the Fund’s statutory prospectus for new account eligibility criteria.

Minimum Investments:

	Investor Shares	Advisor Shares	Institutional Shares
To open an account	$1,000	$250,000	$1,000,000
To add to an account	No minimum	No minimum	No minimum
Minimum balance required	$1,000	$250,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares or Advisor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN INTERNATIONAL SMALL CAP FUND
Investor – ARTJX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

Investor
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None
Exchange Fee	None
Redemption Fee	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Investor
Management Fees	1.25%
Distribution (12b-1) Fees	None
Other Expenses	0.27
Total Annual Fund Operating Expenses	1.52

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$155	$480	$829	$1,813

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 43.84% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a portfolio of small non-U.S. growth companies. The team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

•

Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

•

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

•

Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

The Fund invests in developed markets, as well as emerging and less developed markets. Investments in emerging and less developed markets are limited to no more than 50% of the Fund’s total assets at market value at the time of purchase. Under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in common stocks and other equity securities of small non-U.S. companies. A “small” company for this purpose is one with a market capitalization of less than $4 billion at the time of the Fund’s investment. Some of these companies, although small by U.S. standards, might rank among the largest in their countries by market capitalization. The Fund also may invest to a limited extent in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in the Fund’s prospectus, but may be called different names by issuers).

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Emerging Markets Risks. Investment risks typically are greater in emerging and less developed markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Investing in emerging market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Emerging market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging markets also may face other significant internal or external risks, including a heightened risk of war or ethnic, religious or racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Growth Investing Risks. Growth stocks may fall out of favor with investors and underperform other asset types during given periods. A company may never achieve the earnings growth the team anticipated.

•

Risks of Emphasizing a Region, Country, Sector, or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Participation Certificates Risks. Investing in a participation certificate subjects the Fund to the risks associated with an investment in the underlying equity security and also exposes the Fund to counterparty risk, which is the risk that the bank or broker-dealer that issues the certificate will not fulfill its contractual obligation to timely pay the Fund the amount owed under the certificate.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	34.35%	(quarter ended 6/30/09)
Worst Quarter	-27.18%	(quarter ended 9/30/08)

Average Annual Total Returns

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of two broad-based market indices over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to broad measures of market performance.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	5-Year	10-Year	Since Inception 12/21/01
Investor Shares
Return before taxes	11.02%	7.58%	7.79%	12.81%
Return after taxes on distributions	10.16	6.74	6.68	11.53
Return after taxes on distributions and sale of Fund shares	6.94	5.94	6.29	10.79

MSCI EAFE Index (reflects no deduction for fees, expenses or taxes)	-0.81	3.60	3.03	5.77

MSCI EAFE Small Cap Index (reflects no deduction for fees, expenses or taxes)	9.59	6.32	4.55	10.22

Updated performance information may be obtained by calling 800.344.1770 or visiting www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership (“Artisan Partners”)

Portfolio Managers:

Name	Title	Length of Service
Mark L. Yockey	Managing Director and Portfolio Manager, Artisan Partners	Since December 2001 (inception)
Charles-Henri Hamker	Managing Director and Portfolio Manager, Artisan Partners	Since February 2012

PURCHASE AND SALE OF FUND SHARES

The Fund is closed to most new investors. See “Investing with Artisan Partners Funds – Who is Eligible to Invest in a Closed Fund?” in the Fund’s statutory prospectus for new account eligibility criteria.

Minimum Investments:

Investor Shares
To open an account	$1,000
To add to an account	No minimum
Minimum balance required	$1,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770, by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN INTERNATIONAL VALUE FUND
Investor – ARTKX	Advisor – APDKX	Institutional – APHKX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Advisor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None	None
Exchange Fee	None	None	None
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Advisor[1]	Institutional
Management Fees	0.93%	0.93%	0.93%
Distribution (12b-1) Fees	None	None	None
Other Expenses	0.24	0.10	0.03
Acquired Fund Fees and Expenses[2]	0.04	0.04	0.04
Total Annual Fund Operating Expenses	1.21	1.07	1.00
Fee Waiver and Expense Reimbursement[3]	N/A	0.00	N/A
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.21	1.07	1.00

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.

[2]

“Acquired Fund Fees and Expenses” shown are for the fiscal year ended September 30, 2015 and are indirect expenses the Fund may incur from investing in an investment company (acquired fund). To the extent that the Fund invests in acquired funds, Total Annual Fund Operating Expenses in the table above will not correlate to the ratio of expenses to average net assets shown in the “Financial Highlights” in the Fund’s statutory prospectus, since the Financial Highlights reflect the operating expenses of the Fund and do not include fees and expenses of acquired funds.

[3]

Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.06% of the average daily net assets of the Advisor Share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$123	$384	$665	$1,466
Advisor	$109	$340	$590	$1,306
Institutional	$102	$318	$552	$1,225

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 23.74% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of securities of undervalued non-U.S. companies of all sizes. The team seeks to invest in what the team considers to be high quality, undervalued companies with strong balance sheets and shareholder-oriented management teams.

The team’s investment process focuses on four key characteristics:

•

Undervaluation. Determining the intrinsic value of a business is the heart of the team’s research process. The team believes that intrinsic value represents the amount that a buyer would pay to own a company’s future cash flows. The team seeks to invest at a significant discount to its estimate of the intrinsic value of a business.

•	Business Quality. The team seeks to invest in companies with histories of generating strong free cash flow, improving returns on capital and strong competitive positions in their industries.

•

Financial Strength. The team believes that investing in companies with strong balance sheets helps to reduce the potential for capital risk and provides company management the ability to build value when attractive opportunities are available.

•	Shareholder-Oriented Management. The team’s research process attempts to identify management teams with a history of building value for shareholders.

Companies that make it through this analytical process are ranked at the time the position is initiated according to the degree of the discount of the current market price of the stock to the team’s estimate of the company’s intrinsic value. The team manages the portfolio by generally taking larger positions in companies where the discount is greatest and smaller positions in companies with narrower discounts (subject to adjustments for investment-related concerns, including, diversification, risk management and liquidity).

The focus of the investment process is on individual companies, not on selection of countries or regions. Under normal market conditions, the Fund invests no less than 80% of its total assets

(excluding cash and cash equivalents), measured at market value at the time of purchase, in common stocks and other securities of non-U.S. companies. The Fund invests primarily in developed markets but also may invest in emerging and less developed markets. The Fund may invest in companies of any size. The Fund also may invest to a limited extent in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in the Fund’s prospectus, but may be called different names by issuers). The Fund invests primarily in equity securities but, from time to time, the team may conclude that a security other than an equity security presents a more attractive risk/reward profile. So, the Fund may invest to a limited extent in debt securities (including lower-rated securities) and convertible debt securities of U.S. and non-U.S. issuers that meet the Fund’s investment criteria. The Fund may invest in debt securities of any maturity.

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Emerging Markets Risks. Investment risks typically are greater in emerging and less developed markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Investing in emerging market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Emerging market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging markets also may face other significant internal or external risks, including a heightened risk of war or ethnic, religious or racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Value Investing Risks. Value stocks may fall out of favor with investors and underperform other asset types during given periods. The price of a company’s stock may never reach the level the team considers its intrinsic value.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Participation Certificates Risks. Investing in a participation certificate subjects the Fund to the risks associated with an investment in the underlying equity security and also exposes the Fund to counterparty risk, which is the risk that the bank or broker-dealer that issues the certificate will not fulfill its contractual obligation to timely pay the Fund the amount owed under the certificate.

•

Debt Securities Risks. The value of a debt security changes in response to various factors, including, for example, market-related factors, such as changes in interest rates or changes in the actual or perceived ability of an issuer to meet its obligations. In general, the value of a debt security may fall in response to increases in interest rates. The Fund may invest in debt securities without considering the maturity of the instrument. The value of a security with a longer duration will be more sensitive to changes in interest rates than a similar security with a shorter duration. As a result, changes in interest rates in the U.S. and outside the U.S. may affect the Fund’s debt investments unfavorably.

Debt securities in which the Fund invests may be rated below investment grade by the major rating agencies, or unrated securities that are determined by Artisan Partners to be of comparable quality. Debt securities of below investment grade quality are high yield, high risk bonds, commonly known as “junk bonds.” These bonds are predominantly speculative. They are usually issued by companies without long track records of sales and earnings, or by companies with questionable credit strength. These bonds have a higher degree of default risk, may be less liquid and may be subject to greater price volatility than higher-rated bonds.

•

Convertible Securities Risks. Investing in convertible securities subjects the Fund to the risks of debt, but also the risks associated with an investment in the underlying equity security. Convertible securities are frequently issued with a call feature that allows the issuer to choose when to redeem the security, which could result in the Fund being forced to redeem, convert, or sell the convertible security under circumstances unfavorable to the Fund.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	25.88%	(quarter ended 6/30/09)
Worst Quarter	-17.81%	(quarter ended 9/30/11)

Average Annual Total Returns1

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of two broad-based market indices over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to broad measures of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Advisor Shares and Institutional Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

The “Return after taxes on distributions and sale of Fund shares” for the one-year period ended December 31, 2015 is greater than the “Return before taxes” because you are assumed to be able to use any capital loss realized on the sale of Fund shares to offset other taxable capital gains.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	5-Year	10-Year	Since Inception	Inception Date
Investor Shares					9/23/02
Return before taxes	-1.75%	7.77%	7.97%	13.23%
Return after taxes on distributions	-3.07	6.65	7.00	12.30
Return after taxes on distributions and sale of Fund shares	0.16	6.07	6.38	11.24
Institutional Shares					10/1/06
Return before taxes	-1.49	7.98	N/A	6.64

MSCI EAFE Index (reflects no deduction for fees, expenses or taxes)	-0.81	3.60	3.03	7.84	As of 9/23/02

MSCI EAFE Value Index (reflects no deduction for fees, expenses or taxes)	-5.68	2.55	1.96	7.63	As of 9/23/02

[1]

Because the Fund’s Advisor Shares have not been offered for a full calendar year, the information provided represents the performance of the Fund’s Investor Shares and Institutional Shares. Advisor Shares and the Fund’s other shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. The performance of the Advisor Shares will be different from the performance of Investor Shares and Institutional Shares because the Total Annual Fund Operating Expenses associated with each class will be different.

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor and Advisor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Managers:

Name	Title	Length of Service
N. David Samra	Managing Director and Lead Portfolio Manager, Artisan Partners	Since September 2002 (inception)
Daniel J. O’Keefe	Managing Director and Portfolio Manager, Artisan Partners	Since October 2006

PURCHASE AND SALE OF FUND SHARES

The Fund is closed to most new investors. See “Investing with Artisan Partners Funds – Who is Eligible to Invest in a Closed Fund?” in the Fund’s statutory prospectus for new account eligibility criteria.

Minimum Investments:

	Investor Shares	Advisor Shares	Institutional Shares
To open an account	$1,000	$250,000	$1,000,000
To add to an account	No minimum	No minimum	No minimum
Minimum balance required	$1,000	$250,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares or Advisor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN MID CAP FUND
Investor – ARTMX	Advisor – APDMX	Institutional – APHMX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Advisor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None	None
Exchange Fee	None	None	None
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Advisor[1]	Institutional
Management Fees	0.93%	0.93%	0.93%
Distribution (12b-1) Fees	None	None	None
Other Expenses	0.26	0.12	0.02
Total Annual Fund Operating Expenses	1.19	1.05	0.95
Fee Waiver and Expense Reimbursement[2]	N/A	0.00	N/A
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.19	1.05	0.95

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.

[2]

Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.10% of the average daily net assets of the Advisor Share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$121	$378	$654	$1,443
Advisor	$107	$334	$579	$1,283
Institutional	$97	$303	$525	$1,166

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 51.39% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of U.S. mid-cap growth companies. The team seeks to invest in companies that it believes possess franchise characteristics, are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The Fund’s investment process focuses on two distinct elements – security selection and capital allocation. The team overlays its investment process with broad knowledge of the global economy.

•

Security Selection. The team seeks to identify companies that have franchise characteristics (e.g. low cost production capability, possession of a proprietary asset, dominant market share or a defensible brand name), are benefiting from an accelerating profit cycle and are trading at a discount to the team’s estimate of private market value. The team looks for companies that are well positioned for long-term growth, which is driven by demand for their products and services at an early enough stage in their profit cycle to benefit from the increased cash flows produced by the emerging profit cycle.

•

Capital Allocation. Based on the team’s fundamental analysis of a company’s profit cycle, it divides the portfolio into three parts. GardenSM investments are small positions in the early part of their profit cycle that may warrant more sizeable allocations as their profit cycle accelerates. CropSM investments are positions that are being increased to a full weight because the team believes they are moving through the strongest part of their profit cycles. HarvestSM investments are positions that are being reduced as they near the team’s estimates of full valuation or their profit cycles begin to decelerate.

•

Broad Knowledge. The team overlays the security selection and capital allocation elements of its investment process with a desire to invest opportunistically across the entire global economy. The team seeks broad knowledge of the global economy in order to position it to find growth wherever it occurs.

The Fund invests primarily in U.S. companies and, under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in the common stocks of medium-sized companies. The Fund defines a medium-sized company as one with a market capitalization greater than the market capitalization of the smallest company in the Russell Midcap® Index and less than three times the weighted average market capitalization of companies in the Index. The Fund generally maintains a weighted average market capitalization of not more than 1.5 times the weighted average market capitalization of the companies included in the Russell Midcap® Index.

The Fund may invest in the securities of non-U.S. companies, but only if the securities are purchased or sold in the U.S. The Fund’s maximum investment in those securities, including, without limitation, depositary receipts, is 10% of the Fund’s total assets at market value at the time of purchase.

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Growth Investing Risks. Growth stocks may fall out of favor with investors and underperform other asset types during given periods. A company may never achieve the earnings growth the team anticipated.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	20.83%	(quarter ended 3/31/12)
Worst Quarter	-28.21%	(quarter ended 12/31/08)

Average Annual Total Returns1

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of two broad-based market indices over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to broad measures of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Advisor Shares and Institutional Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

The “Return after taxes on distributions and sale of Fund shares” for the one-year period ended December 31, 2015 is greater than the “Return before taxes” because you are assumed to be able to use any capital loss realized on the sale of Fund shares to offset other taxable capital gains.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	5-Year	10-Year	Since Inception	Inception Date
Investor Shares					6/27/97
Return before taxes	2.17%	11.66%	9.81%	13.60%
Return after taxes on distributions	-1.20	9.84	8.40	12.18
Return after taxes on distributions and sale of Fund shares	4.09	9.30	7.99	11.52
Institutional Shares					7/1/00
Return before taxes	2.42	11.95	10.09	7.82
Russell Midcap® Index (reflects no deduction for fees, expenses or taxes)	-2.44	11.44	8.00	9.33	As of 6/27/97

Russell Midcap® Growth Index (reflects no deduction for fees, expenses or taxes)	-0.20	11.54	8.16	7.91	As of 6/27/97

[1]

Because the Fund’s Advisor Shares have not been offered for a full calendar year, the information provided represents the performance of the Fund’s Investor Shares and Institutional Shares. Advisor Shares and the Fund’s other shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. The performance of the Advisor Shares will be different from the performance of Investor Shares and Institutional Shares because the Total Annual Fund Operating Expenses associated with each class will be different.

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor and Advisor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Managers:

Name	Title	Length of Service
Matthew H. Kamm	Managing Director and Lead Portfolio Manager, Artisan Partners	Since January 2010
James D. Hamel	Managing Director and Portfolio Manager, Artisan Partners	Since October 2001
Craigh A. Cepukenas	Managing Director and Portfolio Manager, Artisan Partners	Since September 2013
Jason L. White	Portfolio Manager, Artisan Partners	Since January 2011

PURCHASE AND SALE OF FUND SHARES

The Fund is closed to most new investors. See “Investing with Artisan Partners Funds – Who is Eligible to Invest in a Closed Fund?” in the Fund’s statutory prospectus for new account eligibility criteria.

Minimum Investments:

	Investor Shares	Advisor Shares	Institutional Shares
To open an account	$1,000	$250,000	$1,000,000
To add to an account	No minimum	No minimum	No minimum
Minimum balance required	$1,000	$250,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares or Advisor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN MID CAP VALUE FUND
Investor – ARTQX	Advisor – APDQX	Institutional – APHQX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Advisor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None	None
Exchange Fee	None	None	None
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Advisor[1]	Institutional
Management Fees	0.93%	0.93%	0.93%
Distribution (12b-1) Fees	None	None	None
Other Expenses	0.26	0.12	0.03
Total Annual Fund Operating Expenses	1.19	1.05	0.96
Fee Waiver and Expense Reimbursement[2]	N/A	0.00	N/A
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.19	1.05	0.96

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.

[2]

Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”), has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 1.09% of the average daily net assets of the Advisor Share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$121	$378	$654	$1,443
Advisor	$107	$334	$579	$1,283
Institutional	$98	$306	$531	$1,178

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 31.18% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of medium-sized U.S. companies. The team seeks to invest in companies that are undervalued, in solid financial condition and have attractive business economics. The team believes that companies with these characteristics are less likely to experience eroding values over the long term.

•

Attractive Valuation. The team values a business using what it believes are reasonable expectations for the long-term earnings power and capitalization rates of that business. This results in a range of values for the company that the team believes would be reasonable. The team generally will purchase a security if the stock price falls below or toward the lower end of that range.

•

Sound Financial Condition. The team prefers companies with an acceptable level of debt and positive cash flow. At a minimum, the team seeks to avoid companies that have so much debt that management may be unable to make decisions that would be in the best interest of the companies’ shareholders.

•	Attractive Business Economics. The team favors cash-producing businesses that it believes are capable of earning acceptable returns on capital over the company’s business cycle.

The Fund invests primarily in U.S. companies and, under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in the common stocks of medium-sized companies. The Fund defines a medium-sized company as one with a market capitalization greater than the market capitalization of the smallest company in the Russell Midcap® Index and less than three times the weighted average market capitalization of companies in that Index. The Fund will generally not initiate a position in a company unless it has a market capitalization that is within the range of the market capitalizations of companies in the Russell Midcap® Index as of the most recent calendar year-end (between $382.8 million and $30.4 billion as of December 31, 2015).

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Value Investing Risks. Value stocks may fall out of favor with investors and underperform other asset types during given periods. The price of a company’s stock may never reach the level the team considers its intrinsic value.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	20.59%	(quarter ended 6/30/09)
Worst Quarter	-22.92%	(quarter ended 12/31/08)

Average Annual Total Returns1

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of two broad-based market indices over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to broad measures of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Advisor Shares and Institutional Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

The “Return after taxes on distributions and sale of Fund shares” for the one-year period ended December 31, 2015 is greater than the “Return before taxes” because you are assumed to be able to use any capital loss realized on the sale of Fund shares to offset other taxable capital gains.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	5-Year	10-Year	Since Inception	Inception Date
Investor Shares					3/28/01
Return before taxes	-9.89%	8.05%	7.03%	9.92%
Return after taxes on distributions	-13.22	6.04	5.58	8.75
Return after taxes on distributions and sale of Fund shares	-2.61	6.53	5.70	8.36
Institutional Shares					2/1/12
Return before taxes	-9.68	N/A	N/A	7.23

Russell Midcap® Index (reflects no deduction for fees, expenses or taxes)	-2.44	11.44	8.00	9.17	As of 3/28/01

Russell Midcap® Value Index (reflects no deduction for fees, expenses or taxes)	-4.78	11.25	7.61	9.65	As of 3/28/01

1	Because the Fund’s Advisor Shares have not been offered for a full calendar year, the information provided represents the performance of the Fund’s Investor Shares and Institutional Shares. Advisor Shares and the Fund’s other shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. The performance of the Advisor Shares will be different from the performance of Investor Shares and Institutional Shares because the Total Annual Fund Operating Expenses associated with each class will be different.

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor and Advisor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Managers:

Name	Title	Length of Service
James C. Kieffer	Managing Director and Portfolio Manager, Artisan Partners	Since November 2001
Scott C. Satterwhite	Managing Director and Portfolio Manager, Artisan Partners	Since November 2001
George O. Sertl, Jr.	Managing Director and Portfolio Manager, Artisan Partners	Since May 2006
Daniel L. Kane	Portfolio Manager, Artisan Partners	Since February 2012

PURCHASE AND SALE OF FUND SHARES

The Fund is closed to most new investors. See “Investing with Artisan Partners Funds – Who is Eligible to Invest in a Closed Fund?” in the Fund’s statutory prospectus for new account eligibility criteria.

Minimum Investments:

	Investor Shares	Advisor Shares	Institutional Shares
To open an account	$1,000	$250,000	$1,000,000
To add to an account	No minimum	No minimum	No minimum
Minimum balance required	$1,000	$250,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares or Advisor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN SMALL CAP FUND
Investor – ARTSX	Institutional – APHSX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None
Exchange Fee	None	None
Redemption Fee	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Institutional
Management Fees	0.96%	0.96%
Distribution (12b-1) Fees	None	None
Other Expenses	0.27	0.06
Total Annual Fund Operating Expenses	1.23	1.02

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$125	$390	$676	$1,489
Institutional	$104	$325	$563	$1,248

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 45.31% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of U.S. small-cap growth companies. The team seeks to invest in companies that it believes possess franchise characteristics, are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The Fund’s investment process focuses on two distinct elements – security selection and capital allocation. The team overlays its investment process with broad knowledge of the global economy.

•

Security Selection. The team seeks to identify companies that have franchise characteristics (e.g. low cost production capability, possession of a proprietary asset, dominant market share or a defensible brand name), are benefiting from an accelerating profit cycle and are trading at a discount to the team’s estimate of private market value. The team looks for companies that are well positioned for long-term growth, which is driven by demand for their products and services at an early enough stage in their profit cycle to benefit from the increased cash flows produced by the emerging profit cycle.

•

Capital Allocation. Based on the team’s fundamental analysis of a company’s profit cycle, it divides the portfolio into three parts. GardenSM investments are small positions in the early part of their profit cycle that may warrant more sizeable allocations as their profit cycle accelerates. CropSM investments are positions that are being increased to a full weight because the team believes they are moving through the strongest part of their profit cycles. HarvestSM investments are positions that are being reduced as they near the team’s estimates of full valuation or their profit cycles begin to decelerate.

•

Broad Knowledge. The team overlays the security selection and capital allocation elements of its investment process with a desire to invest opportunistically across the entire global economy. The team seeks broad knowledge of the global economy in order to position it to find growth wherever it occurs.

The Fund invests primarily in U.S. companies and, under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in the common stocks of small companies. The Fund defines a small company as one with a market capitalization less than three times the weighted average market capitalization of companies in the Russell 2000® Index. The Fund will not initiate a position in a company unless it has a market capitalization that is within the range of the market capitalizations of companies in the Russell 2000® Index as of the most recent calendar year-end (between $14.8 million and $6.4 billion as of December 31, 2015).

The Fund may invest in the securities of non-U.S. companies, but only if the securities are purchased or sold in the U.S. The Fund’s maximum investment in those securities, including, without limitation, depositary receipts, is 10% of the Fund’s total assets at market value at the time of purchase.

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Growth Investing Risks. Growth stocks may fall out of favor with investors and underperform other asset types during given periods. A company may never achieve the earnings growth the team anticipated.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	26.91%	(quarter ended 6/30/09)
Worst Quarter	-27.74%	(quarter ended 12/31/08)

Average Annual Total Returns

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of two broad-based market indices over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to broad measures of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Institutional Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

The “Return after taxes on distributions and sale of Fund shares” for the one-year period ended December 31, 2015 is greater than the “Return before taxes” because you are assumed to be able to use any capital loss realized on the sale of Fund shares to offset other taxable capital gains.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	5-Year	10-Year	Since Inception	Inception Date
Investor Shares					3/28/95
Return before taxes	0.34%	12.38%	6.79%	8.43%
Return after taxes on distributions	-1.82	11.89	6.28	7.48
Return after taxes on distributions and sale of Fund shares	2.02	9.92	5.42	6.78
Institutional Shares					5/7/12
Return before taxes	0.58	N/A	N/A	12.00

Russell 2000® Index (reflects no deduction for fees, expenses or taxes)	-4.41	9.19	6.80	8.80	As of 3/28/95

Russell 2000® Growth Index (reflects no deduction for fees, expenses or taxes)	-1.38	10.67	7.95	7.16	As of 3/28/95

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership (“Artisan Partners”)

Portfolio Managers:

Name	Title	Length of Service
Craigh A. Cepukenas	Managing Director and Lead Portfolio Manager, Artisan Partners	Since September 2004
James D. Hamel	Managing Director and Portfolio Manager, Artisan Partners	Since October 2009
Matthew H. Kamm	Managing Director and Portfolio Manager, Artisan Partners	Since January 2010
Jason L. White	Portfolio Manager, Artisan Partners	Since January 2011

PURCHASE AND SALE OF FUND SHARES

The Fund is closed to most new investors. See “Investing with Artisan Partners Funds – Who is Eligible to Invest in a Closed Fund?” in the Fund’s statutory prospectus for new account eligibility criteria.

Minimum Investments:

	Investor Shares	Institutional Shares
To open an account	$1,000	$1,000,000
To add to an account	No minimum	No minimum
Minimum balance required	$1,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN SMALL CAP VALUE FUND
Investor – ARTVX	Institutional – APHVX

INVESTMENT OBJECTIVE

The Fund seeks long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None
Exchange Fee	None	None
Redemption Fee	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Institutional
Management Fees	0.98%	0.98%
Distribution (12b-1) Fees	None	None
Other Expenses	0.28	0.07
Acquired Fund Fees and Expenses[1]	0.01	0.01
Total Annual Fund Operating Expenses	1.27	1.06

[1]

“Acquired Fund Fees and Expenses” shown are for the fiscal year ended September 30, 2015 and are indirect expenses the Fund may incur from investing in an investment company (acquired fund). To the extent that the Fund invests in acquired funds, Total Annual Fund Operating Expenses in the table above will not correlate to the ratio of expenses to average net assets shown in the “Financial Highlights” in the Fund’s statutory prospectus, since the Financial Highlights reflect the operating expenses of the Fund and do not include fees and expenses of acquired funds.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$129	$403	$697	$1,534
Institutional	$108	$337	$585	$1,294

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 39.79% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of small-cap U.S. companies. The team seeks to invest in companies that are undervalued, in solid financial condition and have attractive business economics. The team believes that companies with these characteristics are less likely to experience eroding values over the long term.

•

Attractive Valuation. The team values a business using what it believes are reasonable expectations for the long-term earnings power and capitalization rates of that business. This results in a range of values for the company that the team believes would be reasonable. The team generally will purchase a security if the stock price falls below or toward the lower end of that range.

•

Sound Financial Condition. The team prefers companies with an acceptable level of debt and positive cash flow. At a minimum, the team seeks to avoid companies that have so much debt that management may be unable to make decisions that would be in the best interest of the companies’ shareholders.

•	Attractive Business Economics. The team favors cash-producing businesses that it believes are capable of earning acceptable returns on capital over the company’s business cycle.

The Fund invests primarily in U.S. companies and, under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in the common stocks of small companies. The Fund defines a small company as one with a market capitalization less than three times the weighted average market capitalization of companies in the Russell 2000® Index. The Fund will not initiate a position in a company unless it has a market capitalization that is within the range of the market capitalizations of companies in the Russell 2000® Index as of the most recent calendar year-end (between $14.8 million and $6.4 billion as of December 31, 2015).

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Value Investing Risks. Value stocks may fall out of favor with investors and underperform other asset types during given periods. The price of a company’s stock may never reach the level the team considers its intrinsic value.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	22.16%	(quarter ended 9/30/09)
Worst Quarter	-24.21%	(quarter ended 12/31/08)

Average Annual Total Returns

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of two broad-based market indices over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to broad measures of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Institutional Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

The “Return after taxes on distributions and sale of Fund shares” for the one- and five-year periods ended December 31, 2015 is greater than the “Return before taxes” because you are assumed to be able to use any capital loss realized on the sale of Fund shares to offset other taxable capital gains.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	5-Year	10-Year	Since Inception	Inception Date
Investor Shares					9/29/97
Return before taxes	-12.50%	1.13%	4.06%	8.17%
Return after taxes on distributions	-16.32	-1.26	2.13	6.32
Return after taxes on distributions and sale of Fund shares	-3.69	1.14	3.33	6.65
Institutional Shares					2/1/12
Return before taxes	-12.40	N/A	N/A	0.43

Russell 2000® Index (reflects no deduction for fees, expenses or taxes)	-4.41	9.19	6.80	6.57	As of 9/29/97

Russell 2000® Value Index (reflects no deduction for fees, expenses or taxes)	-7.47	7.67	5.57	7.52	As of 9/29/97

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership (“Artisan Partners”)

Portfolio Managers:

Name	Title	Length of Service
Scott C. Satterwhite	Managing Director and Portfolio Manager, Artisan Partners	Since September 1997 (inception)
James C. Kieffer	Managing Director and Portfolio Manager, Artisan Partners	Since July 2000
George O. Sertl, Jr.	Managing Director and Portfolio Manager, Artisan Partners	Since May 2006
Daniel L. Kane	Portfolio Manager, Artisan Partners	Since February 2012

PURCHASE AND SALE OF FUND SHARES

The Fund is closed to most new investors. See “Investing with Artisan Partners Funds – Who is Eligible to Invest in a Closed Fund?” in the Fund’s statutory prospectus for new account eligibility criteria.

Minimum Investments:

	Investor Shares	Institutional Shares
To open an account	$1,000	$1,000,000
To add to an account	No minimum	No minimum
Minimum balance required	$1,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ARTISAN VALUE FUND
Investor – ARTLX	Advisor – APDLX	Institutional – APHLX

INVESTMENT OBJECTIVE

The Fund seeks maximum long-term capital growth.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment):

	Investor	Advisor	Institutional
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None	None
Exchange Fee	None	None	None
Redemption Fee	None	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

	Investor	Advisor[1]	Institutional
Management Fees	0.70%	0.70%	0.70%
Distribution (12b-1) Fees	None	None	None
Other Expenses	0.30	0.12	0.05
Total Annual Fund Operating Expenses	1.00	0.82	0.75
Fee Waiver and Expense Reimbursement[2]	N/A	0.00	N/A
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement	1.00	0.82	0.75

[1]	“Other Expenses” are based on estimated amounts for the current fiscal year.

[2]

Artisan Partners Limited Partnership, the Fund’s investment adviser (“Artisan Partners”) has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed 0.88% of the average daily net assets of the Advisor Share class. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

EXPENSE EXAMPLE

The example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes a 5% return each year, and that the Fund’s operating expenses are equal to Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement in the first year and Total Annual Fund Operating Expenses thereafter. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Investor	$102	$318	$552	$1,225
Advisor	$84	$262	$455	$1,014
Institutional	$77	$240	$417	$930

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 74.07% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of equity securities across a broad capitalization range. The team seeks to invest in companies that are undervalued, in solid financial condition and have attractive business economics. The team believes that companies with these characteristics are less likely to experience eroding values over the long term.

•

Attractive Valuation. The team values a business using what it believes are reasonable expectations for the long-term earnings power and capitalization rates of that business. This results in a range of values for the company that the team believes would be reasonable. The team generally will purchase a security if the stock price falls below or toward the lower end of that range.

•

Sound Financial Condition. The team prefers companies with an acceptable level of debt and positive cash flow. At a minimum, the team seeks to avoid companies that have so much debt that management may be unable to make decisions that would be in the best interest of the companies’ shareholders.

•	Attractive Business Economics. The team favors cash-producing businesses that it believes are capable of earning acceptable returns on capital over the company’s business cycle.

The Fund may invest up to 25% of its total assets at market value at the time of purchase in common stocks and other equity securities of non-U.S. companies (including depositary receipts) and securities trading on non-U.S. exchanges. The Fund’s investments in non-U.S. securities may include investments in developed markets, as well as emerging and less developed markets.

The Fund invests in common stocks and other equity securities of companies across a broad capitalization range. The Fund will invest in U.S. companies with market capitalizations of at least $2 billion at the time of initial purchase, although the Fund may invest in a U.S. company with a lower market capitalization if it already holds a position in that company. There is no restriction on the size of the non-U.S. companies in which the Fund may invest.

PRINCIPAL RISKS

Like all mutual funds, the Fund takes investment risks and it is possible for you to lose money by investing in the Fund. The team’s ability to choose suitable investments for the Fund has a significant impact on the Fund’s ability to achieve its investment objective. The Fund’s principal risks include:

•

Market Risks. Markets may perform poorly and the returns from the securities in which the Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

•

Small and Medium-Sized Company Risks. Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

•

Value Investing Risks. Value stocks may fall out of favor with investors and underperform other asset types during given periods. The price of a company’s stock may never reach the level the team considers its intrinsic value.

•

Foreign Investing Risks. Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

•

Currency Risks. Foreign securities usually are denominated and traded in foreign currencies and the exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. The Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may reduce or limit the opportunity for gain and involves counterparty risk, which is the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund.

•

Risks of Emphasizing a Region, Country, Sector or Industry. If the Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

•

Impact of Actions by Other Shareholders. The Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on the Fund and on other investors. For example, shareholder purchase and redemption activity may affect the per share amount of the Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on the Fund’s shareholders subject to income tax who receive Fund distributions.

•

Operational and Cybersecurity Risk. Operational failures, cyber-attacks or other disruptions that affect the Fund’s service providers, the Fund’s counterparties, other market participants or the issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

PERFORMANCE

This section provides some indication of the risks of investing in the Fund. The following bar chart shows how the performance of the Fund’s Investor Shares has varied over time.

Past performance (before and after taxes) is not necessarily an indication of how any class of the Fund will perform in the future.

Calendar Year by Year Total Returns

Best Quarter	22.76%	(quarter ended 6/30/09)
Worst Quarter	-24.29%	(quarter ended 12/31/08)

Average Annual Total Returns1

(For Periods Ended 12/31/2015)

The following table shows the average annual total returns (before and after taxes) and the change in value of two broad-based market indices over various periods ended December 31, 2015. The index information is intended to permit you to compare the Fund’s performance to broad measures of market performance.

After-tax returns are shown only for Investor Shares, and the after tax returns for Advisor Shares and Institutional Shares will vary from Investor Shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

The “Return after taxes on distributions and sale of Fund shares” for the one-year period ended December 31, 2015 is greater than the “Return before taxes” because you are assumed to be able to use any capital loss realized on the sale of Fund shares to offset other taxable capital gains.

Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares in a tax-advantaged account, or to investors who are tax-exempt.

For Periods Ended 12/31/2015

	1-Year	5-Year	Since Inception	Inception Date
Investor Shares				3/27/06
Return before taxes	-9.10%	7.54%	4.69%
Return after taxes on distributions	-11.07	6.31	3.75
Return after taxes on distributions and sale of Fund shares	-3.33	5.94	3.65
Institutional Shares				7/26/11
Return before taxes	-8.83	N/A	6.32

Russell 1000® Index (reflects no deduction for fees, expenses or taxes)	0.92	12.44	7.07	As of 3/27/06

Russell 1000® Value Index (reflects no deduction for fees, expenses or taxes)	-3.83	11.27	5.62	As of 3/27/06

[1]

Because the Fund’s Advisor Shares have not been offered for a full calendar year, the information provided represents the performance of the Fund’s Investor Shares and Institutional Shares. Advisor Shares and the Fund’s other shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. The performance of the Advisor Shares will be different from the performance of Investor Shares and Institutional Shares because the Total Annual Fund Operating Expenses associated with each class will be different.

Updated performance information may be obtained by calling 800.344.1770. Updated performance information for Investor and Advisor Shares is also available at www.artisanpartners.com.

PORTFOLIO MANAGEMENT

Investment Adviser:

Artisan Partners Limited Partnership

Portfolio Managers:

Name	Title	Length of Service
George O. Sertl, Jr.	Managing Director and Portfolio Manager, Artisan Partners	Since March 2006 (inception)
James C. Kieffer	Managing Director and Portfolio Manager, Artisan Partners	Since March 2006 (inception)
Scott C. Satterwhite	Managing Director and Portfolio Manager, Artisan Partners	Since March 2006 (inception)
Daniel L. Kane	Portfolio Manager, Artisan Partners	Since February 2012

PURCHASE AND SALE OF FUND SHARES

Minimum Investments:

	Investor Shares	Advisor Shares	Institutional Shares
To open an account	$1,000	$250,000	$1,000,000
To add to an account	No minimum	No minimum	No minimum
Minimum balance required	$1,000	$250,000	$1,000,000

The Fund may reduce or waive the minimum investment amounts under certain circumstances.

You may purchase, exchange or redeem shares of the Fund each day the New York Stock Exchange is open for regular session trading at the Fund’s net asset value next calculated after receipt and acceptance of your request in good order. To purchase, exchange or redeem shares you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares directly through the Fund, you should contact the Fund by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809. Some redemptions require Medallion guarantees.

TAX INFORMATION

The Fund intends to make distributions that may be taxed as ordinary income, qualified dividend income, or capital gains, except when you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Investor Shares or Advisor Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank or financial advisor), the Fund and its related companies may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

ADDITIONAL INFORMATION ABOUT THE FUNDS’ INVESTMENT STRATEGIES

The following supplements the information regarding each Fund’s investment objective and principal investment strategies set forth in the “Fund Summaries.” The investment objective of each Fund may be changed by the board of directors without the approval of a “majority of the outstanding voting securities” of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Investors in a Fund will receive at least 30 days’ prior written notice of implementation of any such change in the Fund’s investment objective.

For purposes of testing compliance with a Fund’s investment restrictions, Artisan Partners generally considers an issuer to be from a particular country as designated by its securities information vendors.

ARTISAN DEVELOPING WORLD FUND

Artisan Developing World Fund seeks long-term capital appreciation.

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of securities that offers exposure to developing world economies. In pursuit of this goal, the team generally invests substantially in companies domiciled in or economically tied to countries the team considers to have characteristics typical of the developing world. The team generally seeks to emphasize business value compounders, which it defines as financially sound, free cash flow generative companies with sound business models that are exposed to the growth potential of the developing world. The team may seek to mitigate currency volatility by emphasizing investments in countries and currencies that are less dependent on foreign capital. The team believes a portfolio of companies with these characteristics will be well positioned to deliver attractive risk-adjusted returns over the long term.

Under normal circumstances, the Fund invests substantially in equity securities of issuers domiciled in or economically tied to one or more markets in the developing world. The team generally considers developing world to include countries that are included in any one of the Morgan Stanley Capital Index (“MSCI”) emerging or frontier markets indices, or that are classified under a similar corresponding classification, by organizations such as the World Bank, United Nations, International Finance Corporation or the International Monetary Fund. For purposes of the Fund’s investments, a determination that an issuer is economically tied to one or more markets in the developing world is based on factors including, but not limited to, geographic location of its primary trading markets, location of its assets, its domicile or its principal offices, the source of its revenues and/or whether the issuer is indirectly exposed to the risks or economic fortunes of a developing market.

The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer. The Fund tries to maintain a cash position of no more than 15% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. As a result, the Fund may at times hold more than 15% of its total assets in cash.

The Fund primarily invests in common stocks and other equity securities of all market capitalizations. The Fund also may invest in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in this prospectus, but may be called different names by issuers). Participation certificates typically are issued by a bank or broker-dealer. When a participation certificate is redeemed, the bank or broker-dealer is obligated to pay the Fund an amount based on the value of the underlying security or securities.

The Fund’s portfolio typically includes investments that are traded in currencies other than U.S. dollars, so the Fund buys and sells non-U.S. currencies to facilitate transactions in portfolio securities. The Fund is also directly or indirectly exposed to foreign currency movements when it purchases certain U.S. dollar denominated securities, such as depositary receipts and participation certificates. In certain circumstances the Fund may hedge its direct or indirect exposure to a particular currency to mitigate currency volatility or because it believes a currency is overvalued. The Fund may hedge its exposure to securities denominated in foreign currencies as well as other positions that expose the Fund to currency movements, including dollar-denominated securities or other instruments that expose the Fund to foreign currency movements. The Fund may buy or sell currencies for cash at current exchange rates, or use an agreement to purchase or sell a specified currency at a specified future date or within a specified time period, at a price set at the time of the contract.

The Fund may sell a security when the team believes the investment thesis for the original purchase is no longer valid, more attractive opportunities are identified, the security is approaching the team’s valuation estimate, or due to political or currency risk.

The Fund may invest without limit in the securities of U.S. and non-U.S. issuers, and is not subject to any asset allocation guidelines requiring diversification based on country or geographical region.

ARTISAN EMERGING MARKETS FUND

Artisan Emerging Markets Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental research process to construct a diversified portfolio of emerging market companies. The team seeks to invest in companies that it believes are uniquely positioned to benefit from the growth potential in emerging markets and possess a sustainable global competitive advantage.

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Sustainable Earnings. The team believes that over the long-term a stock’s price is directly related to the company’s ability to deliver sustainable earnings. The team determines a company’s sustainable earnings based upon financial and strategic analyses. The team’s financial analysis of a company’s balance sheet, income statement and statement of cash flows focuses on identifying historical drivers of return on equity. The team’s strategic analysis examines a company’s competitive advantages and financial strength to assess sustainability.

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Risk Analysis. The team believes a disciplined risk framework allows greater focus on fundamental stock selection. The team incorporates its assessment of company-specific and macroeconomic risks into its valuation analysis to develop a risk-adjusted target price. The team’s risk-rating assessment includes a review of country-appropriate macroeconomic risk factors to which a company is exposed.

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Valuation. The team believes investment opportunities develop when businesses with sustainable earnings are undervalued relative to peers and historical industry, country and regional valuations. The team values a business and develops a price target for a company based on its assessment of the business’s sustainable earnings and risk analysis.

The Fund invests primarily in companies domiciled, headquartered, or whose primary business activities or principal trading markets are in emerging and less developed markets. Those are markets in any country other than Canada, Luxembourg, the U.S. and the countries comprising the MSCI EAFE Index (currently, Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom). Under normal market conditions, the Fund typically limits the percentage of its total assets invested in any single country that is included in the Fund’s benchmark, the MSCI Emerging Markets Index, to no more than 10% above that country’s weighting in the benchmark, measured at the time of purchase, and to no less than 10% below that country’s weighting in the benchmark. Under normal market conditions, the maximum investment in any single country that is not included in the Fund’s benchmark is typically 10% of the Fund’s total assets, measured at the time of purchase. The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer.

Under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in equity securities of issuers domiciled, headquartered, or whose primary business activities or principal trading markets are in emerging and less developed markets. The Fund will notify its shareholders at least 60 days prior to any change in this 80% policy. The Fund invests in common stocks and other equity securities of companies across a broad market capitalization range. The Fund tries to maintain a cash position of no more than 5% of its total assets, although it is affected by cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities. As a result, the Fund may at times hold more than 5% of its total assets in cash. The Fund may invest up to 10% of its total assets measured at the time of purchase in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in this prospectus, but may be called different names by issuers). Participation certificates typically are issued by a bank or broker-dealer. When a participation certificate is redeemed, the bank or broker-dealer is obligated to pay the Fund an amount based on the value of the underlying security or securities.

The Fund’s investments generally are traded in currencies other than U.S. dollars, so the Fund buys and sells non-U.S. currencies to facilitate transactions in portfolio securities. The Fund is also directly or indirectly exposed to foreign currency movements when it purchases certain U.S. dollar denominated securities, such as depositary receipts and participation certificates. The Fund usually does not hedge against possible variations in exchange rates, but, in certain circumstances, the Fund may hedge its direct or indirect exposure to a particular currency to mitigate currency volatility or because it believes a currency is overvalued. The Fund may hedge its exposure to securities denominated in foreign currencies as well as other positions that expose the Fund to currency movements, including dollar-denominated securities or other instruments that expose the Fund to foreign currency movements. The Fund may buy and sell currencies for cash at current exchange rates, or use an agreement to purchase or sell a specified currency at a specified future date or within a specified time period, at a price set at the time of the contract.

The Fund may sell a security when the team thinks the security has achieved its valuation target, fundamentals or competitive advantages have deteriorated or more attractive alternatives are identified.

ARTISAN GLOBAL EQUITY FUND

Artisan Global Equity Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a global (i.e., U.S. and non-U.S.) portfolio of companies of all market capitalizations. The team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

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Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

•

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

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Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

Under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in equity securities or instruments that have similar economic characteristics. The Fund will notify its shareholders at least 60 days prior to any change in this 80% policy. The Fund may invest in securities both within and outside the U.S., including emerging and less developed markets. Securities in which the Fund may invest may include common stocks, preferred stocks, convertible securities, depositary receipts and rights and warrants to buy common stocks. The Fund may invest up to 10% of its total assets measured at the time of purchase in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in this prospectus, but may be called different names by issuers). Participation certificates typically are issued by a bank or broker-dealer. When a participation certificate is redeemed, the bank or broker-dealer is obligated to pay the Fund an amount based on the value of the underlying security or securities.

The Fund may invest up to 30% of its total assets at market value at the time of purchase in emerging and less developed markets. The Fund does not invest more than 35% of its total assets at market value at the time of purchase in companies from any single country other than the U.S. The Fund invests in U.S. and non-U.S. companies of all market capitalizations.

The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer. The Fund tries to maintain a cash position of no more than 10% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. As a result, the Fund may at times hold more than 10% of its total assets in cash.

The Fund invests a significant portion of its assets in securities that are traded in currencies other than U.S. dollars, so the Fund buys and sells non-U.S. currencies to facilitate transactions in portfolio securities. The Fund is also directly or indirectly exposed to foreign currency movements when it purchases certain U.S. dollar denominated securities, such as depositary receipts and participation certificates. The Fund usually does not hedge against possible variations in exchange rates, but, in certain circumstances, the Fund’s exposure to a particular currency that the team believes is overvalued may be hedged if the Fund has, or is initiating, positions in securities traded in that currency to mitigate currency volatility or because the Fund believes a currency is overvalued. The Fund may also hedge its exposure to securities that expose the Fund to currency movements, including dollar-denominated securities or other instruments that expose the Fund to foreign currency movements. The Fund may buy or sell currencies for cash at current exchange rates, or use an agreement to purchase or sell a specified currency at a specified future date or within a specified time period, at a price set at the time of the contract.

The Fund may sell a security when the team thinks the security is approaching full valuation, changing circumstances affect the original reasons for its purchase, a company exhibits deteriorating fundamentals, or more attractive opportunities are identified.

ARTISAN GLOBAL OPPORTUNITIES FUND

Artisan Global Opportunities Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of U.S. and non-U.S. growth companies across a broad capitalization range. The team seeks to invest in companies that it believes possess franchise characteristics, are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The Fund’s investment process focuses on two distinct elements – security selection and capital allocation. The team overlays its investment process with broad knowledge of the global economy.

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Security Selection. The team seeks to identify companies that have franchise characteristics (e.g. low cost production capability, possession of a proprietary asset, dominant market share or a defensible brand name), are benefiting from an accelerating profit cycle and are trading at a discount to the team’s estimate of private market value. The team looks for companies that are well positioned for long-term growth, which is driven by demand for their products and services at an early enough stage in their profit cycle to benefit from the increased cash flows produced by the emerging profit cycle.

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Capital Allocation. Based on the team’s fundamental analysis of a company’s profit cycle, it divides the portfolio into three parts. GardenSM investments are small positions in the early part of their profit cycle that may warrant more sizeable allocations as their profit cycle accelerates. CropSM investments are positions that are being increased to a full weight because the team believes they are moving through the strongest part of their profit cycles. HarvestSM investments are positions that are being reduced as they near the team’s estimates of full valuation or their profit cycles begin to decelerate.

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Broad Knowledge. The team overlays the security selection and capital allocation elements of its investment process with a desire to invest opportunistically across the entire global economy. The team seeks broad knowledge of the global economy in order to position it to find growth wherever it occurs.

The Fund primarily invests in common stocks and other equity securities of U.S. and non-U.S. companies, including depositary receipts. The Fund’s investments in non-U.S. securities may include investments in developed markets, as well as emerging and less developed markets. The Fund does not invest more than 35% of its total assets at market value at the time of purchase in companies from any single country other than the U.S.

The U.S. companies in which the Fund invests generally have market capitalizations of at least $3 billion at the time of initial purchase, although the Fund may invest in a U.S. company with a lower market capitalization if it already holds a position in that company. There is no restriction on the size of the non-U.S. companies in which the Fund may invest.

The Fund may invest up to 10% of its total assets measured at the time of purchase in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in this prospectus, but may be called different names by issuers). Participation certificates typically are issued by a bank or broker-dealer. When a participation certificate is redeemed, the bank or broker-dealer is obligated to pay the Fund an amount based on the value of the underlying security or securities.

The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund limits the size of its investments so that it invests no more than 5% of its total assets in securities of a single issuer, measured at the time of purchase. As to the other 25% of its total assets, the Fund will not invest more than 10% of its total assets, at the time of purchase, in the securities of a single issuer. The Fund tries to maintain a cash position of no more than 15% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. As a result, the Fund may at times hold more than 15% of its total assets in cash.

The Fund may buy or sell non-U.S. currencies to facilitate transactions in portfolio securities of non-U.S. companies. The Fund is also directly or indirectly exposed to foreign currency movements when it purchases certain U.S. dollar denominated securities, such as depositary receipts and participation certificates. The Fund’s direct or indirect exposure to a particular currency may be hedged if the Fund has, or is initiating, positions (including through, among other positions, participation certificates or depositary receipts) in securities traded in that currency to mitigate currency volatility or because the Fund believes a currency is overvalued. The Fund may also hedge its exposure to securities that expose the Fund to currency movements, including dollar-denominated securities or other instruments that expose the Fund to foreign currency movements. The Fund may buy or sell currencies for cash at current exchange rates, or use an agreement to purchase or sell a specified currency at a specified future date or within a specified time period, at a price set at the time of the contract.

The Fund may sell a security when the team thinks the security is approaching full valuation, changing circumstances affect the original reasons for its purchase, the company exhibits deteriorating fundamentals, or more attractive opportunities are identified.

ARTISAN GLOBAL SMALL CAP FUND

Artisan Global Small Cap Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a global portfolio of small-cap growth companies. The team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

•

Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

•

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

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Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

The Fund invests in developed markets, as well as emerging and less developed markets. Investments in emerging and less developed markets are normally limited to no more than 50% of the Fund’s total assets at market value at the time of purchase. The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer.

Under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in common stocks and other securities of small U.S. and non-U.S. companies. The Fund will notify its shareholders at least 60 days prior to any change in this 80% policy. A “small” company for this purpose is one with a market capitalization of less than $4 billion at the time of the Fund’s investment. Some of the non-U.S. companies in which the Fund invests, although small by U.S. standards, might rank among the largest in their countries by market capitalization. The Fund may invest up to 20% of its net assets in larger companies. As long as an investment continues to meet the Fund’s other criteria, the Fund may choose to hold a stock even if the company grows beyond the $4 billion capitalization level. The Fund does not invest more than 35% of its total assets at market value at the time of purchase in issuers from any single country other than the U.S. The Fund’s portfolio is constructed without regard to index weightings. The Fund tries to maintain a cash position of no more than 10% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. As a result, the Fund may at times hold more than 10% of its total assets in cash.

The Fund may invest up to 10% of its total assets measured at the time of purchase in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in this prospectus, but may be called different names by issuers). Participation certificates typically are issued by a bank or broker-dealer. When a participation certificate is redeemed, the bank or broker-dealer is obligated to pay the Fund an amount based on the value of the underlying security or securities.

The Fund’s non-U.S. investments generally are traded in, or linked to securities traded in currencies other than U.S. dollars, so the Fund buys and sells non-U.S. currencies to facilitate transactions in those portfolio securities. The Fund is also directly or indirectly exposed to foreign currency movements when it purchases certain U.S. dollar denominated securities, such as depositary receipts and participation certificates. The Fund usually does not hedge against possible variations in exchange rates, but, in certain circumstances, the Fund’s direct or indirect exposure to a particular currency may be hedged if the Fund has, or is initiating, positions in securities traded in that currency to mitigate currency volatility or because the Fund believes a currency is overvalued. The Fund may also hedge its exposure to securities that expose the Fund to currency movements, including dollar-denominated securities or other instruments that expose the Fund to foreign currency movements. The Fund may buy and sell currencies for cash at current exchange rates, or use an agreement to purchase or sell a specified currency at a specified future date or within a specified time period, at a price set at the time of the contract.

The Fund may sell a security when the team thinks the security is approaching full valuation, changing circumstances affect the original reasons for its purchase, the company exhibits deteriorating fundamentals, or more attractive opportunities are identified.

ARTISAN GLOBAL VALUE FUND

Artisan Global Value Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of securities of undervalued U.S. and non-U.S. companies. The team seeks to invest in what the team considers to be high quality, undervalued companies with strong balance sheets and shareholder-oriented management teams.

The team’s investment process focuses on four key characteristics:

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Undervaluation. Determining the intrinsic value of a business is the heart of the team’s research process. The team believes that intrinsic value represents the amount that a buyer would pay to own a company’s future cash flows. The team seeks to invest at a significant discount to its estimate of the intrinsic value of a business.

•	Business Quality. The team seeks to invest in companies with histories of generating strong free cash flow, improving returns on capital and strong competitive positions in their industries.

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Financial Strength. The team believes that investing in companies with strong balance sheets helps to reduce the potential for capital risk and provides company management the ability to build value when attractive opportunities are available.

•	Shareholder-Oriented Management. The team’s research process attempts to identify management teams with a history of building value for shareholders.

Companies that make it through this analytical process are ranked at the time the position is initiated according to the degree of the discount of the current market price of the stock to the team’s estimate of the company’s intrinsic value. The team manages the portfolio by generally taking larger positions in companies where the discount is greatest and smaller positions in companies with narrower discounts (subject to adjustments for investment-related concerns, including, diversification, risk management and liquidity).

The focus of the investment process is on individual companies, not on selection of countries or regions. Under normal market conditions, the Fund primarily invests in common stocks and other equity securities, both within and outside the U.S. From time to time, the team may conclude that a security other than an equity presents a more attractive risk/reward profile. So, the Fund may invest up to an aggregate of 10% of its total assets at market value at the time of purchase in debt securities (including lower-rated securities) and convertible debt securities of U.S. or non-U.S. issuers that meet the Fund’s investment criteria. The Fund may invest in debt securities of any maturity. The Fund may invest up to 30% of its total assets at market value at the time of purchase in emerging and less developed markets. The Fund does not invest more than 35% of its total assets at market value at the time of purchase in companies from any single country other than the U.S. The Fund invests in U.S. and non-U.S. companies with market capitalizations of at least $2 billion at the time of initial purchase, although the Fund may invest in a company with a lower market capitalization if it already holds a position in that company.

The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer. The Fund tries to maintain a cash position of no more than 15% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. Investment of available cash may be slowed during periods when stock prices are moving broadly upwards because higher prevailing valuations cause fewer securities to meet the Fund’s investment criteria. As a result, the Fund may at times hold more than 15% of its total assets in cash.

The Fund may invest up to 10% of its total assets measured at the time of purchase in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in this prospectus, but may be called different names by issuers). Participation certificates typically are issued by a bank or broker-dealer. When a participation certificate is redeemed, the bank or broker-dealer is obligated to pay the Fund an amount based on the value of the underlying security or securities.

The Fund invests a significant portion of its assets in securities that are traded in currencies other than U.S. dollars, so the Fund buys and sells non-U.S. currencies to facilitate transactions in portfolio securities. The Fund is also directly or indirectly exposed to foreign currency movements when it purchases certain U.S. dollar denominated securities, such as depositary receipts and participation certificates. The Fund usually does not hedge against possible variations in exchange rates, but, in certain circumstances, the Fund’s exposure to a particular currency that the team believes is overvalued may be hedged if the Fund has, or is initiating, positions in securities traded in that currency to mitigate currency volatility or because the Fund believes a currency is overvalued. The Fund may also hedge its exposure to securities that expose the Fund to currency movements, including dollar-denominated securities or other instruments that expose the Fund to foreign currency movements. The Fund may buy or sell currencies for cash at current exchange rates, or use an agreement to purchase or sell a specified currency at a specified future date or within a specified time period, at a price set at the time of the contract.

The Fund generally will sell when the security price approaches or exceeds the team’s estimate of intrinsic value. The Fund also may sell if changing circumstances make the team change its assessment of the company’s intrinsic value or more attractive alternatives are identified.

ARTISAN HIGH INCOME FUND

Artisan High Income Fund seeks to provide total return through a combination of current income and capital appreciation.

The Fund seeks to invest in issuers with high quality business models that have compelling risk-adjusted return characteristics. The Fund employs a fundamental investment process to construct a diversified portfolio of attractively valued high yield corporate bonds (often referred to as “junk bonds”) and secured and unsecured loans, including, without limitation, bridge financing, senior and subordinated loans, delayed funding loans and revolving credit facilities, and loan participations and assignments.

The Fund’s investment team’s research process has four primary pillars:

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Business Quality. The team uses a variety of sources to understand an issuer’s business model resiliency. The team analyzes the general health of the industry in which an issuer operates, the issuer’s competitive position, the dynamics of industry participants, and the decision-making history of the issuer’s management.

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Financial Strength and Flexibility. The team believes that analyzing the history and trend of free cash flow generation is critical to understanding an issuer’s financial health. The team’s financial analysis also considers an issuer’s capital structure, refinancing options, financial covenants, amortization schedules and overall financial transparency.

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Downside Analysis. The team believes that credit instruments by their nature have an asymmetric risk profile. The risk of loss is often greater than the potential for gain, particularly when looking at below investment grade issuers. The team seeks to manage this risk with what it believes to be conservative financial projections that account for industry position, competitive dynamics and positioning within the capital structure.

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Value Identification. The team uses multiple metrics to determine the value of an investment opportunity. The team looks for credit improvement potential, relative value within an issuer’s capital structure, catalysts for business improvement and potential value stemming from market or industry dislocations.

Under normal circumstances, the Fund will invest primarily in instruments that are rated, at the time of purchase, below investment grade (below BBB- by S&P or Fitch or below Baa3 by Moody’s), or comparably rated by another NRSRO, or unrated but determined by Artisan Partners to be of comparable quality. The Fund may invest a significant portion of its assets in high-yield securities that are rated in the lower rating categories by one or more NRSRO (for example, CCC or lower by S&P or Fitch or Caa or lower by Moody’s) or, if unrated, are determined by Artisan Partners to be of comparable quality. The Fund may invest without limit in securities and other instruments of U.S. and non-U.S. issuers, including issuers economically tied to “emerging market” countries, securities traded principally outside of the United States, and securities denominated in currencies other than the U.S. dollar. The Fund usually seeks (but is not required) to hedge against the risk of loss resulting from currency fluctuation. The Fund may invest in private placements and other restricted securities (i.e., securities that are purchased in private placements and, accordingly, are subject to restrictions on resale as a matter of contract or under federal securities laws).

Generally, the Fund uses the terms debt security, debt obligation, bond, fixed income security and fixed income instrument interchangeably, and regards them to mean a security or instrument having one or more of the following characteristics: a fixed income security, a security or instrument issued at a discount to its face value, a security or instrument that pays interest at a fixed, floating or variable rate or a security or instrument with a stated principal amount that requires repayment of some or all of that principal amount to the holder of the security. The terms debt security, debt obligation, bond, fixed income security and fixed income instrument are interpreted broadly by Artisan Partners as an instrument or security evidencing what is commonly referred to as an IOU rather than evidencing the corporate ownership of equity unless that equity represents an indirect or derivative interest in one or more debt securities. For this purpose, the terms also include instruments that are intended to provide one or more of the characteristics of a direct investment in one or more debt securities. As new fixed income instruments are developed, the Fund may invest in those opportunities as well.

In addition to high yield corporate bonds and loans, the Fund also may invest in other corporate fixed income instruments of varying maturities, including fixed-, variable- and floating-rate bonds, debentures, notes, commercial paper and other types of corporate debt instruments across the credit quality spectrum, such as stressed and distressed debt securities, as well as credit default swaps and other derivatives related to, referencing or with similar economic characteristics to corporate fixed income instruments.

The Fund may invest without limit in corporate fixed income instruments as described above and may focus its investments in one or more types of corporate fixed income instruments depending on market conditions. For example, if the team believes that market conditions are favorable for a particular type of fixed income instrument, such as high yield corporate bonds, substantially all of the Fund’s assets may be invested in high yield corporate bonds. Similarly, if the team believes that market conditions are more favorable for loans, substantially all of the Fund’s assets may be invested in loans.

Although the Fund expects to primarily invest in corporate fixed income instruments that are rated below investment grade (or unrated but determined by Artisan Partners to be of comparable quality) at the time of purchase, the Fund may invest in instruments of any credit quality, including securities of stressed or distressed issuers. Such instruments may be rated in the lower rating categories (CCC+ or lower by S&P or Fitch or Caa1 or lower by Moody’s), or comparably rated by another NRSRO, or unrated but determined by Artisan Partners to be of comparable quality. Such instruments are subject to very high credit risk.

The Fund may invest directly in secured or unsecured loans or invest in loan assignments or participations with respect to borrowers operating in any industry and/or geographical region. Most loans pay interest at rates that typically adjust periodically, often based on a benchmark rate plus a premium or spread over the benchmark rate. The benchmark rate usually is the Prime Rate, LIBOR, the Federal Reserve federal funds rate, or other base lending rates used by commercial lenders (each as defined in the applicable loan agreement). Secured loans are secured by collateral, while unsecured loans are not secured by any collateral. The Fund may invest in senior loans, which hold senior positions in the borrower’s capital structure. The Fund also may invest in subordinated loans (e.g., second-lien loans and mezzanine loans), whole loans, commercial real estate and other commercial loans and structured loans. In the case of subordinated loans, there may be significant indebtedness ranking ahead of the borrower’s obligation to the holder of such a loan, including in the event of the borrower’s insolvency.

The Fund may use derivatives for investment, duration management or hedging purposes, or with the purpose or effect of creating investment leverage. The Fund’s investments in derivative instruments may include investments in, among other instruments, credit default swaps, as well as certain currency instruments such as currency forward contracts, currency swap contracts and currency exchange transactions on a spot (i.e., cash) basis.

The Fund also may invest in debt obligations issued by governments (including, without limitation, obligations issued or guaranteed by the U.S. government) and/or their agencies and instrumentalities. From time to time, the Fund may invest in or hold common stock, preferred stock, convertible securities and other equity securities or warrants incidental to the purchase or ownership of a fixed income instrument or in connection with a reorganization of an issuer. The Fund may purchase securities on a when-issued or delayed delivery basis.

The Fund may sell an investment when the team thinks changing circumstances have affected the original reasons for the instrument’s purchase, the issuer of the instrument exhibits deteriorating credit or other fundamentals, or more attractive investment opportunities are identified.

ARTISAN INTERNATIONAL FUND

Artisan International Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a portfolio of non-U.S. growth companies of all market capitalizations. The team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

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Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

•

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

•

Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

There are no restrictions on the size of the companies in which the Fund may invest. The Fund invests primarily in developed markets but also may invest up to 35% of the Fund’s total assets at market value at the time of purchase in emerging and less developed markets. The Fund typically holds securities representing at least 15 countries. The maximum investment in any single country is 30% of the Fund’s total assets at market value at the time of purchase. The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer.

Under normal market conditions, the Fund is substantially fully invested in common stocks and similar securities, and invests at least 65% of its net assets at market value at the time of purchase in securities of non-U.S. companies. The Fund’s portfolio is constructed without regard to index weightings. The Fund tries to maintain a cash position of no more than 5% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. As a result, the Fund may at times hold more than 5% of its total assets in cash. The Fund may invest up to 10% of its total assets measured at the time of purchase in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in this prospectus, but may be called different names by issuers). Participation certificates typically are issued by a bank or broker-dealer. When a participation certificate is redeemed, the bank or broker-dealer is obligated to pay the Fund an amount based on the value of the underlying security or securities.

The Fund’s investments generally are traded in currencies other than U.S. dollars, so the Fund buys and sells non-U.S. currencies to facilitate transactions in portfolio securities. The Fund is also directly or indirectly exposed to foreign currency movements when it purchases certain U.S. dollar denominated securities, such as depositary receipts and participation certificates. The Fund usually does not hedge against possible variations in exchange rates, but, in certain circumstances, the Fund may hedge its direct or indirect exposure to a particular currency to mitigate currency volatility or because it believes a currency is overvalued. The Fund may hedge its exposure to securities denominated in foreign currencies as well as other positions that expose the Fund to currency movements, including dollar-denominated securities or other instruments that expose the Fund to foreign currency movements. The Fund may buy or sell currencies for cash at current exchange rates, or use an agreement to purchase or sell a specified currency at a specified future date or within a specified time period, at a price set at the time of the contract.

The Fund may sell a security when the team thinks the security is approaching full valuation, changing circumstances affect the original reasons for its purchase, the company exhibits deteriorating fundamentals, or more attractive opportunities are identified.

ARTISAN INTERNATIONAL SMALL CAP FUND

Artisan International Small Cap Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a portfolio of small non-U.S. growth companies. The team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

•

Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

•

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

•

Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

The Fund invests in developed markets, as well as emerging and less developed markets. Investments in emerging and less developed markets are limited to no more than 50% of the Fund’s total assets at market value at the time of purchase. The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer.

Under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in common stocks and other equity securities of small non-U.S. companies. The Fund will notify its shareholders at least 60 days prior to any change in this 80% policy. A “small” company for this purpose is one with a market capitalization of less than $4 billion at the time of the Fund’s investment. Some of these companies, although small by U.S. standards, might rank among the largest in their countries by market capitalization. The Fund may invest up to 20% of its net assets in larger companies. As long as an investment continues to meet the Fund’s other criteria, the Fund may choose to hold a stock even if the company grows beyond the $4 billion capitalization level. The Fund’s portfolio is constructed without regard to index weightings. The Fund tries to maintain a cash position of no more than 5% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. As a result, the Fund may at times hold more than 5% of its total assets in cash.

The Fund may invest up to 10% of its total assets measured at the time of purchase in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in this prospectus, but may be called different names by issuers). Participation certificates typically are issued by a bank or broker-dealer. When a participation certificate is redeemed, the bank or broker-dealer is obligated to pay the Fund an amount based on the value of the underlying security or securities.

The Fund’s investments generally are traded in currencies other than U.S. dollars, so the Fund buys and sells non-U.S. currencies to facilitate transactions in portfolio securities. The Fund is also directly or indirectly exposed to foreign currency movements when it purchases certain U.S. dollar denominated securities, such as depositary receipts and participation certificates. The Fund usually does not hedge against possible variations in exchange rates, but, in certain circumstances, the Fund may hedge its direct or indirect exposure to a particular currency to mitigate currency volatility or because it believes a currency is overvalued. The Fund may hedge its exposure to securities denominated in foreign currencies as well as other positions that expose the Fund to currency movements, including dollar-denominated securities or other instruments that expose the Fund to foreign currency movements. The Fund may buy or sell currencies for cash at current exchange rates, or use an agreement to purchase or sell a specified currency at a specified future date or within a specified time period, at a price set at the time of the contract.

The Fund may sell a security when the team thinks the security is approaching full valuation, changing circumstances affect the original reasons for its purchase, the company exhibits deteriorating fundamentals, or more attractive opportunities are identified.

ARTISAN INTERNATIONAL VALUE FUND

Artisan International Value Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of securities of undervalued non-U.S. companies of all sizes. The team seeks to invest in what the team considers to be high quality, undervalued companies with strong balance sheets and shareholder-oriented management teams.

The team’s investment process focuses on four key characteristics:

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Undervaluation. Determining the intrinsic value of a business is the heart of the team’s research process. The team believes that intrinsic value represents the amount that a buyer would pay to own a company’s future cash flows. The team seeks to invest at a significant discount to its estimate of the intrinsic value of a business.

•	Business Quality. The team seeks to invest in companies with histories of generating strong free cash flow, improving returns on capital and strong competitive positions in their industries.

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Financial Strength. The team believes that investing in companies with strong balance sheets helps to reduce the potential for capital risk and provides company management the ability to build value when attractive opportunities are available.

•	Shareholder-Oriented Management. The team’s research process attempts to identify management teams with a history of building value for shareholders.

Companies that make it through this analytical process are ranked at the time the position is initiated according to the degree of the discount of the current market price of the stock to the team’s estimate of the company’s intrinsic value. The team manages the portfolio by generally taking larger positions in companies where the discount is greatest and smaller positions in companies with narrower discounts (subject to adjustments for investment-related concerns, including, diversification, risk management and liquidity).

The focus of the investment process is on individual companies, not on selection of countries or regions. Under normal market conditions, the Fund invests no less than 80% of its total assets (excluding cash and cash equivalents), measured at market value at the time of purchase, in common stocks and other securities of non-U.S. companies, including up to 30% of its total assets at market value at the time of purchase in emerging and less developed markets. The Fund invests primarily in equity securities but, from time to time, the team may conclude that a security other than an equity security presents a more attractive risk/reward profile. So, the Fund may invest up to an aggregate of 10% of its total assets at market value at the time of purchase in debt securities (including lower-rated securities) and convertible debt securities of U.S. and non-U.S. issuers that meet the Fund’s investment criteria. The Fund may invest in debt securities of any maturity.

The Fund normally invests in at least five countries outside the U.S. and generally does not invest more than 35% of its total assets at market value at the time of purchase in any single country. The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer. The Fund may invest in companies of any size. The Fund tries to maintain a cash position of no more than 15% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. Investment of available cash may be slowed during periods when stock prices are moving broadly upwards because higher prevailing valuations cause fewer securities to meet the Fund’s investment criteria. As a result, the Fund may at times hold more than 15% of its total assets in cash.

The Fund may invest up to 10% of its total assets measured at the time of purchase in equity-linked securities that provide economic exposure to a security of one or more non-U.S. companies without direct investment in the underlying securities (called “participation certificates” in this prospectus, but may be called different names by issuers). Participation certificates typically are issued by a bank or broker-dealer. When a participation certificate is redeemed, the bank or broker-dealer is obligated to pay the Fund an amount based on the value of the underlying security or securities.

The Fund’s investments generally are traded in currencies other than U.S. dollars, so the Fund buys and sells non-U.S. currencies to facilitate transactions in portfolio securities. The Fund is also directly or indirectly exposed to foreign currency movements when it purchases certain U.S. dollar denominated securities, such as depositary receipts and participation certificates. The Fund usually does not hedge against possible variations in exchange rates, but, in certain circumstances, the Fund may hedge its direct or indirect exposure to a particular currency to mitigate currency volatility or because it believes a currency is overvalued. The Fund may hedge its exposure to securities denominated in foreign currencies as well as other positions that expose the Fund to currency movements, including dollar-denominated securities or other instruments that expose the Fund to foreign currency movements. The Fund may buy or sell currencies for cash at current exchange rates, or use an agreement to purchase or sell a specified currency at a specified future date or within a specified time period, at a price set at the time of the contract.

The Fund generally will sell when the security price approaches or exceeds the team’s estimate of intrinsic value. The Fund also may sell if changing circumstances make the team change its assessment of the company’s intrinsic value or more attractive alternatives are identified.

ARTISAN MID CAP FUND

Artisan Mid Cap Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of U.S. mid-cap growth companies. The team seeks to invest in companies that it believes possess franchise characteristics, are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The Fund’s investment process focuses on two distinct elements – security selection and capital allocation. The team overlays its investment process with broad knowledge of the global economy.

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Security Selection. The team seeks to identify companies that have franchise characteristics (e.g. low cost production capability, possession of a proprietary asset, dominant market share or a defensible brand name), are benefiting from an accelerating profit cycle and are trading at a discount to the team’s estimate of private market value. The team looks for companies that are well positioned for long-term growth, which is driven by demand for their products and services at an early enough stage in their profit cycle to benefit from the increased cash flows produced by the emerging profit cycle.

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Capital Allocation. Based on the team’s fundamental analysis of a company’s profit cycle, it divides the portfolio into three parts. GardenSM investments are small positions in the early part of their profit cycle that may warrant more sizeable allocations as their profit cycle accelerates. CropSM investments are positions that are being increased to a full weight because the team believes they are moving through the strongest part of their profit cycles. HarvestSM investments are positions that are being reduced as they near the team’s estimates of full valuation or their profit cycles begin to decelerate.

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Broad Knowledge. The team overlays the security selection and capital allocation elements of its investment process with a desire to invest opportunistically across the entire global economy. The team seeks broad knowledge of the global economy in order to position it to find growth wherever it occurs.

The Fund invests primarily in U.S. companies and, under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in the common stocks of medium-sized companies. The Fund will notify its shareholders at least 60 days prior to any change in this 80% policy. The Fund defines a medium-sized company as one with a market capitalization greater than the market capitalization of the smallest company in the Russell Midcap® Index and less than three times the weighted average market capitalization of companies in the Index. As of December 31, 2015, the market capitalization of the smallest company in the Russell Midcap® Index was $382.8 million and the weighted average market capitalization of companies in that Index was approximately $12.3 billion. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the Fund invests may change. As long as an investment continues to meet the Fund’s other investment criteria, the Fund may choose to hold a stock even if the company’s market capitalization grows or falls outside the range given above. The Fund generally maintains a weighted average market capitalization of not more than 1.5 times the weighted average market capitalization of the companies included in the Russell Midcap® Index.

The Fund may invest in the securities of non-U.S. companies, but only if the securities are purchased or sold in the U.S. The Fund’s maximum investment in those securities, including, without limitation, depositary receipts, is 10% of the Fund’s total assets at market value at the time of purchase.

The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund limits the size of its investments so that it invests no more than 5% of its total assets at market value at the time of purchase in securities of a single issuer. However, the Fund may purchase additional securities of an issuer that comprises more than 5% of the Fund’s total assets due to market movement in order to invest cash received from shareholder investments and maintain the weighting in the portfolio, provided that such securities do not, in the aggregate, exceed 25% of the Fund’s total assets. The Fund tries to maintain a cash position of no more than 5% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. As a result, the Fund may at times hold more than 5% of its total assets in cash.

The Fund may sell a security when the team thinks the security is approaching full valuation, changing circumstances affect the original reasons for its purchase, the company exhibits deteriorating fundamentals, or more attractive opportunities are identified.

ARTISAN MID CAP VALUE FUND

Artisan Mid Cap Value Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of medium-sized U.S. companies. The team seeks to invest in companies that are undervalued, in solid financial condition and have attractive business economics. The team believes that companies with these characteristics are less likely to experience eroding values over the long term.

•

Attractive Valuation. The team values a business using what it believes are reasonable expectations for the long-term earnings power and capitalization rates of that business. This results in a range of values for the company that the team believes would be reasonable. The team generally will purchase a security if the stock price falls below or toward the lower end of that range.

•

Sound Financial Condition. The team prefers companies with an acceptable level of debt and positive cash flow. At a minimum, the team seeks to avoid companies that have so much debt that management may be unable to make decisions that would be in the best interest of the companies’ shareholders.

•	Attractive Business Economics. The team favors cash-producing businesses that it believes are capable of earning acceptable returns on capital over the company’s business cycle.

The Fund invests primarily in U.S. companies and, under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in the common stocks of medium-sized companies. The Fund will notify its shareholders at least 60 days prior to any change in this 80% policy. The Fund defines a medium-sized company as one with a market capitalization greater than the market capitalization of the smallest company in the Russell Midcap® Index and less than three times the weighted average market capitalization of companies in that Index. As of December 31, 2015, the market capitalization of the smallest company in the Russell Midcap® Index was $382.8 million and the weighted average market capitalization of companies in that Index was approximately $12.3 billion. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the Fund invests may change. As long as an investment continues to meet the Fund’s other investment criteria, the Fund may choose to hold a stock even if the company’s market capitalization grows or falls outside the range given above. The Fund will generally not initiate a position in a company unless it has a market capitalization that is within the range of the market capitalizations of companies in the Russell Midcap® Index as of the most recent calendar year-end (between $382.8 million and $30.4 billion as of December 31, 2015).

The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer. The Fund’s cash position is affected by cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities. Investment of available cash may be slowed during periods when stock prices are moving broadly upwards because higher prevailing valuations cause fewer securities to meet the Fund’s investment criteria. As a result of this emphasis on valuation, the Fund may at times hold more than 5%, but generally not more than 10%, of its total assets in cash.

The Fund may sell a security when the team thinks the security is too expensive compared to the team’s estimate of the company’s intrinsic value, changing circumstances affect the original reasons for a company’s purchase, the company exhibits deteriorating fundamentals or more attractive alternatives are identified.

ARTISAN SMALL CAP FUND

Artisan Small Cap Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of U.S. small-cap growth companies. The team seeks to invest in companies that it believes possess franchise characteristics, are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The Fund’s investment process focuses on two distinct elements – security selection and capital allocation. The team overlays its investment process with broad knowledge of the global economy.

•

Security Selection. The team seeks to identify companies that have franchise characteristics (e.g. low cost production capability, possession of a proprietary asset, dominant market share or a defensible brand name), are benefiting from an accelerating profit cycle and are trading at a discount to the team’s estimate of private market value. The team looks for companies that are well positioned for long-term growth, which is driven by demand for their products and services at an early enough stage in their profit cycle to benefit from the increased cash flows produced by the emerging profit cycle.

•

Capital Allocation. Based on the team’s fundamental analysis of a company’s profit cycle, it divides the portfolio into three parts. GardenSM investments are small positions in the early part of their profit cycle that may warrant more sizeable allocations as their profit cycle accelerates. CropSM investments are positions that are being increased to a full weight because the team believes they are moving through the strongest part of their profit cycles. HarvestSM investments are positions that are being reduced as they near the team’s estimates of full valuation or their profit cycles begin to decelerate.

•

Broad Knowledge. The team overlays the security selection and capital allocation elements of its investment process with a desire to invest opportunistically across the entire global economy. The team seeks broad knowledge of the global economy in order to position it to find growth wherever it occurs.

The Fund invests primarily in U.S. companies and, under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in the common stocks of small companies. The Fund will notify its shareholders at least 60 days prior to any change in this 80% policy. The Fund defines a small company as one with a market capitalization less than three times the weighted average market capitalization of companies in the Russell 2000® Index. The weighted average market capitalization of companies in that Index was approximately $1.9 billion as of December 31, 2015. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the Fund invests may change. As long as an investment continues to meet the Fund’s other investment criteria, the Fund may choose to hold a stock even if the company’s market capitalization grows beyond three times the weighted average market capitalization of companies in the Russell 2000® Index. The Fund will not initiate a position in a company unless it has a market capitalization that is within the range of the market capitalizations of companies in the Russell 2000® Index as of the most recent calendar year-end (between $14.8 million and $6.4 billion as of December 31, 2015).

The Fund may invest in the securities of non-U.S. companies, but only if the securities are purchased or sold in the U.S. The Fund’s maximum investment in those securities, including, without limitation, depositary receipts, is 10% of the Fund’s total assets at market value at the time of purchase.

The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase, and in general no more than 3% of the Fund’s total assets at market value at the time of purchase will be invested in securities of a single issuer. However, the Fund will purchase additional securities of an issuer that comprises more than 3% of the Fund’s total assets due to market movement in order to invest cash received from shareholder investments and maintain the weighting in the portfolio. The Fund tries to maintain a cash position of no more than 5% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. As a result, the Fund may at times hold more than 5% of its total assets in cash.

The Fund may sell a security when the team thinks the security is approaching full valuation, changing circumstances affect the original reasons for its purchase, the company exhibits deteriorating fundamentals, or more attractive opportunities are identified.

ARTISAN SMALL CAP VALUE FUND

Artisan Small Cap Value Fund seeks long-term capital growth.

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of small-cap U.S. companies. The team seeks to invest in companies that are undervalued, in solid financial condition and have attractive business economics. The team believes that companies with these characteristics are less likely to experience eroding values over the long term.

•

Attractive Valuation. The team values a business using what it believes are reasonable expectations for the long-term earnings power and capitalization rates of that business. This results in a range of values for the company that the team believes would be reasonable. The team generally will purchase a security if the stock price falls below or toward the lower end of that range.

•

Sound Financial Condition. The team prefers companies with an acceptable level of debt and positive cash flow. At a minimum, the team seeks to avoid companies that have so much debt that management may be unable to make decisions that would be in the best interest of the companies’ shareholders.

•	Attractive Business Economics. The team favors cash-producing businesses that it believes are capable of earning acceptable returns on capital over the company’s business cycle.

The Fund invests primarily in U.S. companies and, under normal circumstances, the Fund invests no less than 80% of its net assets plus any borrowings for investment purposes at market value at the time of purchase in the common stocks of small companies. The Fund will notify its shareholders at least 60 days prior to any change in this 80% policy. The Fund defines a small company as one with a market capitalization less than three times the weighted average market capitalization of companies in the Russell 2000® Index. As of December 31, 2015, the weighted average market capitalization of companies in that Index was approximately $1.9 billion. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the Fund invests may change. As long as an investment continues to meet the Fund’s other investment criteria, the Fund may choose to hold a stock even if the company’s market capitalization grows beyond three times the weighted average market capitalization of companies in the Russell 2000® Index. The Fund will not initiate a position in a company unless it has a market capitalization that is within the range of the market capitalizations of companies in the Russell 2000® Index as of the most recent calendar year-end (between $14.8 million and $6.4 billion as of December 31, 2015).

The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer. The Fund’s cash position is affected by cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities. Investment of available cash may be slowed during periods when stock prices are moving broadly upwards because higher prevailing valuations cause fewer securities to meet the Fund’s investment criteria. As a result of this emphasis on valuation, the Fund may at times hold more than 5%, but generally not more than 10%, of its total assets in cash.

The Fund may sell a security when the team thinks the security is too expensive compared to the team’s estimate of the company’s intrinsic value, changing circumstances affect the original reasons for a company’s purchase, the company exhibits deteriorating fundamentals or more attractive alternatives are identified.

ARTISAN VALUE FUND

Artisan Value Fund seeks maximum long-term capital growth.

The Fund’s investment team employs a fundamental investment process to construct a diversified portfolio of equity securities across a broad capitalization range. The team seeks to invest in companies that are undervalued, in solid financial condition and have attractive business economics. The team believes that companies with these characteristics are less likely to experience eroding values over the long term.

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Attractive Valuation. The team values a business using what it believes are reasonable expectations for the long-term earnings power and capitalization rates of that business. This results in a range of values for the company that the team believes would be reasonable. The team generally will purchase a security if the stock price falls below or toward the lower end of that range.

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Sound Financial Condition. The team prefers companies with an acceptable level of debt and positive cash flow. At a minimum, the team seeks to avoid companies that have so much debt that management may be unable to make decisions that would be in the best interest of the companies’ shareholders.

•	Attractive Business Economics. The team favors cash-producing businesses that it believes are capable of earning acceptable returns on capital over the company’s business cycle.

The Fund may invest up to 25% of its total assets at market value at the time of purchase in common stocks and other equity securities of non-U.S. companies (including depositary receipts) and securities trading on non-U.S. exchanges. The Fund’s investments in non-U.S. securities may include investments in developed markets, as well as emerging and less developed markets.

The Fund invests in common stocks and other equity securities of companies across a broad capitalization range. The Fund will invest in U.S. companies with market capitalizations of at least $2 billion at the time of initial purchase, although the Fund may invest in a U.S. company with a lower market capitalization if it already holds a position in that company. There is no restriction on the size of the non-U.S. companies in which the Fund may invest.

The maximum investment in any single industry is 25% of the Fund’s total assets at market value at the time of purchase. As to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer, nor acquire more than 10% of the voting securities of any single issuer. The Fund tries to maintain a cash position of no more than 15% of its total assets, although cash flows, including from shareholder investments and redemptions and purchases and sales of portfolio securities, may cause the Fund’s cash position to be larger or smaller. Investment of available cash may be slowed during periods when stock prices are moving broadly upwards because higher prevailing valuations cause fewer securities to meet the Fund’s investment criteria. As a result of this emphasis on valuation and the Fund’s investment strategy, the Fund may at times hold more than 15% of its total assets in cash.

The Fund may buy or sell non-U.S. currencies to facilitate transactions in portfolio securities of non-U.S. companies. The Fund is also directly or indirectly exposed to foreign currency movements when it purchases certain U.S. dollar denominated securities, such as depositary receipts and participation certificates. The Fund’s direct or indirect exposure to a particular currency may be hedged if the Fund has, or is initiating, positions (including through, among other positions, participation certificates or depositary receipts) in securities traded in that currency to mitigate currency volatility or because the Fund believes a currency is overvalued. The Fund may also hedge its exposure to securities that expose the Fund to currency movements, including dollar-denominated securities or other instruments that expose the Fund to foreign currency movements. The Fund may buy or sell currencies for cash at current exchange rates, or use an agreement to purchase or sell a specified currency at a specified future date or within a specified time period, at a price set at the time of the contract.

The Fund may sell a security when the team thinks the security is too expensive compared to the team’s estimate of the company’s intrinsic value, changing circumstances affect the original reasons for a company’s purchase, the company exhibits deteriorating fundamentals or more attractive alternatives are identified.

RISKS YOU SHOULD CONSIDER

Like all mutual funds, the Funds take investment risks and it is possible for you to lose money by investing in a Fund. Each portfolio management team’s ability to choose suitable investments for a Fund has a significant impact on that Fund’s ability to achieve its investment objective. An investment in a Fund is not a bank deposit, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency.

The principal risks that apply to the Funds include:

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Market Risks (all Funds). Various market risks can affect the price or liquidity of an issuer’s securities in which a Fund may invest. Returns from the securities in which a Fund invests may underperform returns from the various general securities markets or different asset classes. Different types of securities tend to go through cycles of outperformance and underperformance in comparison to the general securities markets. Adverse events occurring with respect to an issuer’s performance or financial position can depress the value of the issuer’s securities. The liquidity in a market for a particular security will affect its value and may be affected by factors relating to the issuer, as well as the depth of the market for that security. Other market risks that can affect value include a market’s current attitudes about types of securities, market reactions to political or economic events, including litigation, and tax and regulatory effects (including lack of adequate regulations for a market or particular type of instrument).

Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. During those periods, the Funds may experience high levels of shareholder redemptions, and may have to sell securities at times when the Fund would otherwise not do so, and potentially at unfavorable prices. Securities may be difficult to value during such periods. These risks may be heightened for fixed income securities due to the current historically low interest rate environment.

Federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the securities in which a Fund invests or the issuers of such securities in ways that are unforeseeable. Legislation or regulation also may change the way in which the Funds or Artisan Partners are regulated. Such legislation, regulation, or other government action could limit or preclude a Fund’s ability to achieve its investment objective and affect the Fund’s performance.

Political, social or financial instability, civil unrest and acts of terrorism are other potential risks that could adversely affect an investment in a security or in markets or issuers generally.

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Risks of Emphasizing a Region, Country, Sector or Industry (all Funds). If a Fund has invested a higher percentage of its total assets in a particular region, country, sector or industry, changes affecting that region, country, sector or industry may have a significant impact on the performance of the Fund’s overall portfolio.

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Impact of Actions by Other Shareholders (all Funds). Each Fund, like all mutual funds, pools the investments of many investors. Actions by one investor or multiple investors may have an adverse effect on a Fund and on other investors. For example, significant levels of new investments may cause a Fund to have more cash than would otherwise be the case, which might have a positive or negative effect on Fund performance. Similarly, redemption activity might cause a Fund to sell portfolio securities or borrow money, which might generate a capital gain or loss or cause a Fund to incur costs that, in effect, would be borne by all shareholders, not just those investors who redeemed. Shareholder purchase and redemption activity may also affect the per share amount of a Fund’s distributions of its net income and net realized gains, if any, thereby increasing or reducing the tax burden on a Fund’s shareholders subject to income tax who receive Fund distributions. In addition, large or frequent redemptions and purchases of a Fund’s shares may adversely affect its performance if it is forced to sell portfolio securities or invest cash when Artisan Partners would not otherwise choose to do so. This risk will be heightened if one or a few shareholders own a substantial portion of a Fund, in which case a purchase or redemption may have a more pronounced effect on the Fund. Redemptions of a large number of shares may affect the liquidity of a Fund’s portfolio and/or increase the Fund’s transaction costs.

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Operational and Cybersecurity Risk (all Funds). Artisan Partners Funds, its service providers, including its adviser Artisan Partners, and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats or risks that could adversely affect a Fund and its shareholders, despite the efforts of Artisan Partners Funds and its service providers to adopt technologies, processes and practices intended to mitigate these risks.

For example, unauthorized third parties may attempt to improperly access, modify, disrupt the operations of or prevent access to these systems or data within them (a “cyber-attack”), whether systems of Artisan Partners Funds, its service providers, counterparties or other market participants. Power or communications outages, acts of god, information technology equipment malfunctions, operational errors and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data. Market events also may occur at a pace that overloads current information technology and communication systems and processes of Artisan Partners Funds, its service providers or other market participants, impacting the ability to conduct a Fund’s operations.

Cyber-attacks, disruptions or failures that affect Artisan Partners Funds’ service providers or counterparties may adversely affect a Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations. For example, a Fund’s or Artisan Partners Funds’ service providers’ assets or sensitive or confidential information may be misappropriated, data may be corrupted and operations may be disrupted (e.g., cyber-attacks or operational failures may cause the release of private shareholder information or confidential Fund information, interfere with the processing of shareholder transactions, impact the ability to calculate the Fund’s NAV and impede trading). In addition, cyber-attacks, disruptions or failures may cause reputational damage and subject a Fund or Artisan Partners Funds’ service providers to regulatory fines, litigation costs, penalties or financial losses, reimbursement or other compensation costs and/or additional compliance costs. While Artisan Partners Funds and its service providers may establish business continuity and other plans and processes to address the possibility of cyber-attacks, disruptions or failures, there are inherent limitations in such plans and systems, including that they do not apply to third parties, such as other market participants, as well as the possibility that certain risks have not been identified or that unknown threats may emerge in the future. Each Fund and Artisan Partners Funds’ service providers may also incur substantial costs for cybersecurity risk management, including insurance, in order to prevent or mitigate future cyber security incidents, and the Fund and its shareholders could be negatively impacted as a result of such costs.

Similar types of operational and technology risks are also present for issuers of securities or other instruments in which each Fund invests, which could result in material adverse consequences for such issuers, and may cause a Fund’s investments to lose value. In addition, cyber-attacks involving a Fund’s counterparty could affect such counterparty’s ability to meet its obligations to the Fund, which may result in losses to the Fund and its shareholders. Furthermore, as a result of cyber-attacks, disruptions or failures, an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in a Fund being, among other things, unable to buy or sell certain securities or unable to accurately price its investments. Artisan Partners Funds cannot directly control any cybersecurity plans and systems put in place by its service providers, Fund counterparties, issuers in which a Fund invests or securities markets and exchanges.

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Small and Medium-Sized Company Risks (all Funds, except Artisan High Income Fund). Securities of small and medium-sized companies tend to be more volatile and less liquid than securities of large companies. Compared to large companies, small and medium-sized companies typically may have analyst coverage by fewer brokerage firms – meaning they may trade at prices that reflect incomplete or inaccurate information. Smaller companies may have a shorter history of operations, less access to financing and a less diversified product line – making them more susceptible to market pressures and more likely to have volatile security prices. During some periods, securities of small and medium-sized companies, as an asset class, have underperformed the securities of larger companies.

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Foreign Investing Risks (all Funds, except Artisan Mid Cap Value Fund and Artisan Small Cap Value Fund). Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depositary receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks, including less liquidity, high inflation rates and unfavorable economic practices; and political instability and expropriation and nationalization risks.

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Emerging and Developing Markets Risks (all Funds, except Artisan Mid Cap Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Fund, Artisan Small Cap Value Fund and Artisan Value Fund). Investment risks typically are greater in emerging, less developed and developing markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. Their securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in the developed markets. Emerging and developing market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging and developing markets also may face other significant internal or external risks, including a heightened risk of war, or ethnic, religious or racial conflicts. In addition, governments in many emerging and developing market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

Investing in emerging and developing market countries involves substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; and currency blockages or transfer restrictions. The securities markets of emerging and developing market countries may be substantially smaller, less developed, less liquid and more volatile than the major securities markets in the U.S. and other developed nations. The limited size of many securities markets in emerging and developing market countries and limited trading volume in issuers compared to the volume in U.S. securities or securities of issuers in other developed countries could cause prices to be erratic for reasons other than factors that affect the quality of the securities. In addition, emerging and developing market countries’ exchanges and broker-dealers may generally be subject to less regulation than their counterparts in developed countries. Brokerage commissions and dealer mark-ups, custodial expenses and other transaction costs are generally higher in emerging and developing market countries than in developed countries, all of which can increase fund operating expenses and/or negatively impact fund performance.

Emerging and developing market countries may have different clearance and settlement procedures than in the U.S., and in certain markets there may be times when settlements fail to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Further, satisfactory custodial services for investment securities may not be available in some emerging and developing market countries, which may result in additional costs and delays in trading and settlement. The inability of a Fund to make intended security purchases due to settlement problems or the risk of intermediary or counterparty failures could cause a Fund to miss attractive investment opportunities. The inability to dispose of a portfolio security due to settlement problems could result either in losses to a Fund due to subsequent declines in the value of such portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

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Currency Risks (all Funds, except Artisan Mid Cap Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Fund and Artisan Small Cap Value Fund). Foreign securities usually are denominated and traded in foreign currencies, while each Fund values its assets in U.S. dollars. The exchange rates between foreign currencies and the U.S. dollar fluctuate continuously. As a result, the Fund’s performance will be affected by its direct or indirect exposure, which may include exposure through U.S. dollar denominated depositary receipts and participation certificates, to a particular currency due to favorable or unfavorable changes in currency exchange rates relative to the U.S. dollar. Currency exchange rates fluctuate significantly for many reasons, including changes in supply and demand in the currency exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund and currency controls or other political and economic developments in the U.S. or abroad.

The Fund’s direct or indirect exposure to a particular currency may be hedged to mitigate currency volatility or because the Fund believes a currency is overvalued. There can be no guarantee that any hedging activity will be successful. Hedging activity and/or use of forward foreign currency contracts may mitigate the risk of loss from changes in currency exchange rates, but also may reduce or limit the opportunity for gain and involves the risk that the contracting party will not fulfill its contractual obligation to deliver the currency contracted for at the agreed upon price to the Fund (see “Counterparty Risk”).

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Participation Certificates Risks (all Funds, except Artisan High Income Fund, Artisan Mid Cap Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Fund, Artisan Small Cap Value Fund and Artisan Value Fund). The price, performance, liquidity and value of a participation certificate are all linked directly to the underlying security, so that investing in a participation certificate subjects a Fund to the risks associated with an investment in the underlying equity security. Investing in a participation certificate also exposes a Fund to the risk that the bank or broker-dealer that issues the certificate will not fulfill its contractual obligation to timely pay a Fund the amount owed under the certificate (see “Counterparty Risk”). In addition, a Fund typically has no rights under a participation certificate against the issuer of the securities underlying the participation certificate and is therefore typically unable to exercise any rights with respect to the issuer (including, without limitation, voting rights and fraud or bankruptcy claims). There is also no assurance that there will be a secondary trading market for a participation certificate or that the trading price of a participation certificate will equal the value of the underlying security.

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Counterparty Risk (all Funds, except Artisan Mid Cap Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Fund and Artisan Small Cap Value Fund). A Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund. If a counterparty becomes bankrupt or insolvent or otherwise fails to perform its obligations to a Fund due to financial difficulties, the Fund may experience significant losses or delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) from the counterparty. Counterparty risk with respect to certain exchange-traded and over-the-counter derivatives may be further complicated by U.S. financial reform legislation.

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Debt Securities Risks (Artisan Global Value Fund, Artisan High Income Fund and Artisan International Value Fund). The value of a debt security changes in response to various factors, including, for example, market-related factors, such as changes in interest rates or changes in the actual or perceived ability of an issuer to meet its obligations. A Fund may invest in debt securities without considering the maturity of the instrument. In general, the value of a debt security may fall in response to increases in interest rates. The value of a security with a longer duration will be more sensitive to changes in interest rates than a similar security with a shorter duration. As a result, changes in interest rates in the U.S. and outside the U.S. may affect a Fund’s debt investments unfavorably.

Debt securities in which the Fund invests may be rated below investment grade, or unrated securities that are determined by Artisan Partners to be of comparable quality. Debt securities of below investment grade quality are high yield, high risk bonds, commonly known as “junk bonds.” These bonds are predominantly speculative. They are usually issued by companies without long track records of sales and earnings, or by companies with questionable credit strength. These bonds have a higher degree of default risk, may be less liquid and may be subject to greater price volatility than higher-rated bonds.

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Convertible Securities Risks (Artisan Global Value Fund, Artisan High Income Fund and Artisan International Value Fund). Investing in convertible securities subjects the Fund to the risks of debt, but also the risks associated with an investment in the underlying equity security. Convertible securities are frequently issued with a call feature that allows the issuer to choose when to redeem the security, which could result in the Fund being forced to redeem, convert, or sell the convertible security under circumstances unfavorable to the Fund.

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Growth Investing Risks (all Funds, except Artisan Global Value Fund, Artisan High Income Fund, Artisan International Value Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Value Fund and Artisan Value Fund). Growth stocks may fall out of favor with investors and underperform other asset types during given periods. A company may never achieve the earnings growth that a Fund’s investment team anticipated.

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Value Investing Risks (Artisan Global Value Fund, Artisan International Value Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Value Fund and Artisan Value Fund). Value stocks may fall out of favor with investors and underperform other asset types during given periods. The price of a company’s stock may never reach the level that a Fund’s investment team considers its intrinsic value.

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Credit Risk (Artisan Global Value Fund, Artisan High Income Fund and Artisan International Value Fund). An issuer or counterparty may fail to pay its obligations to a Fund when they are due. Financial strength and solvency (or the perceived financial strength or solvency) of an issuer are the primary factors influencing credit risk. Changes in the financial condition of an issuer or counterparty, changes in specific economic, social or political conditions that affect a particular type of security or other instrument or an issuer, and changes in economic, social or political conditions generally can increase the risk of default by an issuer or counterparty, which can affect a security’s or other instrument’s credit quality or value and an issuer’s or counterparty’s ability to pay interest and principal when due. The values of lower quality debt, including loans, tend to be particularly sensitive to these changes. The values of investments also may decline for a number of other reasons that relate directly to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services, as well as the historical and prospective earnings of the issuer and the value of its assets. In addition, lack or inadequacy of collateral or credit enhancements for a debt obligation may affect its credit risk. Credit risk of an investment may change over time, and securities or other instruments that are rated by ratings agencies may be subject to downgrade. Ratings are only opinions of the agencies issuing them as to the likelihood of payment. They are not guarantees as to quality and they do not reflect market risk. If an issuer or counterparty fails to pay interest, a Fund’s income might be reduced and the value of the investment might fall, and if an issuer or counterparty fails to pay principal, the value of the investment might fall and a Fund could lose the amount of its investment.

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High Yield Securities (“Junk Bond”) Risk (Artisan Global Value Fund, Artisan High Income Fund and Artisan International Value Fund). Fixed income instruments rated below investment grade, or unrated securities that are determined by Artisan Partners to be of comparable quality, are high yield, high risk bonds, commonly known as “junk bonds.” These bonds are predominantly speculative. They are usually issued by companies without long track records of sales and earnings, or by companies with questionable credit strength. These bonds have a higher degree of default risk and may be less liquid than higher-rated bonds. These securities may be subject to greater price volatility due to such factors as specific corporate developments, interest rate sensitivity, negative perceptions of junk bonds generally and less secondary market liquidity. This potential lack of liquidity may make it more difficult for the Fund to accurately value these securities. In the event that a Fund disposes of a portfolio security after it is downgraded, the Fund may experience a greater loss than if such security had been sold prior to the downgrade.

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Interest Rate Risk (Artisan Global Value Fund, Artisan High Income Fund and Artisan International Value Fund). The values of debt instruments held by a Fund may fall in response to increases in interest rates. In general, the values of debt securities fall in response to increases in interest rates and rise in response to decreases in interest rates. The value of a security with a longer duration will be more sensitive to changes in interest rates than a similar security with a shorter duration. Duration is a measure of the expected life of a bond that is used to determine the sensitivity of a security’s price to changes in interest rates. For example, the price of a bond fund with an average duration of three years generally would be expected to fall approximately 3% if interest rates rose by one percentage point. Inverse floaters, interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions for those investments. Adjustable rate instruments also react to interest rate changes in a similar manner, although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other things). Interest rates in the United States are at or near historically low levels. As such, funds that hold bonds may currently face an increased exposure to the risks associated with rising interest rates. This is especially true since the Federal Reserve Board has concluded its quantitative easing program, and, at its meeting on December 16, 2015, raised interest rates for the first time since 2006 from a target range of 0% to 0.25% to a target range of 0.25% to 0.50%.

If interest rates rise, repayments of principal on certain debt securities, including loans, may occur at a slower rate than expected and the expected length of repayment of those securities could increase as a result (i.e., extension risk). Securities that are subject to extension risk generally have a greater potential for loss when prevailing interest rates rise, which could cause their values to fall sharply. Prepayment risk results from borrowers paying debt securities prior to their maturity date. When a prepayment happens, all or a portion of the obligation will be prepaid. A borrower is more likely to prepay an obligation which bears a relatively high rate of interest. This means that in times of declining interest rates, a portion of a Fund’s higher yielding securities are likely to be prepaid and a Fund will probably be unable to reinvest those proceeds in an investment with as high a yield. A decline in income received by a Fund from its investments is likely to have a negative effect on the yield and total return of a Fund’s shares.

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Investing in IPOs Risks (all Funds, except Artisan High Income Fund). Funds may participate in the initial public offering (“IPO”) market. When a Fund is small, IPOs may be a significant contributor to the Fund’s total return. As a Fund grows larger, however, the effect of investments in IPOs on a Fund’s performance will generally decrease. The prices of securities purchased in IPOs tend to fluctuate more widely than securities of companies that have been publicly traded for a longer period of time. Securities purchased in IPOs generally do not have a trading history, and information about the issuers of such securities may be available for very limited periods.

A Fund may hold securities purchased in an IPO for a very short period of time. As a result, the Fund’s investments in IPOs may increase portfolio turnover, which may increase brokerage and administrative costs and may result in taxable distributions to shareholders. At any particular time or from time to time a Fund may not be able to invest in securities issued in IPOs, or invest to the extent desired because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Fund. In addition, under certain market conditions a relatively small number of companies may issue securities in IPOs. Similarly, as the number of clients advised by Artisan Partners to which IPO securities are allocated increases, the number of securities allocated to any one Fund may decrease. The investment performance of a Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Fund is able to do so. There can be no assurance that investments in IPOs will be available to the Funds or improve a Fund’s performance.

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Derivatives Risk (all Funds, except Artisan Mid Cap Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Fund and Artisan Small Cap Value Fund). A derivative is a financial contract whose value depends on changes in the value of one or more underlying assets, reference rates or indexes. These instruments include, among others, participation certificates, credit default swaps, currency forward contracts, currency swap contracts and other swap agreements and similar instruments. A Fund’s use of derivatives may involve risks different from, or greater than, the risks associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and may perform in ways unanticipated by Artisan Partners.

In addition to the risks of an adverse change in the value of the underlying reference asset, a Fund’s use of derivatives involves the risk that the other party to the derivative contract will fail to make required payments or otherwise to comply with the terms of the contract. Derivatives transactions can create investment leverage and may be highly volatile, and a Fund could lose more than the amount it invests. Derivatives may be difficult to value and highly illiquid, and a Fund may not be able to close out or sell a derivative position at a particular time or at an anticipated price.

Recent U.S. and non-U.S. legislative and regulatory reforms, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), have resulted in, and may in the future result in, new regulation of derivative instruments and a Fund’s use of such instruments. New regulations could, among other things, restrict a Fund’s ability to engage in derivative transactions (for example, by making certain types of derivative instruments or transactions no longer available to the Fund) and/or increase the costs of such transactions, and a Fund may as a result be unable to execute its investment strategies in a manner Artisan Partners might otherwise choose.

The following principal risks apply only to Artisan High Income Fund:

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Loan Risk. The Fund may make loans directly to borrowers or may acquire an interest in a loan by means of either an assignment or a participation. Investments in loans are generally subject to the same risks as investments in other types of debt obligations, including, among others, credit risk, interest rate risk, prepayment risk and extension risk. In addition, in many cases loans are subject to the risks associated with below investment grade securities. This means loans are often subject to significant credit risks, including a greater possibility that the borrower will be adversely affected by changes in market or economic conditions and may default or enter bankruptcy. This risk of default will increase in the event of an economic downturn or a substantial increase in interest rates (which will increase the cost of the borrower’s debt service).

Because there is typically limited public information available regarding loan investments, the Fund is particularly dependent on the analytical abilities of the Fund’s portfolio management team. Opportunities to invest in loans or certain types of loans may be limited.

The Fund may invest in loans made in connection with highly leveraged transactions. These transactions may include operating loans, leveraged buyout loans, leveraged capitalization loans and other types of acquisition financing. Those loans are subject to greater credit and liquidity risks than other types of loans. The Fund may invest in loans of borrowers that are experiencing, or are likely to experience, financial difficulty.

Loans in which the Fund may invest typically pay interest at floating rates. It is possible that the borrower may have the ability to change or to adjust the interest rate on a loan under circumstances or in ways that are unfavorable to the Fund, or that the timing or calculation of scheduled changes in the interest rate on a loan held by the Fund may delay, or prevent, the Fund from realizing the effects of favorable changes in interest rates.

Although the loans in which the Fund invests may be secured by specific collateral, there can be no assurance that liquidation of such collateral would satisfy the borrower’s obligation in the event of nonpayment of scheduled interest or principal, or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations in realizing the benefits of the collateral securing a loan or could recover nothing of what it is owed on the secured loan. If the terms of a secured loan do not require the borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the borrower’s obligations under the loan. To the extent that a loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the borrower. Uncollateralized (i.e., non-secured) loans are subject to greater risk of loss (i.e., nonpayment) in the event of default than secured loans since they do not afford the Fund recourse to collateral. The claims of holders of unsecured loans may be subordinated, and thus lower in priority, to claims of creditors holding secured indebtedness and possibly other classes of creditors holding unsecured debt.

The Fund may invest in bridge loans, which may be designed to provide temporary or “bridge” financing to a borrower pending the purchase of identified assets or the arrangement of longer-term loans or the issuance and sale of debt obligations. If the Fund enters into a commitment with a borrower regarding a delayed draw term loan or bridge loan, the Fund may be obligated on one or more dates in the future to lend funds to the borrower (up to an aggregate stated amount) if called upon to do so by the borrower, which may have the effect of requiring the Fund to increase its exposure to a company at a time when it might not otherwise be desirable to do so (including a time when the company’s financial condition makes it unlikely that such amounts will be repaid or which the Fund needs to sell other assets to raise cash to satisfy its obligor). Because investing in these types of loans creates a future obligation for the Fund to provide funding to a borrower upon demand in exchange for a fee, the Fund will segregate or earmark liquid assets with the Fund’s custodian in amounts sufficient to satisfy any such future obligations.

Investments in loans may be difficult to value and may be illiquid for reasons including legal or contractual restrictions on resale. The secondary market for loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may cause the Fund to be unable to realize the full value of its investment in the loan, resulting in a material decline in the Fund’s NAV.

Transactions in many loans settle on a delayed basis, and the Fund may not receive the proceeds from the sale of a loan for a substantial period after the sale. As a result, sale proceeds related to the sale of loans may not be available to make additional investments until a substantial period after the sale of the loans.

In a loan participation, the Fund purchases a participating interest in a portion of the rights of a lending institution in a loan. In such case, the Fund will generally be entitled to receive from the lending institution amounts equal to the payments of principal, interest and premium, if any, on the loan received by the institution, but generally will not be entitled to enforce its rights directly against the agent bank or the borrower, and must rely for that purpose on the lending institution.

If the Fund holds a loan through another financial intermediary, as is the case with a participation, or relies on another financial intermediary to administer the loan, as is the case with most multi-lender facilities, the Fund’s receipt of principal and interest on the loan and the value of the Fund’s loan investment will depend at least in part on the credit standing of the financial intermediary and therefore will be subject to the credit risk of the intermediary. The Fund will be required to rely upon the financial intermediary from which it purchases a participation interest to collect and pass on to the Fund such payments and to enforce the Fund’s rights and may not be able to cause the financial intermediary to take what it considers to be appropriate action. As a result, an insolvency, bankruptcy or reorganization of the financial intermediary may delay or prevent the Fund from receiving principal, interest and other amounts with respect to the Fund’s interest in the loan. In addition, if the Fund relies on a financial intermediary to administer a loan, the Fund is subject to the risk that the financial intermediary may be unwilling or unable to demand and receive payments from the borrower in respect of the loan, or otherwise unwilling or unable to perform its administrative obligations. The Fund may be subject to heightened or additional risks by investing in mezzanine and other subordinated loans due to increased credit risk. The Fund may be subject to potential liabilities or costs, including liabilities and costs arising under bankruptcy, fraudulent conveyance, equitable subordination, lender liability, environmental, the Foreign Corrupt Practices Act the Office of Foreign Assets Control and other laws and regulations, and risks and costs associated with debt servicing and taking foreclosure actions associated with the loans.

Investments in loans through a direct loan may involve additional risks to the Fund. For example, if a loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as co-owner. It is unclear whether certain loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation.

•

Liquidity Risk. The Fund may invest in securities that trade in lower volumes and may be less liquid than other investments. Additionally, the market for certain investments may become illiquid under actual or perceived adverse market or economic conditions (e.g., if interest rates rise or fall significantly, if there is significant inflation or deflation, or increased selling of debt securities generally across other funds, pools and accounts) independent of any specific adverse changes in the conditions of a particular issuer. In such cases, shares of the Fund, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may decline in value or the Fund may be unable to achieve its desired level of exposure to a certain issuer or sector. When there is no willing buyer and investments cannot be readily sold or closed out, the Fund may have to sell at a lower price than the price at which the Fund is carrying the investments or may not be able to sell the investments at all, each of which would have a negative effect on the Fund’s performance. It is possible that the Fund may be unable to sell a portfolio investment at a desirable time or at the value the Fund has placed on the investment or that the Fund may be forced to sell large amounts of securities more quickly than it normally would in the ordinary course of business. In such a case, the sale proceeds received by the Fund may be substantially less than if the Fund had been able to sell the securities in more-orderly transactions, and the sale price may be substantially lower than the price previously used by the Fund to value the securities for purposes of determining the Fund’s NAV. In addition, if the Fund sells investments with extended settlement times, the settlement proceeds from the sales may not be available to meet the Fund’s redemption obligations, or for reinvestment in other securities, for a substantial period of time. The values of illiquid investments are often more volatile than the values of more liquid investments. It may be more difficult for the Fund to determine a fair value of an illiquid investment than that of a more liquid comparable investment.

•

Leverage Risk. Certain transactions, including, for example, the use of certain derivatives, such as credit default swaps, entering into certain loan transactions that entail an obligation by the Fund to extend credit in the future, such as revolving credit facilities, and the purchase of when-issued and delayed-delivery securities can result in leverage. Leverage generally has the effect of increasing the amounts of loss or gain the Fund might realize and creates the likelihood of greater volatility of the value of the Fund’s investments. In transactions involving leverage, a relatively small market movement or change in other underlying indicator can lead to significantly larger losses to the Fund. There is risk of loss in excess of invested capital.

•

Stressed and Distressed Instruments Risk. Investments in the securities of financially stressed or distressed issuers involve substantial risks, including the risk that all or a portion of principal will not be repaid. These securities may present a substantial risk of default or may be in default at the time of investment. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to an investment, the Fund may lose its entire investment or may be required to accept cash or securities with a value substantially less than its original investment. Among the risks inherent in investments in a troubled issuer is that it frequently may be difficult to obtain information as to the true financial condition of such issuer. As with any issuer, the investment team’s judgments about the credit quality of a financially stressed or distressed issuer and the relative value of its securities may prove to be wrong.

•

Credit Default Swap Risk. A credit default swap on a bond is an agreement between the Fund and a counterparty that enables the Fund to buy or sell protection against a credit event related to a particular issuer. One party, acting as a protection buyer, makes periodic payments, which may be based on, among other things, a fixed or floating rate of interest, to the other party, a protection seller, in exchange for a promise by the protection seller to make a payment to the protection buyer if a negative credit event (such as a delinquent payment or default) occurs with respect to a referenced bond or group of bonds. Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly. When the Fund acts as a seller of credit default swap protection, it is exposed to, among other things, leverage risk because if an event of default occurs the seller must pay the buyer up to the full notional value of the reference obligation. A buyer of credit default swap protection generally will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. Each party to a credit default swap agreement is subject to the credit risk of its counterparty (the risk that its counterparty may be unwilling or unable to perform its obligations on the swap as they come due).

•

Private Placement and Restricted Securities Risk. A private placement involves the sale of securities that have not been registered under the Securities Act of 1933, or relevant provisions of applicable non-U.S. law. In addition to the general risks to which all securities are subject, securities acquired by the Fund in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities, and a liquid secondary market may never develop. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at a favorable time or price. Private placements may also present valuation risks.

•

Valuation Risk. The valuation of certain of the Fund’s investments involves subjective judgment. There can be no assurance that the Fund will value its investments in a manner that reflects their market value or that the Fund will be able to sell any investment at a price equal to the valuation ascribed to that investment for purposes of calculating the Fund’s NAV. Certain securities in which the Fund may invest, including, for example, high yield bonds, loans, derivatives, complex securities and thinly-traded or illiquid investments, may be more difficult to value accurately, especially during periods of market disruptions or extreme market volatility.

•

Confidential Information Access Risk. In managing the Fund, Artisan Partners may seek to avoid the receipt of material, non-public information (“Confidential Information”) about the issuers of loans or other investments being considered for acquisition by the Fund or held in the Fund’s portfolio if the receipt of the Confidential Information would restrict the Fund or other Artisan Partners clients from trading in securities they hold or in which they may invest. In many instances, issuers offer to furnish Confidential Information to prospective purchasers or holders of the issuer’s loans or other securities. In circumstances when Artisan Partners declines to receive Confidential Information from these issuers, the Fund may be disadvantaged in comparison to other investors, including with respect to evaluating the issuer and the price the Fund would pay or receive when it buys or sells those investments. Further, in situations when the Fund is asked, for example, to grant consents, waivers or amendments with respect to such investments, Artisan Partners’ ability to assess such consents, waivers and amendments may be compromised by its lack of access to Confidential Information. In certain situations, Artisan Partners may choose to receive Confidential Information but create information walls around persons having access to the Confidential Information (“walled-off personnel”) to limit the restrictions on others at Artisan Partners. Those measures could impair the ability of walled-off personnel from accessing information from others at Artisan Partners.

•

Inflation/Deflation Risk. The value of assets or income from the Fund’s investments may be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the Fund’s portfolio could decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

•

Risks of When-Issued and Delayed-Delivery Securities. The Fund may purchase securities on a when-issued or delayed-delivery basis. When-issued and delayed-delivery purchases involve a risk of loss if the value of the securities declines prior to the settlement date. The risk is in addition to the risk that the Fund’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase the Fund’s overall investment exposure. Typically, no income accrues on securities the Fund has committed to purchase prior to the time delivery of the securities is made.

ORGANIZATION, MANAGEMENT & MANAGEMENT FEES

Organization. Each Fund is a series of Artisan Partners Funds, Inc. (“Artisan Partners Funds”). Artisan Developing World Fund, Artisan Global Opportunities Fund, Artisan Global Value Fund, Artisan International Fund, Artisan International Value Fund, Artisan Mid Cap Fund, Artisan Mid Cap Value and Artisan Value Fund each offer three classes of shares: Investor Shares, Advisor Shares and Institutional Shares. Artisan Emerging Markets Fund, Artisan Global Equity Fund, Artisan Small Cap Fund and Artisan Small Cap Value Fund each offer two classes of shares: Investor Shares and Institutional Shares. Artisan High Income Fund offers two classes of shares: Investor Shares and Advisor Shares. Artisan Global Small Cap Fund and Artisan International Small Cap Fund each offer only Investor Shares.

Management. Each Artisan Fund is managed by Artisan Partners, which selects the Fund’s investments and handles its business affairs under the direction of Artisan Partners Funds’ board of directors. Artisan Partners is a limited partnership organized under the laws of Delaware. Artisan Partners provides investment management services to pension and profit sharing plans, trusts, endowments, foundations, charitable organizations, governmental entities and investment companies and similar pooled investment vehicles, and also provides administrative services to each series of Artisan Partners Funds. Artisan Partners is managed by its general partner, Artisan Investments GP LLC, a Delaware limited liability company wholly-owned by Artisan Partners Holdings LP (“Artisan Partners Holdings”). Artisan Partners Holdings is a limited partnership organized under the laws of Delaware whose sole general partner is Artisan Partners Asset Management Inc., a publicly traded Delaware corporation. Artisan Partners was founded in March 2009 and succeeded to the investment management business of Artisan Partners Holdings during 2009. Artisan Partners Holdings was founded in December 1994 and began providing investment management services in March 1995. Artisan Partners’ principal address is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

PORTFOLIO MANAGERS

The portfolio managers of each Fund are identified below. Each portfolio manager is responsible for management of the designated Fund as well as other Artisan Partners client portfolios. Each Fund, except Artisan Developing World Fund, Artisan Emerging Markets Fund and Artisan High Income Fund, is managed by a team of portfolio managers. Each portfolio manager or team of portfolio managers, as applicable, develops investment strategies for the Fund in order to achieve the Fund’s investment objective and is supported by a staff of research analysts and traders. The portfolio manager(s) of each Fund are primarily responsible, jointly when the Fund is managed by a team of portfolio managers, for overall management of the Fund, including making buy and sell decisions for the Fund.

The Statement of Additional Information (“SAI”) provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Fund	Manager or Co-Managers	Role
Artisan Developing World Fund	Lewis S. Kaufman, CFA	Portfolio Manager

Artisan Emerging Markets Fund	Maria Negrete-Gruson, CFA	Portfolio Manager

Artisan High Income Fund	Bryan C. Krug, CFA	Portfolio Manager

Artisan Global Equity Fund	Mark L. Yockey, CFA Charles-Henri Hamker Andrew J. Euretig	Portfolio Manager Portfolio Manager Portfolio Manager

Artisan Global Small Cap Fund	Mark L. Yockey, CFA Charles-Henri Hamker	Portfolio Manager Portfolio Manager

Artisan International Fund	Mark L. Yockey, CFA Charles-Henri Hamker Andrew J. Euretig	Portfolio Manager Associate Portfolio Manager Associate Portfolio Manager

Artisan International Small Cap Fund	Mark L. Yockey, CFA Charles-Henri Hamker	Portfolio Manager Portfolio Manager

Artisan Global Value Fund	Daniel J. O’Keefe N. David Samra	Lead Portfolio Manager Portfolio Manager

Artisan International Value Fund	N. David Samra Daniel J. O’Keefe	Lead Portfolio Manager Portfolio Manager

Artisan Global Opportunities Fund	James D. Hamel, CFA Craigh A. Cepukenas, CFA Matthew H. Kamm, CFA Jason L. White, CFA	Lead Portfolio Manager Portfolio Manager Portfolio Manager Portfolio Manager

Fund	Manager or Co-Managers	Role
Artisan Mid Cap Fund	Matthew H. Kamm, CFA Craigh A. Cepukenas, CFA James D. Hamel, CFA Jason L. White, CFA	Lead Portfolio Manager Portfolio Manager Portfolio Manager Portfolio Manager

Artisan Small Cap Fund	Craigh A. Cepukenas, CFA James D. Hamel, CFA Matthew H. Kamm, CFA Jason L. White, CFA	Lead Portfolio Manager Portfolio Manager Portfolio Manager Portfolio Manager

Artisan Mid Cap Value Fund	Scott C. Satterwhite, CFA	Portfolio Manager
Artisan Small Cap Value Fund	James C. Kieffer, CFA	Portfolio Manager
Artisan Value Fund	George O. Sertl, Jr., CFA Daniel L. Kane, CFA	Portfolio Manager Portfolio Manager

Craigh A. Cepukenas, CFA – Mr. Cepukenas is a Managing Director of Artisan Partners. He joined Artisan Partners in October 1995 as an analyst working on Artisan Small Cap Fund. Prior to becoming Lead Portfolio Manager of Artisan Small Cap Fund in September 2013, he had been Portfolio Manager of the Fund since September 2004. Prior to becoming Portfolio Manager of Artisan Global Opportunities Fund and Artisan Mid Cap Fund in September 2013, Mr. Cepukenas had worked with Messrs. Hamel and Kamm on the Funds since October 2009. Mr. Cepukenas holds a B.S. in Economics from the University of Wisconsin-Madison and an M.B.A. from the University of Chicago Graduate School of Business.

Andrew J. Euretig – Mr. Euretig is a Managing Director of Artisan Partners. He joined Artisan Partners in June 2005 as an analyst working with Mr. Yockey on Artisan International Fund and Artisan International Small Cap Fund. He has been Portfolio Manager of Artisan Global Equity Fund since January 2013 and Associate Portfolio Manager of Artisan International Fund since February 2012. Mr. Euretig holds a B.S. in Business Administration and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

James D. Hamel, CFA – Mr. Hamel is a Managing Director of Artisan Partners. He joined Artisan Partners in May 1997 as an analyst working on Artisan Mid Cap Fund. Prior to becoming Portfolio Manager of Artisan Mid Cap Fund in July 2006, Mr. Hamel had been Associate Portfolio Manager of Artisan Mid Cap Fund since October 2001. He has been Lead Portfolio Manager of Artisan Global Opportunities Fund since September 2013, and prior thereto, he served as Portfolio Manager of the Fund since its inception in September 2008. He also has been Portfolio Manager of Artisan Small Cap Fund since October 2009. Mr. Hamel holds a B.S. in Finance from the University of Minnesota – Minneapolis.

Charles-Henri Hamker – Mr. Hamker is a Managing Director of Artisan Partners. He joined Artisan Partners in August 2000 as an analyst working with Mr. Yockey on Artisan International Fund. He has been Portfolio Manager of Artisan International Small Cap Fund and Associate Portfolio Manager of Artisan International Fund since February 2012, Portfolio Manager of Artisan Global Equity Fund since January 2013 and Portfolio Manager of Artisan Global Small Cap Fund since its inception in June 2013. Mr. Hamker holds a B.A. with a specialization in Finance and Economics from The European Business School in Paris.

Matthew H. Kamm, CFA – Mr. Kamm is a Managing Director of Artisan Partners. He joined Artisan Partners in May 2003 as an analyst working on Artisan Mid Cap Fund. Prior to becoming Lead Portfolio Manager of Artisan Mid Cap Fund in September 2013, Mr. Kamm had been Portfolio Manager of the Fund since September 2012 and Associate Portfolio Manager of the Fund since January 2010. In addition, prior to becoming Portfolio Manager of Artisan Global Opportunities Fund and Artisan Small Cap Fund in September 2013, Mr. Kamm had been Associate Portfolio Manager of Artisan Global Opportunities Fund and Artisan Small Cap Fund since January 2010. Mr. Kamm holds a B.A. in Public Policy from Duke University and an M.B.A. in Finance and Operations Management from New York University.

Daniel L. Kane, CFA – Mr. Kane joined Artisan Partners in March 2008 as an analyst working with Messrs. Satterwhite, Kieffer and Sertl on Artisan Mid Cap Value Fund, Artisan Small Cap Value Fund and Artisan Value Fund. Prior to becoming Portfolio Manager of the Funds in September 2013, Mr. Kane had been Associate Portfolio Manager of the Funds since February 2012. Mr. Kane holds a B.B.A. in Finance from the University of Wisconsin-Madison and an M.B.A from the University of Chicago Booth School of Business.

Lewis S. Kaufman, CFA – Mr. Kaufman is a Managing Director of Artisan Partners and portfolio manager of Artisan Developing World Fund, which he has managed since its inception in June 2015. Prior to joining Artisan Partners, Mr. Kaufman was a managing director and portfolio manager for Thornburg Investment Management, where he managed the developing world strategy from its inception in 2009 through January 2015. Mr. Kaufman also co-managed the international ADR strategy from 2007 to 2013, after joining Thornburg in 2005 as an associate portfolio manager. Mr. Kaufman graduated cum laude with a bachelor’s degree in English from Colgate University and holds a master’s degree in Business Administration from Duke University’s Fuqua School of Business.

James C. Kieffer, CFA – Mr. Kieffer is a Managing Director of Artisan Partners. He joined Artisan Partners in August 1997 and has been Portfolio Manager of Artisan Mid Cap Value Fund since November 2001, Artisan Small Cap Value Fund since July 2000 and Artisan Value

Fund since its inception in 2006. Mr. Kieffer was an analyst working with Mr. Satterwhite on Artisan Small Cap Value Fund from its inception in 1997 through 2000. Mr. Kieffer holds a B.A. in Economics from Emory University.

Bryan C. Krug, CFA – Mr. Krug joined Artisan Partners in December 2013 and has managed Artisan High Income Fund and Artisan Partners’ high income strategy since the inception of each in 2014. Prior to joining Artisan Partners in 2013, Mr. Krug was the portfolio manager of Ivy High Income Fund at Waddell & Reed Investment Management Company from February 2006 to November 2013. He holds a B.S. degree in Finance from Miami University, Richard T. Farmer School of Business.

Maria Negrete-Gruson, CFA – Ms. Negrete-Gruson is a Managing Director of Artisan Partners. She joined Artisan Partners in April 2006 and has managed Artisan Emerging Markets Fund and Artisan Partners’ emerging markets strategy since the inception of each in June 2006. Prior to joining Artisan Partners in 2006, Ms. Negrete-Gruson was the portfolio manager for DuPont Capital Management’s emerging markets equity portfolios for more than five years. She holds a B.A. degree from Universidad Externado de Colombia and an M.B.A. degree from Columbia Business School.

Daniel J. O’Keefe – Mr. O’Keefe is a Managing Director of Artisan Partners. He joined Artisan Partners in May 2002 as an analyst working with Mr. Samra on Artisan International Value Fund. He has been the Lead Portfolio Manager of Artisan Global Value Fund since its inception in 2007 and the Portfolio Manager of Artisan International Value Fund since 2006. Mr. O’Keefe holds a B.A. from Northwestern University.

N. David Samra – Mr. Samra is a Managing Director of Artisan Partners. He joined Artisan Partners in May 2002 and has been the Lead Portfolio Manager of Artisan International Value Fund since its inception in 2002 and the Portfolio Manager of Artisan Global Value Fund since its inception in 2007. Mr. Samra holds a B.S. degree from Bentley College and an M.B.A. from Columbia Business School.

Scott C. Satterwhite, CFA – Mr. Satterwhite is a Managing Director of Artisan Partners. He joined Artisan Partners in June 1997 and has been Portfolio Manager of Artisan Mid Cap Value Fund since November 2001 and Artisan Small Cap Value Fund since its inception in 1997. He also has been Portfolio Manager of Artisan Value Fund since its inception in 2006. Mr. Satterwhite earned his B.A. degree from the University of the South and M.B.A. from Tulane University. Mr. Satterwhite has provided notice that he intends to retire in September 2016.

George O. Sertl, Jr., CFA – Mr. Sertl is a Managing Director of Artisan Partners. He joined Artisan Partners in January 2000 as an analyst working with Mr. Satterwhite and Mr. Kieffer on Artisan Mid Cap Value Fund and Artisan Small Cap Value Fund. He has been Portfolio Manager of Artisan Mid Cap Value Fund and Artisan Small Cap Value Fund since May 2006 and Artisan Value Fund since its inception in 2006. Mr. Sertl holds a B.A. from the University of Richmond and an M.A. from St. Louis University.

Jason L. White, CFA – Mr. White joined Artisan Partners in June 2000 as an analyst working on Artisan Mid Cap Fund. Prior to becoming Portfolio Manager of Artisan Global Opportunities Fund, Artisan Mid Cap Fund and Artisan Small Cap Fund in January 2016, he had been Associate Portfolio Manager of Artisan Global Opportunities Fund, Artisan Mid Cap Fund and Artisan Small Cap Fund since January 2011. Mr. White holds a B.S. in History from the United States Naval Academy.

Mark L. Yockey, CFA – Mr. Yockey is a Managing Director of Artisan Partners. He joined Artisan Partners in December 1995 and has been Portfolio Manager of Artisan International Fund since its inception in December 1995, Artisan International Small Cap Fund since its inception in December 2001, Artisan Global Equity Fund since its inception in March 2010 and Artisan Global Small Cap Fund since its inception in June 2013. Mr. Yockey holds B.A. and M.B.A. degrees from Michigan State University.

MANAGEMENT FEES

Each Fund pays a management fee to Artisan Partners for serving as its investment adviser and providing administrative services. The annual fee is determined as a percentage of average daily net assets and is accrued daily and paid monthly. For the fiscal year ended September 30, 2015, the management fees paid by the Funds were at the following effective annual rates as a percentage of average daily net assets:

Artisan Developing World Fund	1.05%[1,2]
Artisan Emerging Markets Fund	1.05%[1]
Artisan Global Equity Fund	1.00%[1]
Artisan Global Opportunities Fund	0.89%[1]
Artisan Global Small Cap Fund	1.00%[1]
Artisan Global Value Fund	0.99%[1]
Artisan High Income Fund	0.73%[1]
Artisan International Fund	0.92%[1]
Artisan International Small Cap Fund	1.25%
Artisan International Value Fund	0.93%[1]
Artisan Mid Cap Fund	0.93%[1]
Artisan Mid Cap Value Fund	0.93%[1]
Artisan Small Cap Fund	0.96%
Artisan Small Cap Value Fund	0.98%
Artisan Value Fund	0.70%[1]

[1]

Artisan Partners has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause annualized ordinary expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including management fees paid to Artisan Partners) not to exceed the percentages of average daily net assets indicated below. This contract continues through February 1, 2017, at which time Artisan Partners will determine whether to renew, revise or discontinue it.

Fund	Expense Limit as a % of Average Daily Net Assets
Developing World Fund – Investor Shares	1.50%
Developing World Fund – Advisor Shares	1.40%
Developing World Fund – Institutional Shares	1.40%
Emerging Markets Fund – Investor Shares	1.50%
Emerging Markets Fund – Institutional Shares	1.50%
Global Equity Fund – Investor Shares	1.50%
Global Equity Fund – Institutional Shares	1.50%
Global Opportunities Fund – Advisor Shares	1.10%
Global Small Cap Fund	1.50%
Global Value Fund – Advisor Shares	1.20%
High Income Fund – Investor Shares	1.25%
High Income Fund – Advisor Shares	1.25%
International Fund – Advisor Shares	1.07%
International Value Fund – Advisor Shares	1.06%
Mid Cap Fund – Advisor Shares	1.10%
Mid Cap Value Fund – Advisor Shares	1.09%
Value Fund – Advisor Shares	0.88%

[2]	Artisan Developing World Fund commenced operations on June 29, 2015.

The management fee and other expenses related to a Fund’s operations are reflected in its net asset value.

A discussion regarding the basis for the approval by the board of directors of the investment advisory contract for each Fund is available in Artisan Partners Funds’ September 30, 2015 annual report to shareholders.

ADDITIONAL INFORMATION

Artisan Partners Funds’ enters into contractual arrangements with various parties, including, among others, the Funds’ investment adviser, distributor, custodian, transfer agent and financial intermediaries, who provide services to the Funds. Shareholders are not parties to, or intended (or “third-party”) beneficiaries of, those contractual arrangements. The contractual arrangements are not intended to create in any individual shareholder or group of shareholders any right to enforce them against the service providers or to seek any remedy under the arrangement against the service providers, either directly or on behalf of a Fund.

This Prospectus provides information concerning Artisan Partners Funds and the Funds that you should consider in determining whether to purchase shares of a Fund. None of this Prospectus, the SAI or any contract that is an exhibit to Artisan Partners Funds’ registration statement, is intended to, nor does it, give rise to an agreement or contract between Artisan Partners Funds or the Funds and any investor, or give rise to any contract or other rights in any individual shareholder, group of shareholders or other person other than any rights conferred explicitly by federal or state securities laws that may not be waived.

INVESTING WITH ARTISAN PARTNERS FUNDS

SHARE PRICE

Each Artisan Partners Fund is open for business every day the New York Stock Exchange (NYSE) is open for regular session trading. Shares are not priced on days when the NYSE is closed. Each Artisan Partners Fund buys and sells its shares each day the NYSE is open, at the net asset value per share (NAV) next calculated after your purchase or redemption order is received and accepted by the Fund or its authorized agent.

The NAV of each class of shares is determined by dividing the value of each Fund’s securities and other assets attributable to that class, less its liabilities attributable to that class, by the number of outstanding shares of that class of the Fund. For purposes of calculating the NAV, securities transactions and shareholder transactions are accounted for no later than one business day after the trade date. The NAV is computed daily as of the NYSE regular session closing time – usually 4:00 p.m. Eastern Time.

In determining a Fund’s NAV, each equity security traded on a securities exchange, including the Nasdaq Stock Market, and over-the-counter securities are valued at the closing price as of the time of valuation on the exchange or market designated by the Funds’ accounting agent or pricing vendor as the principal exchange. The closing price provided by the pricing vendor for an exchange may differ from the price quoted elsewhere and may represent information such as last sales price, an official closing price, a closing auction price or other information, depending on exchange or market convention. Absent closing price information for an equity security from the principal exchange as of the time of valuation, the security is valued using (i) the closing price on another exchange on which the security is traded (if such price is made available by a pricing vendor) or (ii) the most recent bid quotation on the principal exchange, or, if such bid is not available, from a secondary exchange or in the over-the-counter market.

Fixed income securities are valued at market value. Market values are generally evaluations based on the judgment of the Fund’s pricing vendors, which may consider the prices at which securities actually trade, broker-dealer quotations, pricing formulas, estimates of market values obtained from yield data relating to investments or securities with similar characteristics and/or discounted cash flow models that might be applicable.

Artisan Partners Funds’ valuation committee will value securities or other assets at a fair value determined in good faith under procedures established by and under the general supervision of Artisan Partners Funds’ board of directors, when, with respect to such securities or other assets (i) market quotations are not readily available, (ii) no approved pricing vendor price quotation is available or (iii) Artisan Partners Funds’ valuation committee believes that such quotations are not reliable indications of market value or fair value. A market quotation will be considered not readily available, and a Fund may therefore use fair value pricing, if, among other things, there are no quotations, pricing data is not provided by an approved pricing vendor, the valuation committee believes that the quotation, price or market value resulting from the Fund’s valuation procedures does not reflect a fair value of the security or asset or the value of the security or asset might have been materially affected by events occurring after the close of the market in which the security or asset was principally traded but before the time for determination of NAV (“subsequent event”). A subsequent event might include a company-specific development (for example, announcement of a merger that is made after the close of the foreign market), a development that might affect an entire market or region (for example, imposition of foreign exchange controls by a foreign government), a potentially global development (such as a terrorist attack that may be expected to have an impact on investor expectations worldwide) or a significant change in values of market indices, exchange traded funds or other financial instruments in the U.S. or other markets. The Funds monitor for subsequent events using several tools, including, for equity securities, the use of a third-party research service to assist in determining estimates of fair values for foreign securities. That service utilizes statistical data based on historical performance of securities, markets and other data in developing factors used to estimate a fair value. An indication by any of those tools of a potential material change in the value of securities or assets results in either a meeting of the valuation committee, which considers whether a subsequent event has occurred and whether local market closing prices continue to represent fair values for potentially affected non-U.S. securities, and/or a valuation based on the information provided by the third party research service.

When fair value pricing is employed, the value of a security or asset used by a Fund to calculate its NAV may differ from quoted or published prices for the same security or asset. Estimates of fair value utilized by the Funds as described above may differ from the value realized on the sale of those securities or assets and the differences may be material to the NAV of the applicable Fund. Values of foreign securities are translated from local currencies into U.S. dollars using current exchange rates.

Artisan Global Equity Fund, Artisan Global Opportunities Fund, Artisan Global Small Cap Fund and Artisan Global Value Fund may invest a significant portion of their total assets in securities principally traded in markets outside the U.S. Artisan Developing World Fund, Artisan Emerging Markets Fund, Artisan International Fund, Artisan International Small Cap Fund and Artisan International Value Fund generally invest a significant portion, and perhaps as much as substantially all, of their total assets in securities principally traded in markets outside the U.S. Each of the other Funds has the ability to invest in securities that may be principally traded in markets outside the U.S. The foreign markets in which the Funds may invest are sometimes open on days when the NYSE is not open and the Funds do not calculate their NAVs, and sometimes are not open on days when the Funds do calculate their NAVs. Even on days on which both the foreign market and the NYSE are open, several hours may pass between the time when trading in the foreign market closes and the time as of which the Funds calculate their NAVs. That is generally the case for markets in Europe, the Middle East, Asia, Australia and other Far Eastern markets. The regular closing time of foreign markets in North and South America is generally the same as the closing time of the NYSE and the time as of which the Funds calculate their NAVs. So, the value of a Fund’s portfolio may be affected on days when the Fund does not calculate its NAV and you cannot purchase or redeem Fund shares.

WHO CAN INVEST IN THE FUNDS?

In general, to invest in the Funds, you should be an adult U.S. citizen or resident or a U.S. entity with a U.S. tax identification (social security or employer identification) number. You or the person authorized to place transactions on your behalf may not place transactions in your account for the benefit of any person other than yourself (except for a transfer of shares to another account). If the Funds determine that the registered owner of an account has permitted another person or entity who is not the registered or beneficial owner of the account to hold shares through that account, the Funds may reject future purchases in that account and any related accounts.

As of the date of this statutory prospectus, shares of the Funds are qualified for sale in the U.S. and its territories and possessions. Residents of Guam may purchase shares of the Funds only through approved financial intermediaries, and only to the extent that financial intermediary is otherwise eligible to sell mutual fund shares in Guam. The Funds sell shares to investors residing outside the U.S. only in limited circumstances. Any sale to an investor residing outside of the U.S. requires prior approval of the Funds. Some of the Funds are closed to most new investors. To find out if you’re eligible to invest in a closed Fund, see “– Who is Eligible to Invest in a Closed Fund?”

WHO IS ELIGIBLE TO INVEST IN A CLOSED FUND?

Artisan International Fund, Artisan International Small Cap Fund, Artisan International Value Fund, Artisan Mid Cap Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Fund and Artisan Small Cap Value Fund are closed to most new investors. The Funds do not permit investors to pool their investments in order to meet the eligibility requirements, except as otherwise noted below.

If you have been a shareholder in a Fund continuously since it closed, you may make additional investments in that Fund and reinvest your dividends and capital gain distributions in that Fund, even though the Fund has closed, unless Artisan Partners considers such additional purchases to be not in the best interests of the Fund and its other shareholders. An employee benefit plan that is a Fund shareholder may continue to buy shares in the ordinary course of the plan’s operations, even for new plan participants.

You may open a new account in a closed Fund only if that account meets the Fund’s other criteria (for example, minimum initial investment) and:

•	you beneficially own shares of the closed Fund at the time of your application;

•	you beneficially own shares in any of the Funds with combined balances of $250,000;

•

you receive shares of the closed Fund as a gift from an existing shareholder of the Fund (additional investments generally are not permitted unless you are otherwise eligible to open an account under one of the other criteria listed);

•

you are transferring or “rolling over” into a Fund IRA account from an employee benefit plan through which you held shares of the Fund (if your plan doesn’t qualify for rollovers you may still open a new account with all or part of the proceeds of a distribution from the plan);

•

you are purchasing Fund shares through a sponsored fee-based program and shares of the Fund are made available to that program pursuant to an agreement with the Funds or Artisan Partners Distributors LLC and the Funds or Artisan Partners Distributors LLC has notified the sponsor of that program in writing that shares may be offered through such program and has not withdrawn that notification;

•	you are an employee benefit plan (only available for investments through September 30, 2016 in Artisan International Fund);

•	you are an employee benefit plan and the Funds or Artisan Partners Distributors LLC has notified the plan in writing that the plan may invest in the Fund and has not withdrawn that notification;

•

you are an employee benefit plan or other type of corporate, charitable or governmental account sponsored by or affiliated with an organization that also sponsors or is affiliated with (or is related to an organization that sponsors or is affiliated with) another employee benefit plan or corporate, charitable or governmental account that is a shareholder of the Fund at the time of application;

•

you are a client of an institutional consultant or financial intermediary and the Funds or Artisan Partners Distributors LLC has notified that consultant or financial intermediary in writing that you may invest in the Fund and has not withdrawn that notification;

•

you are a client of a financial advisor or a financial planner, or an affiliate of a financial advisor or financial planner, who has at least $2,500,000 of client assets invested with the Fund or at least $5,000,000 of client assets invested with the Funds or under Artisan Partners’ management at the time of your application;

•

you are a client of Artisan Partners or are an investor in a product managed by Artisan Partners, or you have an existing business relationship with Artisan Partners, and in the judgment of Artisan Partners, your investment in a closed Fund would not adversely affect Artisan Partners’ ability to manage the Fund effectively; or

•	you are a director or officer of the Funds, or a partner or employee of Artisan Partners or its affiliates, or a member of the immediate family of any of those persons.

A Fund may ask you to verify that you meet one of the guidelines above prior to permitting you to open a new account in a closed Fund. A Fund may permit you to open a new account if the Fund reasonably believes that you are eligible. A Fund also may decline to permit you to open a new account if the Fund believes that doing so would be in the best interests of the Fund and its shareholders, even if you would be eligible to open a new account under these guidelines.

The Funds’ ability to impose the guidelines above with respect to accounts held by financial intermediaries may vary depending on the systems capabilities of those intermediaries, applicable contractual and legal restrictions and cooperation of those intermediaries.

Call us at 800.344.1770 if you have questions about your ability to invest in a closed Fund.

SHARE CLASS ELIGIBILITY

INVESTOR SHARES

Investor Shares of the Funds are offered to members of the general public. You can open the following types of accounts in Investor Shares:

•	Individual or Joint Ownership – Individual accounts are owned by one person. Joint accounts can have two or more owners.

•

Uniform Gift or Transfer to a Minor (UGMA, UTMA) – Custodial accounts let you give money to a minor for any purpose. This gift is irrevocable, and the minor gains control of the account once he or she reaches the age of majority.

•	Individual or Marital Trust.

•	Business or Organization – This type of account is for a corporation, association, partnership or similar institution.

•

Retirement Account – This type of account includes traditional individual retirement accounts (IRAs), Roth IRAs, rollover IRAs, simplified employee pension plans (SEP-IRAs), SIMPLE IRAs, Keogh plans, profit sharing and money purchase plans, 403(b) plans and 401(k) plans.

•	Coverdell Education Savings Account (ESAs) – ESAs provide a tax-favored vehicle through which educational expenses can be funded on behalf of the individual for whom the account is established.

Financial intermediaries must contact the Funds for approval before opening an omnibus account.

ADVISOR SHARES

Advisor Shares of the Funds are generally available for investment only by employee benefit plans, clients of financial advisors, clients of sponsored fee-based programs and other investors that meet the minimum investment requirements. You may open a new account in Advisor Shares of a Fund only if:

•

you are an employee benefit plan that trades electronically through a financial intermediary and shares of the Fund are made available to your plan pursuant to an agreement between the financial intermediary and Artisan Partners Funds or Artisan Partners Distributors LLC;

•

you are a client of a financial advisor or financial planner that meets the Fund’s investment minimum through the advisor’s or planner’s aggregated client assets in the Fund held with a single custodian;

•

you are an investor in a sponsored fee-based program and shares of the Fund are made available to that program pursuant to an agreement with Artisan Partners Funds or Artisan Partners Distributors LLC;

•	you are an investor meeting the minimum investment requirements for opening a new account; or

•	the Fund has pre-approved your purchase.

INSTITUTIONAL SHARES

Institutional Shares are designed for certain employee benefit plans as well as institutional and other investors who are able to meet the high minimum investment requirements. You may open a new account in Institutional Shares of the Funds only if:

•

you are an employee benefit plan that trades electronically through a financial intermediary and shares of the Fund are made available to your plan pursuant to an agreement between the financial intermediary and Artisan Partners Funds or Artisan Partners Distributors LLC;

•	you are an investor meeting the minimum investment requirements for opening a new account; or

•	the Fund has pre-approved your purchase.

MINIMUM INVESTMENTS

	Investor Shares	Advisor Shares	Institutional Shares
To open an account	$1,000	$250,000	$1,000,000
To add to an account	No minimum	No minimum	No minimum

A Fund will waive the initial minimum investment of $1,000 for Investor Shares if you invest through the Automatic Investment Plan. See “Buying Shares – Automatic Investment Plan (AIP).” A Fund may also waive the minimum investment requirement for Investor Shares with respect to investments held in omnibus accounts or other accounts held through financial intermediaries, although the intermediary maintaining such an account may impose its own minimum investment requirements. See “Other Information – Financial Intermediaries.”

A Fund may, at its discretion, accept a smaller initial investment or waive the minimum initial investment amount for investment into Advisor Shares or Institutional Shares if:

•

you are an employee benefit plan that will trade Advisor or Institutional Shares of the Fund electronically through a financial intermediary and the Fund expects the plan will meet the minimum balance required within a defined period;

•

you are already a shareholder (in your name or as beneficial owner of shares held in someone else’s name) (for example, a nominee or a custodian holding shares for the benefit of an investor would not be eligible to open a new account for its own benefit or for the benefit of another customer, but the investor would be eligible to open a new account) of Advisor or Institutional Shares of that Fund; or

•

you, together with any affiliated organizations or related persons, will hold two or more accounts in your own or the affiliated organization’s or related person’s name or as beneficial owner of shares held in someone else’s name of Advisor or Institutional Shares of that Fund and such accounts, in the aggregate, exceed the minimum initial investment amount for that Fund.

In addition, a Fund may, at its discretion, accept a smaller initial investment or waive the minimum initial investment amount for investment into Advisor Shares if:

•	you are an investor in a sponsored fee-based program and the Fund expects the program will meet the minimum balance required within a defined period.

MINIMUM BALANCES

INVESTOR SHARES

Investor Shares of the Funds require a minimum balance of $1,000. The Funds reserve the right to close your account and redeem your shares if the value of your account falls below $1,000. However, before closing a small account, the Fund will notify you and give you at least 30 days to bring your account’s value up to the minimum.

The Funds will waive the $1,000 minimum balance requirement if an account value has declined below $1,000 due solely to investment performance.

If you discontinue an AIP before your account reaches $1,000, that account also may be closed and the Fund may redeem your shares.

If you participate in systematic withdrawal and your account has insufficient funds to meet a withdrawal, the amount remaining will be completely redeemed.

If you held Advisor Shares of Artisan Emerging Markets Fund at the time of the Redesignation, you will not be subject to the minimum balance requirement noted above for the Fund’s Investor Shares.

ADVISOR SHARES

Advisor Shares of the Funds require a minimum balance of $250,000, although each Fund may, at its discretion, permit a smaller minimum account balance under the circumstances set forth above. The Funds reserve the right to automatically convert the Advisor Shares in your account to Investor Shares, or to close your account and redeem your shares, if the value of your account falls below $250,000, unless the reduction in value is due solely to investment performance. The Fund will notify you and allow you at least 30 days to bring your account’s value up to the applicable minimum before converting your shares to Investor Shares or closing your account and redeeming your shares. If your shares are converted, the conversion will have no effect on the value of your investment in Advisor Shares of the Funds at the time of conversion. However, the number of shares you own after the conversion may be greater or lower than the number of shares you owned before the conversion, depending on the net asset value of the respective share classes.

INSTITUTIONAL SHARES

Institutional Shares of the Funds require a minimum balance of $1 million, although each Fund may, at its discretion, permit a smaller minimum account balance under the circumstances set forth above. The Funds reserve the right to automatically convert the Institutional Shares in your account to Investor Shares or Advisor Shares or close your account and redeem your shares if the value of your account falls below $1 million, unless the reduction in value is due solely to investment performance. The Fund will notify you and allow you at least 30 days to bring your account’s value up to the applicable minimum before converting your shares to Investor Shares or Advisor Shares or closing your account and redeeming your shares. If your shares are converted, the conversion will have no effect on the value of your investment in Institutional Shares of the Funds at the time of conversion. However, the number of shares you own after the conversion may be greater or lower than the number of shares you owned before the conversion, depending on the net asset value of the respective share classes.

BUYING SHARES

IMPORTANT INFORMATION ABOUT OPENING AN ACCOUNT

Federal law requires all financial institutions, including mutual funds, to obtain, verify and record information that identifies each person who opens an account. Consequently, when you open an Artisan Partners Funds account, you will be asked to provide certain identifying information on your account application. If you fail to provide the appropriate information to the Funds, the Funds may try to contact you to obtain the necessary information. For more information, see “Other Information – Anti-Money Laundering Compliance.”

HOW TO OPEN AN ACCOUNT

If you meet the applicable share class eligibility requirements and the Fund’s other criteria, you may be able to purchase shares of Artisan Partners Funds by contacting your financial intermediary. You can also open an account and purchase Investor Shares or Advisor Shares (if available) of the Funds by contacting the Funds’ transfer agent at 800.344.1770 and completing a new account application. See “Investing with Artisan Partners Funds – Who Can Invest in Artisan Partners Funds?,” “– Who is Eligible to Invest in a Closed Fund?” and “– Share Class Eligibility.” Applications for direct purchases of Institutional Shares are only made available through Artisan Partners Distributors LLC by calling 866.773.7233.

By Mail – Complete and sign a new account application. Mail the application, along with your check for the applicable purchase amount to the address listed below (use the address that matches the delivery mechanism you are using – regular mail or overnight delivery). All checks must be made payable to “Artisan Partners Funds” or to the name of the Fund in which you are investing. Artisan Partners Funds will not accept cash, money orders, travelers’ checks, credit card payments, credit card checks, third-party checks, starter checks or checks drawn on non-U.S. financial institutions.

For regular mail delivery:	For overnight mail delivery:
Artisan Partners Funds c/o Boston Financial Data Services P. O. Box 8412 Boston, MA 02266-8412	Artisan Partners Funds c/o Boston Financial Data Services 30 Dan Road Canton, MA 02021-2809 800.344.1770

All investment checks must be delivered to one of the addresses above. Artisan Partners Funds and Artisan Partners Distributors LLC do not accept shareholder investment checks at their corporate offices; checks received at those offices will be forwarded to Boston Financial Data Services (Boston Financial), the Funds’ transfer agent, and purchases will not be effective until the order is received and accepted by Boston Financial. A purchase by check is priced at the NAV next calculated after Boston Financial receives the check and accepts the order.

By Wire – You may purchase shares by instructing your financial institution to wire money to Artisan Partners Funds’ custodian bank. Your financial institution may charge you a fee to send (or receive) funds by wire. Wire transfers from a bank outside the U.S. generally will not be accepted. A purchase by wire is priced at the NAV next calculated after Boston Financial receives your wire. Therefore, if your wire is received after the time as of which the NAV is calculated for the day, your funds may be held by the Funds’ custodian bank until the next business day. If you are opening a new account by wire transfer, a new account application must be received in proper form at the Funds’ transfer agent prior to the receipt of the wire. Artisan Partners Funds will not be responsible for the consequences of delays, including delays in the banking or Federal Reserve wire systems.

Wire transfer instructions are:

State Street Bank and Trust Company Attn: Mutual Funds Boston, MA 02110
Routing #011000028
Credit to:	Artisan Partners Funds Deposit DDA 99050882
Further credit:	[your account registration]
[your account number]

If the proper account information is not included, the wire order may be rejected.

By Exchange – You may open a new account in Investor Shares or Advisor Shares of Artisan Partners Funds by telephone by calling 800.344.1770 with an exchange of $1,000 or more for Investor Shares or $250,000 or more for Advisor Shares from your identically registered account in another of the Artisan Partners Funds. You may open a new account in Institutional Shares by telephone by calling 866.773.7233 with an exchange of $1,000,000 or more from your identically registered account in Institutional Shares of another Artisan Partners Fund. See “– Telephone Exchange Plan.” A purchase by exchange is priced at the NAV next calculated after your call; the redemption may be subject to a redemption fee. See “Redeeming Shares – Redemption Fee.”

By Automatic Investment Plan (AIP) – You may purchase Investor Shares or Advisor Shares of Artisan Partners Funds through an AIP. Complete and sign the account application, including the AIP section. See “– Automatic Investment Plan (AIP).”

By Purchases in Kind – You may, subject to Artisan Partners Funds’ approval, purchase Investor Shares, Advisor Shares or Institutional Shares of the Funds with securities that are eligible for purchase by the Fund (consistent with the Fund’s investment process, goal and philosophy) and that have values that are readily ascertainable in accordance with the Fund’s valuation policies. Call Artisan Partners Funds at 866.773.7233 if you would like to purchase shares of the Funds with other securities.

HOW TO ADD TO AN ACCOUNT

If you opened an account directly with a Fund in accordance with the previous section, you may make subsequent investments by wire transfer using the instructions provided, or by submitting a check, along with either the stub from your Fund account statement or a letter indicating the amount of the purchase, your account number and the name in which your account is registered. All checks must be made payable to “Artisan Partners Funds” or to the name of the Fund in which you are investing. Please print your account number on your check. Artisan Partners Funds will not accept cash, money orders, travelers’ checks, credit card payments, credit card checks, third-party checks, starter checks or checks drawn on non-U.S. financial institutions.

To make additional purchases of Investor Shares or Advisor Shares of a Fund, you may also add from $50 to $50,000 to your account by telephone. You may elect the telephone purchase option on your application or by completing the shareholder account options form after your account has been opened. A telephone purchase with funds to be drawn from your bank account is generally effective on the business day of your call if you call before the time as of which the Fund calculates its NAV, or on the next business day after your call if you call after the time as of which the Fund’s NAV has been calculated for the day. See “Investing with Artisan Partners Funds – Share Price.” Your financial institution may impose a fee for wire or electronic funds transfer (“EFT”).

You may exchange between identically registered accounts within the same share class by telephone. Telephone exchanges are subject to a minimum exchange of $50 and other limits. See “– Telephone Exchange Plan.”

You may also add AIP to your existing account in Investor Shares or Advisor Shares of Artisan Partners Funds. Please call 800.344.1770 or visit www.artisanpartners.com for a shareholder account options form. Your financial institution may charge you a fee for electronic transfers of funds. See “– Automatic Investment Plan (AIP)” for more information.

TELEPHONE EXCHANGE PLAN

You may open a new account in a Fund by exchange from your identically registered account in the same share class of another Artisan Partners Fund. To open the new account, your exchange must meet the applicable share class minimum. You also may transfer investments between already existing identically registered accounts by exchanging at least $50.

Telephone exchanges are subject to these restrictions:

•	Both accounts must be registered in the same name, with the same address and taxpayer identification (social security or employer identification) number.

•

Your exchange will be processed on the business day on which you call if you call before the time as of which each Artisan Partners Fund calculates its NAV, or on the next business day after your call if you call after the time as of which an Artisan Partners Fund’s NAV has been calculated for the day. See “Investing with Artisan Partners Funds – Share Price.”

•	If your account is subject to backup withholding, you may not use the telephone exchange plan.

•

If you use the telephone exchange plan more than four times in any rolling twelve-month period, Artisan Partners Funds may terminate your access to the plan. Exchanges conducted through an omnibus account are not subject to this limitation because Artisan Partners Funds may not be able to identify the underlying investors but you may be subject to restrictions imposed by the financial intermediary.

•	Artisan High Income Fund may charge you a 2% redemption fee on exchanges of shares owned for 90 days or less. See “Redeeming Shares – Redemption Fee.”

AUTOMATIC INVESTMENT PLAN (AIP)

The AIP allows you to make regular, systematic investments into Investor Shares or Advisor Shares of Artisan Partners Funds. You purchase shares by transferring money from your designated checking or savings account directly into your Fund account. Simply designate your monthly investment amount (the monthly minimum is $50) and the day (between the 3rd and the 28th) you want the transfer to take place. If you do not select a day, the withdrawal from your account will be made on the 15th of the month. If a withdrawal date falls on a weekend or holiday, your payment will be transferred from your bank account on the business day prior to the date you selected. It may take up to 10 days to establish your AIP once your instructions have been received. Artisan Partners Funds will not be responsible for non-sufficient funds fees. If your AIP does not clear, your purchase will be cancelled. You will be liable for any resulting losses or fees a Fund or its transfer agent incurs. If your purchase through the AIP fails to clear on two consecutive occasions, the Fund will terminate your AIP.

If you choose the AIP when you open your account, the minimum initial investment for Investor Shares will be waived. However, your Investor Shares may be redeemed and your account closed if you discontinue the AIP before your account reaches the minimum initial investment size. See “Investing with Artisan Partners Funds – Minimum Balances.” To change an AIP, please notify us at least 14 days prior to the next scheduled investment date. For complete instructions on changing an AIP, please visit www.artisanpartners.com or contact a customer service representative at 800.344.1770.

PURCHASES – GENERAL INFORMATION

•	Your purchases must be in U.S. dollars.

•	If your check or telephone purchase order does not clear, your purchase will be cancelled. You also will be liable for any resulting losses or fees a Fund or its transfer agent incurs.

•	You may not change or cancel a purchase request once it has been received in good order.

•

An order typically is accepted when the Fund or its authorized agent has received a completed application or appropriate instruction along with the intended investment, if applicable, and any other required documentation. An order is not binding until accepted and entered on the books of the Fund.

•

Artisan Partners Funds reserves the right to reject any order deemed inappropriate or not to be in the best interests of existing Fund shareholders, to limit exchanges or to take such other actions as the Funds deem appropriate or, for Institutional Shares, any purchase order that has not been previously approved by the Fund or Artisan Partners Distributors LLC. Further, the Funds reserve the right to reject any purchase order in its sole discretion. For example, a Fund may reject an order that appears so large that it would disrupt management of the Fund or an order from someone ineligible to invest. The Fund also may reject orders as described below under “Other Information – Anti-Money Laundering Compliance” and “Other Information – Inappropriate Trading.” The Fund and its transfer agent will not be responsible for any loss, liability, cost or expense resulting from rejecting any purchase order.

•	A holiday, weekend or other interruption can affect the normal processing of an investment.

•

Artisan Partners Funds cannot accept a purchase order specifying a specific purchase date or price per share. Purchase checks greater than $50,000 that are post-dated or have a partial date or no date will be rejected. However, if a purchase check is less than $50,000, it will not be held for processing on the designated date, but will be processed upon acceptance.

•	Artisan Partners Funds may terminate your ability to make automatic investments and telephone purchases if an item is not paid by your financial institution on two consecutive occasions.

•

To prevent unauthorized transactions in your account, Artisan Partners Funds will take precautions designed to verify that information communicated by telephone is genuine. Artisan Partners Funds and its transfer agent may record a call, request identifying information and send written confirmation of telephone transactions. Artisan Partners Funds and its transfer agent will not be responsible for any loss, liability, cost or expense resulting from acting upon instructions furnished by telephone if we follow reasonable procedures designed to verify the identity of the caller. We recommend that you take precautions to keep confidential your personal information, including your account number and tax identification (social security or employer identification) number. You should verify the accuracy of each telephone transaction as soon as you receive your confirmation statement.

REDEEMING SHARES

You may redeem some or all of your shares by telephone or written request sent to the Fund by mail on any day that the NYSE is open for regular session trading. You may also redeem Investor Shares or Advisor Shares of Artisan Partners Funds by systematic withdrawals on any day that the NYSE is open for regular session trading. Your redemption will be processed on the business day that your order is accepted by the Fund or its authorized agent if it is received before the time as of which the Fund calculates its NAV (NYSE closing time – usually 4:00 p.m. Eastern Time). If your order is received after that time, your order will be processed on the next business day. The Fund will redeem your shares at the NAV per share next calculated after your redemption order is received in good order by the Fund or its authorized agent. The Fund may reject your redemption order under certain circumstances, which are discussed below. Artisan Partners Funds will generally wire transfer the proceeds of your redemption to the bank account designated in your purchase application or on a telephone authorization form. Some redemptions require Medallion guarantees. See “– Medallion Guarantees.”

HOW TO REDEEM SHARES

BY MAIL

Non-IRA Accounts – To redeem shares in an account other than an IRA, complete the Non-IRA Redemption form or mail a letter of instruction including: the Fund’s name; your account number; the dollar amount or number of shares to be sold; and the signature of the shareholder(s) as it appears on the account or by a duly authorized agent of the shareholder(s). Some redemptions require Medallion guarantees. See “– Medallion Guarantees.” The letter of instruction should be sent to the address shown below (use the address that matches the delivery mechanism you are using – regular mail or overnight delivery).

For regular mail delivery:	For overnight mail delivery:
Artisan Partners Funds c/o Boston Financial Data Services P. O. Box 8412 Boston, MA 02266-8412	Artisan Partners Funds c/o Boston Financial Data Services 30 Dan Road Canton, MA 02021-2809 800.344.1770

IRA Accounts – To redeem shares in an Artisan Partners Funds IRA account, you may send a letter of instruction or complete the IRA Distribution Request Form. Call 800.344.1770 or visit www.artisanpartners.com for instructions. Some redemptions require Medallion guarantees. See “– Medallion Guarantees.”

We encourage you to consult your tax advisor regarding the tax consequences and tax reporting requirements of your redemptions prior to redeeming shares in an IRA account.

For further instructions, documents or the IRA Disclosure Statement and Custodial Agreement, please call 800.344.1770 or visit www.artisanpartners.com.

BY TELEPHONE

You automatically have the telephone redemption option unless you decline it on your account application. If you decline this option, but would like to add it at a later date, call 800.344.1770 or visit www.artisanpartners.com for a shareholder account options form if you hold Investor Shares or Advisor Shares. To authorize telephone redemption on an existing Institutional Shares account, call us at 866.773.7233 to obtain a telephone redemption authorization form. The telephone redemption form must be signed by a person authorized to act on behalf of the registered owner of an account and may require a form of signature validation.

To redeem Investor Shares or Advisor Shares by telephone, call the Funds’ transfer agent at 800.344.1770. To redeem Institutional Shares by telephone, call the Funds’ transfer agent at 866.773.7233. If you redeem shares by telephone, any amount of shares may be redeemed if a bank account was designated on your account application, or updated on a shareholder account options form after your account was opened, to receive the proceeds by wire transfer or EFT. If you have not designated a bank account to receive the proceeds by wire or EFT, telephone redemptions will be limited to $50,000 each and will be sent by check to your mailing address of record. Your bank may charge you a fee for an incoming wire or EFT; Artisan Partners Funds reserves the right to charge fees for these services in the future. Payment by EFT usually will arrive at your bank two banking days after your redemption is processed. Payment by wire usually is credited to your bank account on the next banking day after your redemption is processed.

To reduce the risk of loss from a fraudulent instruction, we will send your redemption proceeds only to the bank account designated in your application or telephone authorization form or letter signed by an authorized person and with a Medallion guarantee. See “– Medallion Guarantees.” A request to change your existing U.S. bank account must be submitted in writing or on a shareholder account options form and may require a form of signature validation.

The Fund and its transfer agent will not be responsible for the authenticity of instructions provided by telephone, nor for any loss, liability, cost or expense for acting upon instructions furnished by telephone, if we follow reasonable procedures designed to identify the caller. We may record a call, request identifying information or send written confirmation of telephone transactions. Please verify the accuracy of each telephone transaction as soon as you receive your confirmation statement. We recommend that you take precautions to keep confidential your account information, including your account number and tax identification number.

During periods of volatile economic and market conditions, you may have difficulty making a redemption request by telephone, in which case you should make your redemption request in writing.

SYSTEMATIC WITHDRAWALS

This service lets you withdraw a set amount from your account in Investor Shares or Advisor Shares of the Funds at regular intervals. To be eligible for systematic withdrawal, you must have at least $5,000 in your Artisan Partners Fund account and must withdraw at least $50 per transaction.

If you would like to add this option, please call us at 800.344.1770 or visit www.artisanpartners.com for a shareholder account options form. You must use the IRA Distribution Request Form to request systematic withdrawals from your IRA account.

If you select the systematic withdrawal option, you may choose to have the Fund send payment: (i) by mail to the address of record; (ii) by EFT to a pre-authorized U.S. bank account; or (iii) to your pre-authorized U.S. bank account by wire transfer. In order to receive funds by EFT or wire transfer, you must identify your U.S. bank account on your application, or if you are changing your U.S. bank account or adding this feature after your account is open, on a shareholder account options form. Your request to change your U.S. bank account or add options must be submitted in writing and may require a form of signature validation. Your bank may charge you a fee for the incoming wire or EFT; Artisan Partners Funds reserves the right to charge fees for these services in the future. Payment by EFT usually will arrive at your bank two banking days after your redemption is processed. Payment by wire usually is credited to your bank account on the next banking day after your redemption is processed.

REDEMPTIONS – GENERAL INFORMATION

Normally, redemption proceeds will be mailed to you within seven days after receipt and acceptance of your redemption request. Redemption proceeds may be withheld or delayed as required or permitted by applicable law.

Subject to applicable law, a Fund may reject your redemption request if:

•	the identification information you provided in your account application cannot be verified;

•	your identification information matches information on a government list of suspicious persons; or

•	the Fund believes that you may be involved in suspicious activity.

Further documentation may be requested to evidence the authority of the person or entity making a written redemption request. Please call 800.344.1770 with questions if you hold Investor Shares or Advisor Shares. Please call 866.773.7233 with questions if you hold Institutional Shares.

If you recently have made a purchase by check or EFT, the Fund may withhold redemption proceeds until it is reasonably satisfied that it has received good funds. This confirmation process can take up to 15 days. To reduce such delays, Artisan Partners Funds recommends that your purchase be made by federal funds wire through your financial institution.

You may not change or cancel a redemption request once it has been received in good order.

A Fund cannot accept a redemption request that is post-dated, specifies a particular date for processing, specifies a price for redemption or contains any other special conditions. All redemptions will be processed upon acceptance.

Redemptions may be suspended or payment dates postponed when the NYSE is closed, its trading is restricted or as permitted by the Securities and Exchange Commission (SEC).

Each Fund intends to pay all redemptions in cash. During any 90-day period for any one shareholder, a Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the Fund’s net assets. Redemptions in excess of these limits may be paid wholly or partly by an in-kind distribution of securities.

The redemption price you receive depends upon the NAV per share of a class of a Fund at the time of redemption. It may be more or less than the price you originally paid for the shares and may result in a realized capital gain or loss.

Shares in any account you maintain with Artisan Partners Funds may be redeemed to the extent necessary to reimburse Artisan Partners Funds for any loss it sustains that is caused by you (such as losses from uncollected checks or any Fund liability under the backup withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”) relating to your account).

If a Fund sends you a check for a redemption, systematic withdrawal payment or cash distribution that is returned “undeliverable” or remains uncashed for at least six months, the Fund may cancel the check and reinvest the proceeds in your Fund account at the NAV per share on the date of reinvestment and, if applicable, the Fund may (a) cancel your systematic withdrawal payments, honoring redemptions only by request and (b) automatically reinvest your future dividends and capital gains, even if you had elected cash payment. If you hold your investment in an IRA, or other circumstances exist such that reinvesting the proceeds is not in your or the Fund’s best interest, your check will not be cancelled and the Fund may attempt to contact you to obtain further instruction.

Before submitting your redemption request, please call 800.344.1770 if you have any questions about requirements for a redemption and hold Investor Shares or Advisor Shares. If you hold Institutional Shares, please call 866.773.7233.

REDEMPTION FEE

If you redeem or exchange shares of Artisan High Income Fund that you have held for 90 days or less, the Fund will charge you a redemption fee of 2% of the redemption proceeds. The redemption fee will be deducted from your redemption proceeds and retained by the Fund.

Artisan High Income Fund reserves the right to waive or reduce the 2% redemption fee on shares held 90 days or less at its discretion when the Fund believes such waiver is in the best interests of the Fund, including but not limited to when it determines that imposition of the redemption fee is not necessary to protect the Fund from the effects of short-term trading.

For example, the following transactions for direct shareholders of shares of Artisan High Income Fund (if known by the Fund) would not be subject to redemption fees:

•	Redemptions of shares purchased through reinvestment of dividends and distributions;

•	Redemptions of shares pursuant to certain automatic rebalancing programs;

•

Redemptions requested following the death of a registered shareholder on an account or the settler of a living trust that is the registered shareholder of an account, for shares held in the account at the time of death;

•	Redemptions of shares that were purchased as participant contributions through an employer-sponsored retirement plan;

•	Transaction activity due to processing errors; or

•	Shares exchanged from one share class to another within the Fund.

This list is not exclusive. To request a waiver or if you have any questions about whether your transaction will be subject to the redemption fee, please call us at 800.344.1770 if you hold Investor Shares or Advisor Shares.

Artisan High Income Fund will waive the redemption fee on redemptions of shares held by certain retirement or profit-sharing plans and shares purchased through certain financial intermediaries. In those cases where a financial intermediary passes the redemption fee through to underlying investors, the amount of the fee and the holding period generally will be consistent with the Fund’s criteria. However, due to differences in operational capacities, the financial intermediaries’ methods for tracking and calculating the fee may be different in some respects from the methods employed by the Fund. If you purchase Fund shares through a financial intermediary, you should contact the intermediary for more information on how redemption fees will be applied to your shares.

Waivers of redemption fees are reported to the board of directors of Artisan Partners Funds.

MEDALLION GUARANTEES

To protect you and the Fund from fraud, the following transaction requests must be submitted in writing and include a Medallion Signature Guarantee for each account owner:

•	If you wish to redeem more than $50,000 and have not previously designated a U.S. bank account to receive the proceeds by wire transfer or EFT.

•	If you add/remove an owner on your account.

•	If you add/change the beneficiary to whom your account will be transferred upon your death.

•	If you ask that a check or wire be delivered to an address or bank account other than the address or bank account on your account.

•	If you ask that a check or wire be made payable to someone other than the account owner.

•	If you transfer the ownership of your account.

•

If you wish to redeem shares and your address is changed in response to a U.S. Postal Service notification or you have changed the address on your account in writing without a Medallion guarantee, by phone or through www.artisanpartners.com within the last 60 days.

All Medallion Guarantees must use a STAMP2000 Medallion imprint appropriate for the nature and dollar amount of the transaction. Each owner’s signature must show the capacity in which the signer is acting, (for example, “Jane Doe, as Trustee”). Medallion Guarantee is a bar-coded signature guarantee and must be executed by an eligible guarantor. Eligible guarantors include Commercial Banks, Trust Companies, Savings Associations and Credit Unions, as defined by the Federal Deposit Insurance Act. Member firms of a domestic stock exchange are also considered eligible guarantors. Non bar-coded guarantees or stamps from a Notary Public are not acceptable.

If you are signing on behalf of an entity, you must indicate your capacity beside or beneath your signature. If you are signing in a capacity, further documentation may be required by the guarantor. Prior to signing, inquire what documentation needs to be provided and the maximum transaction amount the guarantee will insure. Request that the guarantor provide a legible bar-coded Medallion Guarantee. A form or transaction request received without a valid STAMP2000 Medallion imprint may be rejected.

EXCHANGING SHARES

If you meet the minimum investment requirements for opening a new account, and any other eligibility criteria described in this statutory prospectus, you may exchange shares of a Fund for the same class of shares of any other Artisan Partners Fund that is open to new investors or any closed Artisan Partners Fund (if you also meet the requirements described under “Investing with Artisan Partners Funds – Who is Eligible to Invest in a Closed Fund?” and “Share Class Eligibility”). A fund exchange may be made by following the redemption procedures described under “Redeeming Shares – How to Redeem Shares.” The Funds will exchange your shares at the respective NAVs per share next calculated after your exchange order is received in good order by the Funds or their authorized agent. If you exchange shares of Artisan High Income Fund that you have held for 90 days or less for the same class of shares of another Fund, the Fund will charge you a redemption fee of 2% of the redemption proceeds. An exchange of shares of one Fund for shares of another Fund will be a taxable transaction. See “Dividends, Capital Gains & Taxes – Taxes.”

Shareholders may also exchange shares of a Fund for a different class of shares offered by the same Fund, provided that the shareholder meets the eligibility requirements, including any investment requirements for opening a new account in shares of the class into which the shareholder seeks to exchange. Such an exchange may be made by following the procedures described under “Redeeming Shares – How to Redeem Shares.” The Funds will exchange your shares at the respective NAVs per share next calculated after your exchange order is received in good order by the Funds or their authorized agent. If you exchange shares of Artisan High Income Fund that you have held for 90 days or less for a different class of shares offered by that Fund, generally the Fund will not charge you a redemption fee, unless you trade electronically under certain circumstances. For U.S. federal income tax purposes, an exchange of shares of one Fund directly for shares of a different class of the same Fund generally is not expected to be a taxable event, or to result in recognition of a gain or loss by the exchanging shareholder. See “Dividends, Capital Gains & Taxes – Taxes.”

Artisan Partners Funds reserves the right, without notice, to revise or terminate the exchange privilege, limit the amount of any exchange, or reject an exchange, at any time, for any reason.

SHAREHOLDER & ACCOUNT PROCEDURES

ACCOUNT OPTION CHANGES

To further protect the Funds and their shareholders from fraud, some shareholder account changes may require additional signature validation. Please refer to our shareholder account options form for further information or call us at 800.344.1770 if you hold Investor Shares or Advisor Shares, or at 866.773.7233 if you hold Institutional Shares.

ADDRESS CHANGES

You may change the address on your account by:

•

sending a written request to the Fund’s transfer agent signed by the registered owner(s) of the account (please note, if you wish to redeem shares within 60 days after a change of address in writing, each owner’s signature must be guaranteed using a STAMP2000 Medallion. See “Redeeming Shares – Medallion Guarantees”),

•	calling us at 800.344.1770 if you hold Investor Shares or Advisor Shares, or at 866.773.7233 if you hold Institutional Shares, or

•	accessing your account through www.artisanpartners.com (only available for Investor Shares or Advisor Shares).

Artisan Partners Funds will send a written confirmation of the change to both your old and new addresses. Artisan Partners Funds will change your address in response to a U.S. Postal Service notification, but will attempt to contact you at the new address so that you can confirm the address change.

If your address is changed in response to a U.S. Postal Service notification, in writing without proper signature validation, by phone or through www.artisanpartners.com, we will not honor any redemption request for the following 60 days, unless that redemption is in writing with a Medallion guarantee. See “Redeeming Shares – Medallion Guarantees.” The Fund and its transfer agent will not be responsible for any loss, liability, cost or expense resulting from acting upon address changes if we follow reasonable procedures to verify the identity of the caller or website user.

If a piece of mail that we send to you is returned as undeliverable, we will attempt to resend the mail two more times. If it remains undeliverable after those three attempts, we will discontinue all mail to your mailing address of record until you notify us of a new address by one of the previously stated methods.

STATEMENTS AND REPORTS

As an Artisan Partners Fund shareholder, you will receive:

•	Confirmation statements.

•	Quarterly account statements.

•	Annual and semiannual reports with financial statements.

•	Year-end tax statements.

Transactions made under certain periodic investment and withdrawal programs (including dividend reinvestment plans) will be confirmed on quarterly account statements. We suggest you keep each of your quarterly and year-end account and tax statements with your other important financial papers. You may need them for tax purposes.

If you need copies of statements and hold Investor Shares or Advisor Shares, call 800.344.1770 or visit www.artisanpartners.com. If you need copies of statements and hold Institutional Shares, call 866.773.7233. Copies of this year’s or last year’s statements are free of charge; for earlier years, there is a per statement processing fee (currently $10) for each year for which statements (account or tax) are requested. If more than one member of a household has an account with a Fund, we reduce the number of duplicate annual and semiannual reports your household receives by sending only one copy of each to the address shared by those accounts. If you hold more than one account in a Fund, we will only send one summary prospectus for that Fund, but your household may receive more than one copy if two or more members of your household hold accounts in the Fund. Call us at 800.344.1770 to request individual copies of these documents. We will begin sending individual copies within 30 days after receiving your request.

E-DELIVERY OF DOCUMENTS

If you hold your account in Investor Shares or Advisor Shares directly with Artisan Partners Funds, and you prefer to view Fund documents online rather than receiving paper documents, you may enroll in E-Delivery through www.artisanpartners.com. To enroll in E-Delivery, you will need to provide your social security number or employer identification number and a valid email address. All accounts associated with the social security or employer identification number you provide will be enrolled for E-Delivery.

When a Fund document becomes available, you will receive an email containing a link to that document. If the email we send to you is returned as undeliverable, we will attempt to resend the email two more times. If your email remains undelivered after those three attempts, your E-Delivery enrollment will be discontinued and paper copies of Fund documents will be sent to your mailing address on record. There are risks to electronic delivery of Fund documents, including, but not limited to, delay or failure of delivery due to technical difficulties and other matters beyond the Funds’ control. The Funds have no liability for the failure or disruption of the E-Delivery service due to circumstances beyond our reasonable control.

ABANDONED PROPERTY

If your account is deemed “abandoned” or “unclaimed” under state law, Artisan Partners Funds may be required to “escheat” or transfer the assets in your account to the applicable state’s unclaimed property administration. The state may sell escheated shares and, if you subsequently seek to reclaim your proceeds of liquidation from the state, you may only be able to recover the amount received when the shares were sold. It is your responsibility to ensure that you maintain a correct address for your account, keep your account active by contacting the Funds by mail or telephone or accessing your account through the Funds’ website at least once a year, and promptly cash all checks for dividends, capital gains and redemptions. The Funds’ transfer agent can be contacted by phone at 800.344.1770 (866.773.7233 for Institutional Shares), by regular mail at Artisan Partners Funds, c/o Boston Financial Data Services, P. O. Box 8412, Boston, MA 02266-8412, or by express, certified or registered mail at Artisan Partners Funds, c/o Boston Financial Data Services, 30 Dan Road, Canton, MA 02021-2809.

OTHER INFORMATION

FINANCIAL INTERMEDIARIES

The Funds may authorize certain financial services companies, broker-dealers, banks or other authorized agents, and in some cases, other organizations designated by an authorized agent (with their designees, collectively “authorized agents”), to accept purchase, exchange and redemption orders on the Funds’ behalf. An order properly received by an authorized agent will be deemed to have been accepted by the Funds. If you buy, exchange or redeem shares through an authorized agent, you will pay or receive the Fund’s NAV per share next calculated after receipt and acceptance of the order by the authorized agent, after giving effect to any transaction charge imposed by the agent and the application of a 2% redemption fee (if applicable) for Artisan High Income Fund only. The authorized agent’s procedures will apply in lieu of purchase, exchange and redemption procedures described in this statutory prospectus.

If you attempt to purchase shares of the Funds through an unauthorized intermediary, your purchase request will be rejected. Please contact your financial intermediary or Artisan Partners Funds at 800.344.1770 to find out whether your financial intermediary is eligible to purchase Fund shares and, if so, how purchases, redemptions or exchanges may be made.

Institutional Shares of the Funds do not pay fees to intermediaries in connection with recordkeeping, transaction processing for shareholders’ accounts or any other services that an intermediary may provide to its clients.

For Investor Shares or Advisor Shares of the Funds, some authorized agents do not charge investors a direct transaction fee, but instead charge a fee for accounting and shareholder services that the agent provides to you on the Fund’s behalf. These services may include recordkeeping, transaction processing for shareholders’ accounts and other services to its clients. This fee may be based on the number of accounts or may be a percentage, currently up to 0.40% annually for Investor Shares and up to 0.15% annually for Advisor Shares, of the average value of accounts for which the authorized agent provides services. The Fund pays a portion of this fee, which is intended to compensate the authorized agent for its provision of services of the type that would be provided by the Funds’ transfer agent or other service providers if the shares were registered on the books of the Fund.

For Investor Shares or Advisor Shares of the Funds, Artisan Partners, at its own expense, may pay authorized agents for accounting and shareholder services (to the extent those fees are not paid by a Fund), and for distribution and marketing services performed with respect to the Funds. Such payments for distribution and marketing services may be made as compensation or reimbursement for one or more of the following: (1) expenses incurred by authorized agents for their sales activities with respect to the Funds, such as preparing, printing and distributing sales literature and advertising materials and compensating registered representatives or other employees of authorized agents for their sales activities and (2) marketing and promotional services by authorized agents, such as business planning assistance, educating personnel about the Funds and sponsoring sales meetings. A number of factors may be considered in determining the amount of the payments associated with such services, including that authorized agent’s sales, client assets invested in the Funds and redemption rates, the quality of the authorized agent’s relationship with Artisan Partners, and the nature of the services provided by the authorized agent to its clients. Although neither the Funds nor Artisan Partners pays for a Fund to be included in an authorized agent’s “preferred list” or other promotional program, some authorized agents that receive compensation as described above may have such programs in which the Funds may be included. Authorized agents that receive these types of payments may have a conflict of interest in recommending or selling Fund shares rather than other mutual funds, particularly where such payments exceed those associated with other funds.

The Funds reserve the right to waive or reduce the minimum investment requirements as described under “Investing with Artisan Partners Funds – Minimum Investments.” Artisan High Income Fund reserves the right to waive or reduce the 2% redemption fee on shares held for 90 days or less for any account held through an authorized agent or other financial intermediary and currently waives the redemption fee on redemptions of shares held by certain retirement or profit-sharing plans and shares purchased through certain authorized agents or financial intermediaries.

In those cases where a financial intermediary passes the redemption fee through to underlying investors, the amount of the fee and the holding period generally will be consistent with Artisan High Income Fund’s criteria. However, due to differences in operational procedures and policies, the financial intermediaries’ methods for tracking and calculating the fee may be different in some respects from the methods employed by the Fund. If you purchase shares of Artisan High Income Fund through a financial intermediary, you should contact the financial intermediary for more information on how redemption fees will be applied to your shares.

ANTI-MONEY LAUNDERING COMPLIANCE

Artisan Partners Funds is required to comply with various anti-money laundering laws and regulations. Federal law requires all financial institutions, including mutual funds, to obtain, verify and record information that identifies each person who opens an account. Consequently, when you open an Artisan Partners Funds account, you must provide certain identifying information on your account application. If you are transferring the ownership of your account, you also will need to provide identification information about the transferee. If you fail to provide the appropriate information to the Funds, the Funds may try to contact you to obtain the necessary information. If you are unable to provide the requested information, the Funds are unable to contact you within the period of time the Funds consider appropriate, or the Funds believe that the nature of the information needed is such that follow-up contact is not appropriate, your application will be rejected and the monies received to establish your account will be returned to you. For some investors and types of accounts, this could have adverse consequences. For example, an IRA holder with a limited amount of time to accomplish a rollover of IRA assets could suffer unfavorable tax consequences as a result of the Funds’ inability to process an application. As a result, it is very important that the application be filled out completely. If you have questions about completing your application, please call 800.344.1770.

After your account is established, the Funds also may take other actions or ask to see other identifying documents to verify your identity. These actions may include checking your identifying information against various databases and requesting identifying documents, such as a business license, for an entity, or a driver’s license or other state identification card, for an individual, to verify your identity. If the Funds are unable to verify your identity from the information you provide, your account will be closed and the redemption proceeds will be paid to you (unless the Funds are required to “freeze” your account as described below). You will receive the share price next calculated after the Funds determine that they are unable to verify your identity (so your redemption proceeds may be more or less than the amount you paid for your shares and the redemption may be a taxable transaction).

If at any time the Funds believe you may be involved in suspicious activity or if your identifying information matches information on government lists of suspicious persons, the Funds may choose not to establish a new account or may be required to “freeze” your account. The Funds also may be required to provide a governmental agency with information about your attempt to establish a new account or about transactions that have occurred in your account.

The Funds also may be required to transfer monies received to establish a new account, transfer an existing account or transfer the proceeds of an existing account to a governmental agency. In some circumstances, the law may not permit a Fund to inform you that it has taken the actions described above.

INAPPROPRIATE TRADING

Artisan Partners Funds attempts to identify investors who appear to engage in trading the Funds consider inappropriate, which may include frequent or short-term trading, and to take reasonable steps to deter such activity.

The Funds cannot always identify or reasonably detect frequent, short-term or other inappropriate trading. In particular, it may be difficult to identify frequent, short-term or other inappropriate trading in certain omnibus accounts and other accounts traded through financial intermediaries (which may include broker-dealers, retirement plan administrators, insurance company separate accounts, bank trust departments or other financial services organizations), some of which may be authorized agents of the Funds. By their nature, omnibus accounts conceal from the Funds the identity of individual investors and their transactions. Artisan Partners Funds complies fully with applicable federal rules requiring it to reach an agreement with each of its financial intermediaries pursuant to which certain information regarding purchases, redemptions, transfers and exchanges of Fund shares by underlying beneficial owners through financial intermediary accounts will be provided to the Funds upon request, but there can be no guarantee that all frequent, short-term or other trading activity the Funds may consider inappropriate will be detected, even with such agreements in place. If Artisan Partners Funds is unsuccessful in reaching such an agreement with any financial intermediary, Artisan Partners Funds will terminate that financial intermediary’s ability to purchase shares of the Funds for its customers.

Artisan Partners Funds’ board of directors has adopted policies and procedures to address frequent or short-term trading. The Funds attempt to deter frequent or short-term trading through various methods, which include:

•	exchange limitations as described under “Buying Shares – Telephone Exchange Plan”;

•	fair valuation of securities as described under “Investing with Artisan Partners Funds – Share Price”; and

•	redemption fees on Artisan High Income Fund as described under “Redeeming Shares – Redemption Fee.”

The nature of the efforts undertaken and the resulting action by Artisan Partners Funds depends, among other things, on the type of shareholder account. Trading activity is monitored selectively on a daily basis in an effort to detect frequent, short-term or other inappropriate trading. If Artisan Partners Funds believes that an investor has engaged in frequent, short-term or other inappropriate trading, it may reject future purchases of Fund shares in that account or related accounts, or by that investor, with or without prior notice; reject a particular purchase order; limit exchanges among Artisan Partners Funds; and/or refuse to open an account. If inappropriate trading is detected in an account registered in the name of a financial intermediary or plan sponsor (as applicable), Artisan Partners Funds may request that the financial intermediary or plan sponsor (as applicable) take action to prevent the particular investor or investors from engaging in that trading.

Rejection of future purchases by a retirement plan because of inappropriate trading activity by one or more plan participants is likely to impose adverse consequences on the plan and on other participants who did not engage in inappropriate trading. To avoid those collateral consequences, for retirement plans, Artisan Partners Funds generally will communicate with the financial intermediary or plan sponsor and request that the financial intermediary or plan sponsor take action to cause the inappropriate trading activity to cease. If inappropriate trading activity recurs, Artisan Partners Funds may refuse all future purchases from the plan, including those of plan participants not involved in the inappropriate activity.

A financial intermediary through which you may purchase shares of a Fund may also independently attempt to identify trading it considers inappropriate, which may include frequent or short-term trading, and take steps to deter such activity. In some cases, the financial intermediary may require the Funds’ consent or direction to undertake those efforts. In other cases, Artisan Partners Funds may elect to allow the financial intermediary to apply its own policies with respect to inappropriate trading in lieu of seeking to apply Artisan Partners Funds’ policies to shareholders investing in the Funds through such financial intermediary, based upon Artisan Partners Funds’ conclusion that the financial intermediary’s policies sufficiently protect shareholders of the Funds. In either case, the Funds may have little or no ability to modify the parameters or limits on trading activity set by the financial intermediary. As a result, a financial intermediary may limit or permit trading activity of its customers who invest in Fund shares using standards different from the standards used by the Funds and discussed in this statutory prospectus. The Funds’ ability to impose restrictions on trading activity with respect to accounts traded through a particular financial intermediary may also vary depending on the system capabilities, applicable contractual and legal restrictions and cooperation of the particular financial intermediary. If you purchase Fund shares through a financial intermediary, you should contact the financial intermediary for more information about whether and how restrictions or limitations on trading activity will be applied to your account.

Artisan Partners Funds expects direct investors in Institutional Shares of the Funds who do not trade through a financial intermediary that trades electronically to engage in relatively few transactions. Artisan Partners Funds considers more excessive transactions (purchase or redemption) in Institutional Shares by such a direct investor inappropriate.

The identification of inappropriate trading involves judgments that are inherently subjective and the above actions alone or taken together with the other means by which Artisan Partners Funds seeks to discourage certain types of inappropriate trading (through the use of short term redemption fees on Artisan High Income Fund and fair value pricing, for example) cannot eliminate the possibility that inappropriate trading activity in the Funds will occur. Trading activity, appropriate or inappropriate, may affect the Funds and other shareholders (see “Risks You Should Consider”).

PORTFOLIO SECURITY HOLDINGS DISCLOSURE

A complete list of each Fund’s portfolio holdings as of the close of each calendar quarter will be made publicly available on the 15th day of the following calendar quarter, or such other date as Artisan Partners Funds may determine for each Fund on Artisan Partners Funds’ website (www.artisanpartners.com). A complete list of portfolio holdings is also included in reports the Funds file with the SEC after the end of each quarter. A Fund may disclose its top ten holdings or an incomplete list of its holdings or discuss one or more portfolio holdings provided that the holdings have been made publicly available on Artisan Partners Funds’ website at least one day prior to disclosure of such information or has been included in an SEC filing that is required to include the information. Any such list of holdings or discussion of one or more portfolio holdings will remain available on Artisan Partners Funds’ website at least until the date on which the Funds file a report with the SEC that includes a list of portfolio holdings and is for the period that includes the date as of which such information is current. Portfolio holdings information can be found on Artisan Partners Funds’ website at www.artisanpartners.com/individual-investors/news-insights/research-data/holdings.html. Further discussion about the Funds’ policies and procedures in connection with the disclosure of portfolio holdings is available in the SAI.

COST BASIS REPORTING

Upon the redemption or exchange of your shares in the Fund, the Fund or, if you purchase your shares through a financial intermediary, your financial intermediary generally will be required to provide you and the IRS with cost basis and certain other related tax information about the Fund shares you redeemed or exchanged. If you do not select a particular cost basis reporting method, the Fund or financial intermediary will apply its default cost basis reporting method to your shares. If you hold your shares directly in a Fund account, the Fund’s default method of average cost (or the method you have selected by notifying the Fund) will apply; if you hold your shares in an account with a financial intermediary, the intermediary’s default method (or the method you have selected by notifying the intermediary) will apply. Please see Artisan Partners Funds’ website (www.artisanpartners.com) or call Artisan Partners Funds at 800.344.1770, or consult your financial intermediary, as applicable, for more information regarding available methods for cost basis reporting and how to select or change a particular method. Please consult your tax advisor to determine which available cost basis method is best for you.

DIVIDENDS, CAPITAL GAINS & TAXES

Each Fund intends to distribute substantially all of its net income and net realized capital gains to investors at least annually. Artisan High Income Fund typically declares income distributions daily and pays income distributions monthly, and distributes net realized capital gains no less frequently than annually. Each Fund’s investment decisions generally are made without regard to tax consequences to shareholders. As a result, each Fund may be less tax-efficient than other mutual funds that take tax consequences into account in the investment process. The “Fund Summaries” section of this statutory prospectus includes information on each Fund’s after-tax returns.

DISTRIBUTION OPTIONS

When you open an account, you may specify on your application how you want to receive your distributions. If you later want to change your selection, you may submit a written request to the Funds’ transfer agent, call us at 800.344.1770 or visit www.artisanpartners.com if you hold Investor Shares or Advisor Shares. Please call 866.773.7233 if you hold Institutional Shares.

Each Fund offers the following options, which you may select on your application:

Reinvestment Option. Your income dividends and capital gain distributions will be reinvested in additional shares of the Fund. If you do not indicate a choice on your application, we will automatically reinvest your distributions.

Income-Only Option. We will automatically reinvest your capital gain distributions, but send income dividends to you by check or to your predesignated U.S. bank account by EFT.

Capital Gains-Only Option. We will automatically reinvest your income dividends, but send capital gain distributions to you by check or to your predesignated U.S. bank account by EFT.

Cash Option. We will send all distributions to you by check or to your predesignated U.S. bank account by EFT.

In IRA accounts, all distributions are automatically reinvested because payments in cash likely would be subject to income tax and penalties. After you are 59 1/2, you may request payment of distributions in cash. Distributions paid in cash, even after you are 59 1/2, likely will be subject to income tax.

The Funds do not pay dividends or distributions by Federal Reserve wire transfer.

When you reinvest, the reinvestment price is the Fund’s NAV per share of a class of a Fund at the close of business on the reinvestment date.

Distribution checks usually will begin to be mailed promptly after the payment date.

TAXES

The following discussion is a summary of some important U.S. federal income tax considerations generally applicable to investments in the Funds. Your investment in a Fund may have other tax implications. For example, if your investment is held through a tax-advantaged account such as an employee benefit plan or if you are a foreign person (defined below), other results may be obtained and other considerations may apply. Please consult your tax advisor about U.S. federal, state, local or foreign tax laws applicable to you.

When you sign your account application, you are asked to furnish your Social Security or taxpayer identification number and certify that your Social Security or taxpayer identification number is correct, that you are a U.S. person and that you are not subject to backup withholding for failing to report income to the Internal Revenue Service (IRS). If you fail to comply with this procedure, the Fund is required to withhold a percentage of your taxable dividends, distributions and redemptions.

Each Fund has elected and intends to qualify each year to be treated as a “regulated investment company.” A regulated investment company is not subject to U.S. federal income taxes at the fund level on income and gains that are distributed to shareholders in a timely manner.

Taxes on Redemptions. When you redeem shares in a Fund, you will generally recognize a capital gain or loss if there is a difference between the basis of your shares (typically, their cost) and the price you receive when you redeem them. Capital gain or loss realized from a redemption of shares held for more than one year will generally be treated as long-term capital gain or loss. Otherwise, the gain or loss will generally be treated as short-term capital gain or loss.

Whenever you redeem shares of a Fund, you will receive a confirmation statement showing how many shares you sold and at what price. Shareholders holding shares in taxable accounts also may receive a year-end statement early in the following year. This will allow you or your tax preparer to determine the tax consequences of each redemption. (See also “Other Information – Cost Basis Reporting” above.) However, be sure to keep your regular account statements and tax forms; that information will be essential in verifying the amount of your capital gains or losses.

Taxes on Exchanges of Fund Shares. An exchange of shares of one Fund for shares of another Fund will be a taxable transaction. Any gain or loss resulting from such an exchange will generally be treated as a capital gain or loss for U.S. federal income tax purposes, and will be long-term or short-term capital gain or loss depending on how long you have held your shares. For U.S. federal income tax purposes, an exchange of shares of one Fund directly for shares of a different class of the same Fund generally is not expected to be a taxable event or to result in recognition of a gain or loss by the exchanging shareholder.

Taxes on Distributions. Distributions are generally subject to U.S. federal income tax, and may be subject to state or local taxes. If you are a U.S. citizen residing outside the United States, your distributions also may be taxed by the country in which you reside.

Your distributions are generally taxable in the year they are paid, whether you take them in cash or reinvest them in additional shares. However, distributions declared in October, November or December and paid in January of the following year are taxable as if you received them on December 31 of the year in which they were declared.

For federal income tax purposes, a Fund’s income and short-term capital gain distributions are generally taxed as ordinary income, whether paid in cash or in additional shares, except to the extent such distributions are attributable to “qualified dividend income,” as described below.

Long-term capital gain distributions reported by a Fund as capital gain dividends will be taxable as long-term capital gains includible in net capital gains and taxed to individuals at reduced rates. Whether gains realized by a Fund are long-term or short-term depends on the length of time that the Fund held the asset it sold.

Net capital gains rates apply to “qualified dividend income” received by noncorporate shareholders who satisfy certain holding period requirements. The amount of Fund dividends eligible to be taxed as qualified dividend income at the reduced rate generally is not permitted to exceed the amount of the aggregate qualifying dividends received by that Fund. To the extent a Fund distributes amounts of dividends that the Fund determines are eligible for the reduced rates, it will identify the relevant amounts in its annual tax information reports to its shareholders. Artisan High Income Fund generally does not expect a significant portion of its distributions to be derived from qualified dividend income.

A 3.8% Medicare contribution tax is imposed on the “net investment income” of certain individuals, estates and trusts to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends, including any capital gain dividends paid by a Fund, and net gains recognized on the sale, redemption or exchange of shares of a Fund.

A portion of each Fund’s dividends also may be eligible for the dividends-received deduction generally available to corporations. The eligible portion may not exceed the aggregate dividends a Fund receives from U.S. corporations. However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. Artisan High Income Fund generally does not expect a significant portion of its distributions to qualify for the corporate dividends-received deduction.

A Fund’s income or proceeds from investments in foreign securities may be subject to foreign withholding or other taxes, which, where applicable, will reduce the return on those securities. If more than 50% of the value of a Fund’s total assets at the end of its taxable year is invested in foreign securities, the Fund will be eligible to elect to permit shareholders to claim a credit or deduction with respect to foreign taxes incurred by the Fund. A Fund may choose not to make such an election, even if it is eligible to do so.

Early in each calendar year, each of your Funds will send you and the IRS a Form 1099 showing the amount and character of taxable distributions you received (including those reinvested in additional shares) in the previous calendar year. Certain shareholders may receive an annual statement and not a Form 1099.

A Fund’s distributions are generally subject to tax as described herein even if such distributions are paid from income or gains earned by the Fund prior to a shareholder’s investment and thus were included in the price paid for the shares. As a result, if you invest in a Fund shortly before it makes a distribution, the distribution will be taxable even though it may economically represent a return of your investment.

The Funds generally publish estimates of their distributions in advance of the planned record and payment dates, except that Artisan High Income Fund does not publish estimates of daily income dividends. There is no assurance that the Funds will publish such estimates in the future. Those estimates, if published, are for planning purposes and are subject to change.

Taxation of Certain Investments. Certain of a Fund’s investment practices, including transactions in respect of foreign currencies, investments in certain debt obligations and derivatives can affect the amount, timing and character of distributions to shareholders, and may cause the Fund to recognize taxable income in excess of the cash generated by such investments. Thus, a Fund could be required at times to dispose of investments, including when it is not otherwise advantageous to do so, in order to satisfy distribution requirements for treatment as a regulated investment company. Such dispositions could increase the amount of short-term capital gain distributions (taxed at ordinary income rates) and capital gain dividends made to shareholders.

Tax rules are not entirely clear about certain issues relating to debt obligations that are in the lowest rating categories; the Fund will need to address these issues as they arise in order to seek to ensure that it continues to qualify as a regulated investment company.

Non-U.S. Investors. Distributions by a Fund to shareholders that are not “United States persons” within the meaning of the Code (“foreign persons”) properly reported by the Fund as (i) capital gain dividends, (ii) “interest-related dividends” (i.e., U.S.-source interest income that, in general, would not be subject to U.S. federal income tax if earned directly by an individual foreign person) and (iii) “short-term capital gain dividends” (i.e., net short-term capital gains in excess of net long-term capital losses, in each case to the extent such distributions were properly reported as such by the regulated investment company) generally are not subject to withholding of U.S. federal income tax. Distributions by a Fund to foreign persons other than capital gain dividends, interest-related dividends, and short-term capital gain dividends generally are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). Foreign persons should refer to the SAI for further information and should consult their tax advisors as to the tax consequences to them of owning Fund shares.

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FINANCIAL HIGHLIGHTS

The financial highlights tables are intended to help you understand the Funds’ financial performance for each share class for the past 5 years or, if shorter, for the period of a Fund’s operations. Certain information reflects financial results for a single Fund share. The total returns in the tables represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the financial statements audited by Ernst & Young LLP, the Funds’ independent registered public accounting firm, whose report, along with each Fund’s financial statements, is included in the Funds’ annual report, which is available upon request.

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Less Distributions From			Net Asset Value, End of Period
					Net Investment Income	Net Realized Gains	Total Distributions

Developing World Fund
Investor Shares
9/30/2015(5)	$10.00	— (6)	(1.61)	(1.61)	—	—	—	$8.39
Institutional Shares
9/30/2015(5)	$10.00	(0.01)	(1.60)	(1.61)	—	—	—	$8.39
Advisor Shares
9/30/2015(5)	$10.00	(0.01)	(1.60)	(1.61)	—	—	—	$8.39

Emerging Markets Fund
Investor Shares(7)
9/30/2015	$12.54	0.02	(2.56)	(2.54)	(0.10)	—	(0.10)	$9.90
9/30/2014	$12.32	0.08	0.20	0.28	(0.06)	—	(0.06)	$12.54
9/30/2013	$12.76	0.10	(0.38)	(0.28)	(0.16)	—	(0.16)	$12.32
9/30/2012	$11.38	0.10	1.38	1.48	(0.07)	(0.03)	(0.10)	$12.76
9/30/2011	$15.24	0.18	(3.94)	(3.76)	(0.10)	—	(0.10)	$11.38
Institutional Shares
9/30/2015	$12.52	0.02	(2.53)	(2.51)	(0.18)	—	(0.18)	$9.83
9/30/2014	$12.32	0.12	0.20	0.32	(0.12)	—	(0.12)	$12.52
9/30/2013	$12.75	0.14	(0.37)	(0.23)	(0.20)	—	(0.20)	$12.32
9/30/2012	$11.37	0.15	1.36	1.51	(0.10)	(0.03)	(0.13)	$12.75
9/30/2011	$15.23	0.21	(3.93)	(3.72)	(0.14)	—	(0.14)	$11.37

Global Equity Fund
Investor Shares
9/30/2015	$16.18	(0.03)	0.07	0.04	—	(0.49)	(0.49)	$15.73
9/30/2014	$15.72	(0.02)	1.23	1.21	—	(0.75)	(0.75)	$16.18
9/30/2013	$13.05	(0.01)	3.23	3.22	(0.03)	(0.52)	(0.55)	$15.72
9/30/2012	$9.83	0.05	3.38	3.43	(0.03)	(0.18)	(0.21)	$13.05
9/30/2011	$10.23	(0.03)	(0.23)	(0.26)	(0.06)	(0.08)	(0.14)	$9.83
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)(4)	Ratio of Net Investment Income (Loss) to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)

Developing World Fund
Investor Shares
9/30/2015(5)	(16.10)%	$20,642	1.50%	2.23%	(0.20)%	9.00%
Institutional Shares
9/30/2015(5)	(16.10)%	$39,993	1.40%	2.03%	(0.44)%	9.00%
Advisor Shares
9/30/2015(5)	(16.10)%	$58,196	1.40%	1.96%	(0.37)%	9.00%

Emerging Markets Fund
Investor Shares(7)
9/30/2015	(20.44)%	$22,842	1.50%	1.79%	0.16%	28.03%
9/30/2014	2.29%	$67,065	1.50%	1.51%	0.64%	32.26%
9/30/2013	(2.25)%	$199,920	1.48%	n/a	0.76%	35.89%
9/30/2012	13.10%	$292,420	1.48%	n/a	0.85%	38.19%
9/30/2011	(24.86)%	$317,186	1.47%	n/a	1.19%	30.86%
Institutional Shares
9/30/2015	(20.43)%	$27,961	1.36%	n/a	0.16%	28.03%
9/30/2014	2.65%	$338,286	1.19%	n/a	0.96%	32.26%
9/30/2013	(1.91)%	$462,471	1.18%	n/a	1.15%	35.89%
9/30/2012	13.47%	$494,836	1.16%	n/a	1.25%	38.19%
9/30/2011	(24.67)%	$352,093	1.19%	n/a	1.41%	30.86%

Global Equity Fund
Investor Shares
9/30/2015	0.20%	$296,380	1.37%	n/a	(0.19)%	78.44%
9/30/2014	7.94%	$236,270	1.46%	n/a	(0.14)%	89.24%
9/30/2013	25.51%	$156,091	1.50%	1.77%	(0.08)%	126.40%
9/30/2012	35.43%	$15,538	1.50%	3.05%	0.43%	98.03%
9/30/2011	(2.66)%	$10,908	1.50%	3.12%	0.28%	150.01%
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Less Distributions From			Net Asset Value, End of Period
					Net Investment Income	Net Realized Gains	Total Distributions

Global Opportunities Fund
Investor Shares
9/30/2015	$18.92	0.01	(0.09)	(0.08)	(0.06)	(0.43)	(0.49)	$18.35
9/30/2014	$17.29	0.01	1.62	1.63	—	—	—	$18.92
9/30/2013	$14.27	(0.05)	3.07	3.02	—	—	—	$17.29
9/30/2012	$10.90	(0.06)	3.54	3.48	—	(0.11)	(0.11)	$14.27
9/30/2011	$10.99	(0.09)	0.13	0.04	—	(0.13)	(0.13)	$10.90
Institutional Shares
9/30/2015	$19.04	0.07	(0.11)	(0.04)	(0.11)	(0.43)	(0.54)	$18.46
9/30/2014	$17.35	0.07	1.62	1.69	—	—	—	$19.04
9/30/2013	$14.29	(0.01)	3.07	3.06	—	—	—	$17.35
9/30/2012	$10.88	0.01	3.51	3.52	—	(0.11)	(0.11)	$14.29
9/30/2011(8)	$13.38	(0.02)	(2.48)	(2.50)	—	—	—	$10.88
Advisor Shares
9/30/2015(9)	$19.16	0.02	(0.81)	(0.79)	—	—	—	$18.37

Global Small Cap Fund
Investor Shares
9/30/2015	$11.07	(0.04)	(0.24)	(0.28)	(0.02)	(0.14)	(0.16)	$10.63
9/30/2014	$10.61	0.01	0.48	0.49	(0.01)	(0.02)	(0.03)	$11.07
9/30/2013(10)	$10.00	0.01	0.60	0.61	—	—	—	$10.61

Global Value Fund
Investor Shares
9/30/2015	$15.63	0.07	(0.71)	(0.64)	(0.08)	(0.44)	(0.52)	$14.47
9/30/2014	$14.44	0.09	1.45	1.54	(0.09)	(0.26)	(0.35)	$15.63
9/30/2013	$11.58	0.06	2.89	2.95	(0.06)	(0.03)	(0.09)	$14.44
9/30/2012	$9.28	0.05	2.42	2.47	—	(0.17)	(0.17)	$11.58
9/30/2011	$9.37	0.06	(0.07)	(0.01)	(0.08)	—	(0.08)	$9.28
Institutional Shares
9/30/2015	$15.67	0.11	(0.73)	(0.62)	(0.11)	(0.44)	(0.55)	$14.50
9/30/2014	$14.46	0.13	1.45	1.58	(0.11)	(0.26)	(0.37)	$15.67
9/30/2013	$11.58	0.07	2.91	2.98	(0.07)	(0.03)	(0.10)	$14.46
9/30/2012(11)	$10.75	0.01	0.82	0.83	—	—	—	$11.58
Advisor Shares
9/30/2015(9)	$15.60	0.05	(1.17)	(1.12)	—	—	—	$14.48
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)(4)	Ratio of Net Investment Income (Loss) to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)

Global Opportunities Fund
Investor Shares
9/30/2015	(0.46)%	$669,846	1.19%	n/a	0.07%	55.53%
9/30/2014	9.43%	$724,237	1.20%	n/a	0.07%	45.14%
9/30/2013	21.16%	$542,242	1.28%	n/a	(0.29)%	41.76%
9/30/2012	32.37%	$228,090	1.34%	n/a	(0.46)%	43.30%
9/30/2011	0.14%	$142,758	1.40%	n/a	(0.73)%	76.18%
Institutional Shares
9/30/2015	(0.23)%	$631,904	0.95%	n/a	0.36%	55.53%
9/30/2014	9.74%	$435,471	0.97%	n/a	0.35%	45.14%
9/30/2013	21.41%	$211,907	1.03%	n/a	(0.05)%	41.76%
9/30/2012	32.68%	$84,183	1.08%	n/a	0.07%	43.30%
9/30/2011(8)	(18.68)%	$12,969	1.50%	2.22%	(1.42)%	76.18%
Advisor Shares
9/30/2015(9)	(4.12)%	$54,172	1.10%	1.46%	0.24%	55.53%

Global Small Cap Fund
Investor Shares
9/30/2015	(2.56)%	$130,095	1.50%	1.53%	(0.36)%	89.66%
9/30/2014	4.62%	$166,112	1.50%	1.55%	0.09%	72.15%
9/30/2013(10)	6.10%	$39,578	1.50%	2.51%	0.37%	9.98%

Global Value Fund
Investor Shares
9/30/2015	(4.32)%	$826,965	1.28%	n/a	0.46%	19.41%
9/30/2014	10.75%	$1,308,060	1.30%	n/a	0.59%	25.41%
9/30/2013	25.68%	$783,265	1.37%	n/a	0.45%	30.79%
9/30/2012	26.90%	$217,057	1.50%	1.51%	0.50%	22.34%
9/30/2011	(0.23)%	$65,666	1.50%	1.72%	0.56%	32.32%
Institutional Shares
9/30/2015	(4.16)%	$512,600	1.03%	n/a	0.73%	19.41%
9/30/2014	11.05%	$559,120	1.04%	n/a	0.82%	25.41%
9/30/2013	25.98%	$361,556	1.10%	n/a	0.54%	30.79%
9/30/2012(11)	7.72%	$48,849	1.50%	2.43%	0.32%	22.34%
Advisor Shares
9/30/2015(9)	(7.18)%	$185,741	1.20%	1.23%	0.70%	19.41%
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Less Distributions From			Redemption Fees	Net Asset Value, End of Period
					Net Investment Income	Net Realized Gains	Total Distributions

High Income Fund
Investor Shares
9/30/2015	$9.97	0.61	(0.44)	0.17	(0.61)	(0.04)	(0.65)	—	$9.49
9/30/2014(12)	$10.00	0.27	(0.07)	0.20	(0.24)	—	(0.24)	0.01	$9.97
Advisor Shares
9/30/2015	$9.97	0.63	(0.44)	0.19	(0.63)	(0.04)	(0.67)	—	$9.49
9/30/2014(12)	$10.00	0.28	(0.08)	0.20	(0.24)	—	(0.24)	0.01	$9.97

International Fund
Investor Shares
9/30/2015	$30.04	0.17	(3.01)	(2.84)	(0.23)	—	(0.23)	—	$26.97
9/30/2014	$28.66	0.26	1.41	1.67	(0.29)	—	(0.29)	—	$30.04
9/30/2013	$23.54	0.31	5.08	5.39	(0.27)	—	(0.27)	—	$28.66
9/30/2012	$18.37	0.28	5.17	5.45	(0.28)	—	(0.28)	—	$23.54
9/30/2011	$20.57	0.26	(2.28)	(2.02)	(0.18)	—	(0.18)	—	$18.37
Institutional Shares
9/30/2015	$30.27	0.21	(3.00)	(2.79)	(0.29)	—	(0.29)	—	$27.19
9/30/2014	$28.86	0.32	1.43	1.75	(0.34)	—	(0.34)	—	$30.27
9/30/2013	$23.70	0.38	5.10	5.48	(0.32)	—	(0.32)	—	$28.86
9/30/2012	$18.50	0.33	5.21	5.54	(0.34)	—	(0.34)	—	$23.70
9/30/2011	$20.72	0.32	(2.31)	(1.99)	(0.23)	—	(0.23)	—	$18.50
Advisor Shares
9/30/2015(9)	$31.25	0.07	(4.32)	(4.25)	—	—	—	—	$27.00

International Small Cap Fund
Investor Shares
9/30/2015	$24.30	0.03	0.42	0.45	—	(1.38)	(1.38)	—	$23.37
9/30/2014	$26.39	(0.01)	(0.35)	(0.36)	(0.12)	(1.61)	(1.73)	—	$24.30
9/30/2013	$20.75	0.05	5.82	5.87	(0.23)	—	(0.23)	—	$26.39
9/30/2012	$16.44	0.24	4.14	4.38	(0.07)	—	(0.07)	—	$20.75
9/30/2011	$18.63	0.07	(2.25)	(2.18)	(0.01)	—	(0.01)	—	$16.44
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)(4)	Ratio of Net Investment Income (Loss) to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)

High Income Fund
Investor Shares
9/30/2015	1.73%	$424,685	1.09%	n/a	6.20%	91.33%
9/30/2014(12)	2.08%	$278,360	1.11%	n/a	5.01%	56.46%
Advisor Shares
9/30/2015	1.88%	$489,374	0.93%	n/a	6.38%	91.33%
9/30/2014(12)	2.12%	$227,631	0.99%	n/a	5.20%	56.46%

International Fund
Investor Shares
9/30/2015	(9.55)%	$10,156,292	1.17%	n/a	0.54%	45.02%
9/30/2014	5.85%	$13,607,488	1.17%	n/a	0.85%	46.49%
9/30/2013	23.11%	$9,829,540	1.20%	n/a	1.21%	42.00%
9/30/2012	30.05%	$6,877,615	1.19%	n/a	1.32%	55.39%
9/30/2011	(9.95)%	$5,837,067	1.22%	n/a	1.18%	70.36%
Institutional Shares
9/30/2015	(9.34)%	$4,973,656	0.95%	n/a	0.70%	45.02%
9/30/2014	6.10%	$3,926,338	0.95%	n/a	1.05%	46.49%
9/30/2013	23.35%	$3,591,684	0.97%	n/a	1.43%	42.00%
9/30/2012	30.37%	$2,772,675	0.98%	n/a	1.52%	55.39%
9/30/2011	(9.76)%	$1,989,341	0.99%	n/a	1.42%	70.36%
Advisor Shares
9/30/2015(9)	(13.60)%	$2,465,135	1.07%	1.07%	0.47%	45.02%

International Small Cap Fund
Investor Shares
9/30/2015	2.02%	$961,035	1.52%	n/a	0.13%	43.84%
9/30/2014	(1.66)%	$1,090,091	1.50%	n/a	(0.05)%	57.94%
9/30/2013	28.50%	$996,150	1.51%	n/a	0.19%	59.47%
9/30/2012	26.77%	$716,049	1.50%	n/a	1.27%	42.01%
9/30/2011	(11.70)%	$554,726	1.50%	n/a	0.35%	44.76%
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Less Distributions From			Net Asset Value, End of Period
					Net Investment Income	Net Realized Gains	Total Distributions

International Value Fund
Investor Shares
9/30/2015	$36.56	0.21	(1.79)	(1.58)	(0.55)	(1.81)	(2.36)	$32.62
9/30/2014	$37.01	0.32	2.01	2.33	(0.63)	(2.15)	(2.78)	$36.56
9/30/2013	$28.72	0.28	8.44	8.72	(0.29)	(0.14)	(0.43)	$37.01
9/30/2012	$23.44	0.29	5.07	5.36	(0.01)	(0.07)	(0.08)	$28.72
9/30/2011	$24.74	0.30	(1.25)	(0.95)	(0.35)	—	(0.35)	$23.44
Institutional Shares
9/30/2015	$36.71	0.30	(1.81)	(1.51)	(0.62)	(1.81)	(2.43)	$32.77
9/30/2014	$37.12	0.41	2.00	2.41	(0.67)	(2.15)	(2.82)	$36.71
9/30/2013	$28.80	0.34	8.46	8.80	(0.34)	(0.14)	(0.48)	$37.12
9/30/2012	$23.47	0.34	5.09	5.43	(0.03)	(0.07)	(0.10)	$28.80
9/30/2011	$24.76	0.35	(1.24)	(0.89)	(0.40)	—	(0.40)	$23.47
Advisor Shares
9/30/2015(9)	$35.54	0.15	(3.03)	(2.88)	—	—	—	$32.66

Mid Cap Fund
Investor Shares
9/30/2015	$47.67	(0.36)	1.99	1.63	—	(4.88)	(4.88)	$44.42
9/30/2014	$48.69	(0.36)	3.14	2.78	—	(3.80)	(3.80)	$47.67
9/30/2013	$38.80	(0.26)	11.97	11.71	—	(1.82)	(1.82)	$48.69
9/30/2012	$31.14	(0.28)	7.94	7.66	—	—	—	$38.80
9/30/2011	$29.55	(0.26)	1.85	1.59	—	—	—	$31.14
Institutional Shares
9/30/2015	$49.98	(0.26)	2.08	1.82	—	(4.88)	(4.88)	$46.92
9/30/2014	$50.75	(0.24)	3.27	3.03	—	(3.80)	(3.80)	$49.98
9/30/2013	$40.27	(0.17)	12.47	12.30	—	(1.82)	(1.82)	$50.75
9/30/2012	$32.23	(0.20)	8.24	8.04	—	—	—	$40.27
9/30/2011	$30.50	(0.16)	1.89	1.73	—	—	—	$32.23
Advisor Shares
9/30/2015(9)	$46.88	(0.17)	(2.25)	(2.42)	—	—	—	$44.46
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)(4)	Ratio of Net Investment Income (Loss) to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)

International Value Fund
Investor Shares
9/30/2015	(4.67)%	$5,229,869	1.17%	n/a	0.60%	23.74%
9/30/2014	6.50%	$8,953,691	1.16%	n/a	0.86%	20.45%
9/30/2013	30.71%	$8,158,057	1.16%	n/a	0.85%	32.99%
9/30/2012	22.94%	$5,081,735	1.17%	n/a	1.08%	20.42%
9/30/2011	(4.01)%	$3,232,649	1.18%	n/a	1.10%	30.90%
Institutional Shares
9/30/2015	(4.44)%	$2,606,468	0.96%	n/a	0.86%	23.74%
9/30/2014	6.73%	$2,456,145	0.96%	n/a	1.09%	20.45%
9/30/2013	30.92%	$2,292,085	0.97%	n/a	1.03%	32.99%
9/30/2012	23.19%	$1,557,500	0.98%	n/a	1.29%	20.42%
9/30/2011	(3.84)%	$1,042,833	0.99%	n/a	1.30%	30.90%
Advisor Shares
9/30/2015(9)	(8.10)%	$2,782,652	1.06%	1.07%	0.87%	23.74%

Mid Cap Fund
Investor Shares
9/30/2015	3.20%	$3,909,986	1.19%	n/a	(0.76)%	51.39%
9/30/2014	6.04%	$5,220,973	1.20%	n/a	(0.74)%	55.19%
9/30/2013	31.53%	$5,525,387	1.22%	n/a	(0.64)%	43.72%
9/30/2012	24.63%	$5,115,836	1.22%	n/a	(0.78)%	46.21%
9/30/2011	5.38%	$4,500,786	1.24%	n/a	(0.75)%	62.87%
Institutional Shares
9/30/2015	3.45%	$4,482,164	0.95%	n/a	(0.53)%	51.39%
9/30/2014	6.30%	$4,280,444	0.95%	n/a	(0.49)%	55.19%
9/30/2013	31.89%	$3,551,382	0.96%	n/a	(0.39)%	43.72%
9/30/2012	24.95%	$1,602,109	0.97%	n/a	(0.51)%	46.21%
9/30/2011	5.67%	$509,970	0.96%	n/a	(0.47)%	62.87%
Advisor Shares
9/30/2015(9)	(5.16)%	$431,658	1.10%	1.12%	(0.73)%	51.39%
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Less Distributions From			Net Asset Value, End of Period
					Net Investment Income	Net Realized Gains	Total Distributions

Mid Cap Value Fund
Investor Shares
9/30/2015	$27.00	0.20	(2.21)	(2.01)	(0.17)	(2.60)	(2.77)	$22.22
9/30/2014	$26.34	0.12	1.74	1.86	(0.11)	(1.09)	(1.20)	$27.00
9/30/2013	$21.12	0.15	6.22	6.37	(0.12)	(1.03)	(1.15)	$26.34
9/30/2012	$18.88	0.14	3.72	3.86	(0.13)	(1.49)	(1.62)	$21.12
9/30/2011	$18.86	0.14	0.36	0.50	(0.16)	(0.32)	(0.48)	$18.88
Institutional Shares
9/30/2015	$27.05	0.26	(2.22)	(1.96)	(0.24)	(2.60)	(2.84)	$22.25
9/30/2014	$26.38	0.20	1.73	1.93	(0.17)	(1.09)	(1.26)	$27.05
9/30/2013	$21.15	0.21	6.23	6.44	(0.18)	(1.03)	(1.21)	$26.38
9/30/2012(13)	$20.93	0.21	0.01	0.22	—	—	—	$21.15
Advisor Shares
9/30/2015(9)	$25.12	0.12	(3.01)	(2.89)	—	—	—	$22.23

Small Cap Fund
Investor Shares
9/30/2015	$26.76	(0.30)	2.09	1.79	—	—	—	$28.55
9/30/2014	$27.65	(0.31)	(0.58)	(0.89)	—	—	—	$26.76
9/30/2013	$20.90	(0.20)	6.95	6.75	—	—	—	$27.65
9/30/2012	$16.01	(0.15)	5.04	4.89	—	—	—	$20.90
9/30/2011	$14.40	(0.13)	1.74	1.61	—	—	—	$16.01
Institutional Shares
9/30/2015	$26.85	(0.24)	2.11	1.87	—	—	—	$28.72
9/30/2014	$27.70	(0.25)	(0.60)	(0.85)	—	—	—	$26.85
9/30/2013	$20.89	(0.17)	6.98	6.81	—	—	—	$27.70
9/30/2012(14)	$19.62	(0.18)	1.45	1.27	—	—	—	$20.89

Small Cap Value Fund
Investor Shares
9/30/2015	$16.99	0.07	(1.64)	(1.57)	—	(3.23)	(3.23)	$12.19
9/30/2014	$18.06	— (6)	(0.37)	(0.37)	(0.04)	(0.66)	(0.70)	$16.99
9/30/2013	$15.24	0.08	3.23	3.31	(0.13)	(0.36)	(0.49)	$18.06
9/30/2012	$14.30	0.05	2.25	2.30	(0.01)	(1.35)	(1.36)	$15.24
9/30/2011	$14.85	0.01	(0.54)	(0.53)	(0.02)	—	(0.02)	$14.30

Institutional Shares
9/30/2015	$17.04	0.10	(1.65)	(1.55)	—	(3.23)	(3.23)	$12.26
9/30/2014	$18.08	0.05	(0.38)	(0.33)	(0.05)	(0.66)	(0.71)	$17.04
9/30/2013	$15.26	0.11	3.24	3.35	(0.17)	(0.36)	(0.53)	$18.08
9/30/2012(13)	$16.16	0.06	(0.96)	(0.90)	—	—	—	$15.26
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)(4)	Ratio of Net Investment Income (Loss) to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)

Mid Cap Value Fund
Investor Shares
9/30/2015	(8.45)%	$4,345,131	1.19%	n/a	0.81%	31.18%
9/30/2014	7.18%	$9,305,582	1.19%	n/a	0.46%	25.67%
9/30/2013	31.64%	$9,429,674	1.20%	n/a	0.65%	25.73%
9/30/2012	21.35%	$7,753,814	1.20%	n/a	0.67%	27.86%
9/30/2011	2.51%	$6,200,464	1.20%	n/a	0.68%	31.85%
Institutional Shares
9/30/2015	(8.25)%	$1,236,240	0.96%	n/a	1.03%	31.18%
9/30/2014	7.44%	$1,702,469	0.95%	n/a	0.72%	25.67%
9/30/2013	31.97%	$1,366,366	0.98%	n/a	0.86%	25.73%
9/30/2012(13)	1.05%	$275,727	1.01%	n/a	1.04%	27.86%
Advisor Shares
9/30/2015(9)	(11.50)%	$938,389	1.09%	1.11%	1.00%	31.18%

Small Cap Fund
Investor Shares
9/30/2015	6.69%	$863,536	1.23%	n/a	(1.01)%	45.31%
9/30/2014	(3.22)%	$1,231,921	1.21%	n/a	(1.09)%	38.67%
9/30/2013	32.30%	$1,330,188	1.25%	n/a	(0.88)%	42.43%
9/30/2012	30.54%	$676,139	1.28%	n/a	(0.77)%	69.56%
9/30/2011	11.18%	$326,700	1.29%	n/a	(0.73)%	80.26%
Institutional Shares
9/30/2015	6.96%	$389,724	1.02%	n/a	(0.79)%	45.31%
9/30/2014	(3.07)%	$227,772	1.00%	n/a	(0.88)%	38.67%
9/30/2013	32.60%	$224,770	1.06%	n/a	(0.74)%	42.43%
9/30/2012(14)	6.47%	$50,754	1.42%	n/a	(0.93)%	69.56%

Small Cap Value Fund
Investor Shares
9/30/2015	(11.76)%	$458,673	1.26%	n/a	0.48%	39.79%
9/30/2014	(2.33)%	$1,279,518	1.23%	n/a	0.02%	30.72%
9/30/2013	22.24%	$2,421,658	1.24%	n/a	0.46%	26.66%
9/30/2012	16.54%	$2,348,847	1.22%	n/a	0.31%	28.17%
9/30/2011	(3.61)%	$2,607,263	1.20%	n/a	0.06%	47.45%

Institutional Shares
9/30/2015	(11.59)%	$34,513	1.05%	n/a	0.70%	39.79%
9/30/2014	(2.11)%	$306,638	0.99%	n/a	0.30%	30.72%
9/30/2013	22.54%	$342,485	1.00%	n/a	0.70%	26.66%
9/30/2012(13)	(5.57)%	$306,223	1.00%	n/a	0.56%	28.17%
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Net Asset Value, Beginning of Period	Net Investment Income(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Less Distributions From			Net Asset Value, End of Period
					Net Investment Income	Net Realized Gains	Total Distributions

Value Fund
Investor Shares
9/30/2015	$14.14	0.11	(1.66)	(1.55)	(0.11)	(0.92)	(1.03)	$11.56
9/30/2014	$13.38	0.15	1.35	1.50	(0.09)	(0.65)	(0.74)	$14.14
9/30/2013	$11.32	0.12	2.02	2.14	(0.08)	—	(0.08)	$13.38
9/30/2012	$9.11	0.08	2.21	2.29	(0.08)	—	(0.08)	$11.32
9/30/2011	$8.91	0.09	0.19	0.28	(0.08)	—	(0.08)	$9.11
Institutional Shares
9/30/2015	$14.19	0.14	(1.66)	(1.52)	(0.15)	(0.92)	(1.07)	$11.60
9/30/2014	$13.42	0.18	1.35	1.53	(0.11)	(0.65)	(0.76)	$14.19
9/30/2013	$11.35	0.15	2.03	2.18	(0.11)	—	(0.11)	$13.42
9/30/2012	$9.12	0.11	2.21	2.32	(0.09)	—	(0.09)	$11.35
9/30/2011(8)	$10.60	0.02	(1.50)	(1.48)	—	—	—	$9.12
Advisor Shares
9/30/2015(9)	$13.41	0.07	(1.91)	(1.84)	—	—	—	$11.57
Footnotes are presented on Page 111.

FINANCIAL HIGHLIGHTS (CONTINUED)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)	Ratio of Net Investment Income to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)

Value Fund
Investor Shares
9/30/2015	(11.90)%	$341,852	1.00%	n/a	0.78%	74.07%
9/30/2014	11.52%	$1,172,529	0.98%	n/a	1.06%	53.36%
9/30/2013	18.97%	$1,164,460	1.04%	n/a	0.94%	57.90%
9/30/2012	25.42%	$677,753	1.06%	n/a	0.74%	66.13%
9/30/2011	3.10%	$408,647	1.10%	n/a	0.95%	78.36%
Institutional Shares
9/30/2015	(11.69)%	$180,143	0.75%	n/a	1.07%	74.07%
9/30/2014	11.77%	$304,091	0.74%	n/a	1.31%	53.36%
9/30/2013	19.43%	$249,170	0.76%	n/a	1.21%	57.90%
9/30/2012	25.64%	$157,727	0.79%	n/a	1.02%	66.13%
9/30/2011(8)	(13.96)%	$53,515	1.09%	n/a	1.02%	78.36%
Advisor Shares
9/30/2015(9)	(13.72)%	$466,702	0.86%	n/a	1.12%	74.07%

(1)	Computed based on average shares outstanding.
(2)	Periods less than twelve months (where applicable) are not annualized.
(3)	Periods less than twelve months (where applicable) are annualized.
(4)	The ratios exclude expenses waived or paid by Artisan Partners Limited Partnership, if applicable.
(5)	For the period from commencement of operations (June 29, 2015) through September 30, 2015.
(6)	Amount is between $0.005 and $(0.005) per share.
(7)	Effective February 14, 2014, the Emerging Markets Fund’s Advisor Shares were redesignated as Investor Shares.
(8)	For the period from commencement of operations (July 26, 2011) through September 30, 2011.
(9)	For the period from commencement of operations (April 1, 2015) through September 30, 2015.
(10)	For the period from commencement of operations (June 25, 2013) through September 30, 2013.
(11)	For the period from commencement of operations (July 17, 2012) through September 30, 2012.
(12)	For the period from commencement of operations (March 19, 2014) through September 30, 2014.
(13)	For the period from commencement of operations (February 1, 2012) through September 30, 2012.
(14)	For the period from commencement of operations (May 7, 2012) through September 30, 2012.

GLOSSARY

•

BofA Merrill Lynch U.S. High Yield Master II Total Return Index: an index that tracks the performance of below investment grade U.S. dollar-denominated corporate bonds publicly issued in the U.S. domestic market.

•

MSCI ACWI (All Country World Index) Index: a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect the payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. MSCI Inc. is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

MSCI ACWI (All Country World Index) Ex U.S. Index: a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets, excluding the U.S. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect the payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. MSCI Inc. is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

MSCI ACWI (All Country World Index) Small Cap Index: a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of small cap securities in developed and emerging markets. The index’s returns include reinvested dividends but, unlike the Fund’s returns, do not reflect the payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. MSCI Inc. is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

MSCI EAFE Index: is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the U.S. and Canada. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect the payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. MSCI Inc. is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

MSCI EAFE Small Cap Index: is a free float-adjusted market capitalization index that is designed to measure the equity market performance of small companies in developed markets, excluding the U.S. and Canada. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect the payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. MSCI Inc. is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

MSCI EAFE Value Index: is a free float-adjusted market capitalization index that is designed to measure the equity market performance of companies in developed markets, excluding the U.S. and Canada, that exhibit value investment style characteristics according to MSCI Inc.’s methodology. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. MSCI Inc. is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

MSCI Emerging Markets Index: is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. The index’s returns include reinvested dividends, but unlike the Funds’ returns, do not reflect the payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. MSCI Inc. is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

Russell Midcap® Index: an unmanaged, market capitalization-weighted index representing the smallest 800 companies in the Russell 1000® Index. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect the payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. Russell Investments is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

Russell Midcap® Growth Index: an unmanaged, market capitalization-weighted index of those medium-sized companies included in the Russell Midcap® Index with higher price-to-book and higher forecasted growth values. The stocks are also members of the Russell 1000® Growth Index. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. Russell Investments is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

Russell Midcap® Value Index: an unmanaged, market capitalization-weighted index of those medium-sized companies included in the Russell Midcap® Index with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000® Value Index. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. Russell Investments is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

Russell 1000® Index: an unmanaged, market capitalization-weighted index of the 1,000 largest U.S. companies in the Russell 3000® Index. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect the payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. Russell Investments is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

Russell 1000® Value Index: an unmanaged, market capitalization-weighted index of those large U.S. companies included in the Russell 1000® Index with lower price-to-book ratios and lower forecasted growth values. The index’s returns include reinvested dividends but, unlike the Fund’s returns, do not reflect the payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. Russell Investments is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

Russell 2000® Index: an unmanaged, market capitalization-weighted index of the 2,000 smallest U.S. companies in the Russell 3000® Index. The index’s returns include reinvested dividends but, unlike the Fund’s returns, do not reflect the payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. Russell Investments is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

Russell 2000® Growth Index: an unmanaged, market capitalization-weighted index of those small U.S. companies included in the Russell 2000® Index with higher price-to-book ratios and higher forecasted growth values. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. Russell Investments is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•

Russell 2000® Value Index: an unmanaged, market capitalization-weighted index of those small U.S. companies included in the Russell 2000® Index with lower price-to-book ratios and lower forecasted growth values. The index’s returns include reinvested dividends but, unlike the Funds’ returns, do not reflect payment of sales commission or other expenses incurred in the purchase or sale of the securities included in the index. Russell Investments is the owner of the trademarks, service marks and copyrights related to the index. An investment cannot be made directly in an index.

•	Weighted average market capitalization: the average of the market capitalizations of the companies in a portfolio weighted by the size of each company’s position within the portfolio.

For purposes of any electronic version of this statutory prospectus, the universal resource locators (URLs) referenced in this statutory prospectus are not intended to incorporate the contents of any website referenced into this statutory prospectus.

For more detail on the Funds, you may request the SAI, which is incorporated in this prospectus by reference.

You can find more information about a Fund’s investments in its annual and semiannual reports to shareholders. The annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its most recent fiscal period.

To view or print the SAI, the annual and semiannual reports to shareholders and other information about Artisan Partners Funds, visit www.artisanpartners.com or http://hosted.rightprospectus.com/Artisan. Call 800.344.1770 to receive a free copy of those documents or if you have a question or would like to receive other information about Artisan Partners Funds.

HTML and text-only versions of the Funds’ documents can be viewed online or downloaded from the EDGAR database on the SEC’s Internet website at www.sec.gov. You may also review and copy those documents by visiting the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202.551.8090. In addition, copies may be obtained, after mailing the appropriate duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-1520 or by e-mail request at publicinfo@sec.gov.

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